UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

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THE KROGER CO.
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Fellow Shareholders,

When I joined Kroger earlier this year, I got straight to the thing I enjoy the most – walking our stores, distribution centers and manufacturing facilities.

I watched how our customers shopped – what they put in their carts and what they left on the shelf. I heard from associates across the company about what is going well and what we need to do better.

I found a lot to be proud of.

Kroger serves more than 11 million customers a day. Our stores support communities across America, run by associates who know what their neighbors need and want. The company’s Our Brands portfolio competes with national brands on both quality and affordability. Our eCommerce business is growing quickly and is set to be profitable this year for the first time in the company’s history. We have industry-leading data and insight capabilities. Few retailers start with a foundation this strong, and even fewer have this much room to grow from it.

With that in mind, today, we have a gap between where we are and becoming the best Kroger we can be – and I am relentlessly focused on closing that gap as fast as possible.

Building on a solid foundation

Kroger must operate more efficiently. From sourcing products to managing goods and services, to structuring the organization, we need to move faster and take better advantage of our near-national scale.

We are working to free up resources so they can create the most value. Every dollar saved goes somewhere specific – lowering prices and improving the customer experience.

Our Brands has an important role to play in this equation. Growing our owned brand penetration will help our customers save while improving shareholder value. Every time a customer picks one of our brands instead of a national brand, we earn better margins and they get a better deal. This year, we are improving quality by reformulating our products, refining ingredients and benchmarking against the best items we can find. When customers choose an Our Brands product, we want them to know they made the smartest choice in the aisle.

Investing in affordability

Value is more than the price on the shelf. It's the right combination of affordability and quality — and it is what earns customer loyalty. Customers should find everyday prices they trust, paired with promotions that are simple and easy to understand.

We are lowering prices and sharpening our promotions so value is easy to see. Our customers need to trust they will find the best prices on the high-quality products Kroger is known for. That’s why we are taking a disciplined look across our operations to unlock cost savings – and reinvesting those dollars directly into lower prices for our customers. This includes how we source products, how we manage our supply chain and how we modernize our work through initiatives like the Kroger Capability Center. This work is complementary – the savings we generate today become value our customers receive tomorrow.

Growing our footprint in stores and online

I have real conviction in our stores. They are highly efficient and offer customers an experience our competitors simply cannot match: Fresh food, real value, broad assortment and genuine convenience. When a customer walks into a Kroger store and finds exactly what they need, at a price they trust, with associates who are ready to help – that is the experience we are building toward. In every store, every visit. Kroger has all the ingredients required to win in food retail, and Kroger is built to lead.

That is why we are laying the groundwork to open more new stores and complete more renovations than in previous years, growing new stores by 30% in 2026. We will also evaluate a range of formats, including smaller and medium-sized stores, so we can serve more customers in more communities.

eCommerce is one of our most important growth engines. We are extending our reach through third-party delivery that prioritizes profitability alongside growth. As eCommerce grows, it fuels our retail media business, which creates value for our suppliers and generates profit we can reinvest in lower prices for customers.

Underpinning all of this is our investment in technology, including AI. Used well, it helps us understand the neighborhoods we serve, spot problems before they grow and give our associates simpler tools to do their jobs. We have many examples live today, including a program that helps fresh products move through our supply chain faster and at a lower cost. This means customers get better quality and we operate more efficiently. Technology will not replace good operators, it will make good operators better. That's how we intend to use it.

As I told you in March, I’ve been in the food business long enough to know what good looks like. It starts with the customer, builds with consistent and disciplined execution, and requires a team who wants to win.

In my four months at Kroger, I’ve seen the foundation, the assets and the people. It's on me to make sure we move with the speed and conviction this moment demands to provide a better experience for our customers, remove barriers for our associates, and deliver strong returns for our shareholders.

I remain incredibly excited to be on this team and look forward to what we will achieve together.

Thank you,

Greg Foran

CEO, The Kroger Co.

Gregory S. Foran

CEO, The Kroger Co.

Fellow Shareholders,

I’ve been part of Kroger’s story for a while now. And I know the company well enough to know Kroger is at its best when we deliver on the basics – taking care of our customers, running great stores and focusing our resources where they provide the most value.

2025 was a strong year – we nearly doubled our identical sales without fuel, grew earnings per share by 9% and delivered a great store experience. The eCommerce business we’ve been building crossed $16 billion in sales. These results reflect the hard work of more than 403,000 associates and the real ways they serve communities across the country. Strong results are the starting point of meaningful growth, and we still have more work to do.

An important part of the work we did last year was to find the right person for the CEO seat. The Board of Directors knew selecting the first external CEO would be a defining decision in Kroger’s history, and we were deliberate in the choice. I am confident we got it right.

Before he started, we knew Greg Foran was the real deal – and I’ve seen it continue to be true in the four months since his first day. Immediately, he began traveling to stores, visiting distribution centers and walking manufacturing facilities. He talked with associates and asked the difficult questions necessary to form clear views about what we need to accomplish together. Greg is direct about our opportunities and honest about the path forward. This is what Kroger needs today and while writing our next chapter.

I want to close with a personal reflection.

Kroger has been around for 143 years and navigated a lot in that time – all to come out stronger on the other side. Companies achieve this kind of staying power when everyone from the stores to the manufacturing floor to the support offices show up and work toward a common goal.

In my year as CEO and many before as a board member, I got to know our associates. I have a great respect for them and am confident we are moving in the right direction and moving fast.

Thank you for your continued trust in our Board of Directors – and I look forward to seeing you in our stores.

Ronald L. Sargent

Chairman, The Kroger Co.

Zero Hunger | Zero Waste: Community Service Award Recipients

We encourage our associates to volunteer to serve our communities in ways that align with Kroger’s Zero Hunger | Zero Waste impact plan. Their personal commitment and dedication to local hunger relief agencies and other nonprofit organizations helps the Company live our Purpose: to Feed the Human Spirit. These are our 2025 Community Service Award recipients:

Atlanta Division Alana Serrette	Fry’s Division Robyn Ware	Mid-Atlantic Division Dick Foster
Central Division Linda Shaw	Houston Division Shelly Crichlow	Nashville Division Nancy Lee Alexander
Dallas Division Heath Hill	Louisville Division Allison Gousha	QFC Division Allison Todd
Delta Division Dennis Cobb	Manufacturing Rosi Lempea	Roundy’s Division Sue Clark
Dillons Division Nichole Miller Christine Logan	Mariano’s Division Micah Kephart	Smith’s Division Debra Grusman
Fred Meyer Division Anthony Purdie	Michigan Division Abigail Baker	Store Support Center Tim Leach Conner McFerron

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Overview of Voting Matters and Board Recommendations

Proposals	Board Recommendation
No. 1 Election of Directors	FOR Each Director Nominee recommended by your Board
No. 2 Approval, on an Advisory Basis of Named Executive Officer Compensation	FOR
No. 3 Ratification of Independent Auditors	FOR
No. 4 Approval of The Kroger Co. 2019 Second Amended and Restated Long-Term Incentive Plan	FOR
No. 5 Shareholder Proposal	AGAINST

Corporate Governance Highlights

Kroger is committed to strong corporate governance. We believe that strong governance builds trust and promotes the long-term interests of our shareholders. Highlights of our corporate governance practices include the following:

Board Governance Practices

✓	Strong Board oversight of enterprise risk.

✓	Strong experienced independent Lead Director with clearly defined role and responsibilities.

✓	Commitment to Board refreshment and diversity of skills, background and experience.

✓	Annual evaluation of the CEO by the independent directors, led by the independent Lead Director.

✓	All director nominees are independent, except for the CEO and the Chairman.

✓	All five Board Committees are fully independent.

✓	Annual Board and Committee self-assessments conducted by the independent Lead Director or an independent third party.

✓	Regular executive sessions of the independent directors, at the Board and Committee level.

✓	High degree of Board interaction with management to ensure successful oversight and succession planning.

✓	Balanced tenure.

✓	Robust shareholder engagement program.

✓	Robust code of ethics.

Shareholder Rights

✓	Annual director election.

✓	Simple majority standard for uncontested director elections and plurality in contested elections.

✓	No poison pill.

✓	Shareholders have the right to call a special meeting.

✓	Robust, long-standing shareholder engagement program with regular engagements, including with Lead Director, to better understand shareholders’ perspectives and concerns on a broad array of topics.

✓	Direct proxy access for director nominees, enabling a shareholder, or group of up to 20 shareholders, holding 3% of the Company’s common shares for at least three years to nominate candidates for the greater of two seats or 20% of Board nominees.

Compensation Governance

✓	Robust clawback and recoupment policy in compliance with NYSE listing rules.

✓	Pay program tied to performance and business strategy.

✓	Majority of pay is long-term and at-risk with no guaranteed bonuses or salary increases.

✓	Stock ownership guidelines align executive and director interests with those of shareholders.

✓	Prohibition on all hedging, pledging, and short sales of Kroger securities by directors and executive officers.

Responsible Business Strategy

✓	Long-standing Board Committee dedicated to oversight of topics related to corporate responsibility—

Public Responsibilities Committee — formed in 1977.

✓	Annual report sharing progress for Kroger’s responsible business strategy and Zero Hunger | Zero Waste impact plan, including efforts to improve Food Access and Affordability, Health and Nutrition, and Waste and Circularity.

✓	The 2025 Responsible Business Report represents the 19th year of describing our progress and initiatives regarding sustainability and other matters of corporate responsibility.

✓	Ongoing engagement with shareholders and other stakeholders on a wide range of sustainability and social impact topics.

✓	Kroger’s Thriving Together strategy builds on our long history of operating responsibly, advancing opportunity and sustainability in our own operations and supply chain, and giving back meaningfully to our communities.

o	The strategy reflects our Purpose – To Feed the Human Spirit – and aims to achieve positive, lasting changes for our associates, customers and communities. The centerpiece of Kroger’s strategy is our Zero Hunger | Zero Waste impact plan. Introduced in 2017, Zero Hunger | Zero Waste is an industry-leading plan focused on ending hunger and food waste in our communities.

o	Our strategy focuses on material topics of importance to our business, our communities and other key stakeholders. Key topics, informed by a structured materiality assessment and community engagement, align to three strategic pillars: People, Planet and Governance.

Director Nominee Highlights

				Standing Committee Membership						Other Public
				Director						Company
Name	Age'	Primary Occupation	Independent	Since	A	C&T	CG	F	PR	Boards
Nora A. Aufreiter	66	Director Emeritus of McKinsey & Company	✓	2014				●		2
Kevin M. Brown	63	Executive Vice President and Chief Supply Chain Officer of Dell Technologies	✓	2021		●			●
Mitchell R. Butier	53	Chairman of Avery Dennison Corp.	✓							1
Gregory S. Foran	64	Chief Executive Officer		2026						1
Anne Gates	66	Former President of MGA Entertainment, Inc.	✓	2015	$		●			2
Karen M. Hoguet	69	Former Chief Financial Officer of Macey’s, Inc.	✓	2019	$ ●
Ronald L. Sargent	70	Chairman of the Board		2006						2
J. Amanda Sourry Knox (Amanda Sourry)	62	Former President of North America for Unilever	✓	2021				●		1
Mark S. Sutton †	64	Former Chairman and Chief Executive Officer of International Paper	✓	2017		●
Ashok Vemuri	58	Former Chief Executive Officer and Director of Conduent Incorporated	✓	2019	$ ●			●		1

A	Audit Committee		Committee Chair	*	Age as of record date
C&T	Compensation & Talent Development Committee	$	Financial Expert	†	Lead Director
CG	Corporate Governance Committee
F	Finance Committee
PR	Public Responsibilities Committee Member

2026 Director Nominee Skills and Experience

Key Attributes and Skills of All Kroger Director Nominees

●	Intellectual and analytical skills

●	High integrity and business ethics

●	Strength of character and judgment

●	Ability to devote significant time to Board duties

●	Desire and ability to continually build expertise in emerging areas of strategic focus for our Company

●	Demonstrated support of our longstanding values of diversity and inclusion

●	Business and professional achievements

●	Ability to represent the interests of all shareholders

●	Knowledge of corporate governance matters

●	Understanding of the advisory and proactive oversight responsibility of our Board

●	Comprehension of the responsibility of a public company director and the fiduciary duties owed to shareholders

●	Ability to work cooperatively with other members of the Board

	Nora Aufreiter	Kevin Brown	Mitchell Butier	Greg Foran	Anne Gates	Karen Hoguet	Ronald Sargent	Amanda Sourry	Mark Sutton	Ashok Vemuri	Total (of 10)
Business Management	●	●	●	●	●	●	●	●	●	●	10
Retail	●			●	●	●	●	●			6
Consumer	●	●		●	●	●	●	●			7
Financial Expertise	●	●	●	●	●	●	●	●	●	●	10
Risk Management		●	●	●	●	●	●	●	●	●	9
Operations & Technology	●	●	●	●	●	●	●	●	●	●	10
Manufacturing		●	●		●				●		4
Responsible Business Practices	●	●	●	●	●	●	●	●	●	●	10

2025 Compensation Highlights

Executive Compensation Philosophy

Executive Summary

We delivered strong performance in 2025. Kroger achieved strong results in 2025, building on growth over the last three years. We delivered a fresh, affordable, and seamless shopping experience for our customers, with zero compromise on quality, selection, or convenience. We also delivered on our financial commitments through our strong, resilient Value Creation Model. In 2025, we achieved financial performance results of ID sales growth, without fuel, of 2.9%[1], and adjusted FIFO operating profit, including fuel, of $4.9 billion[2].

1 Excludes adjustment items.

2 See pages 28-36 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 31, 2026, for a reconciliation of GAAP operating profit to adjusted FIFO operating profit.

Our executive compensation program aligns with long-term shareholder value creation. On average, 85% of the non-CEO NEOs’ compensation is at risk and performance-based, tied to achievement of financial and operational performance targets that are important to our shareholders and our long-term share price performance.

The annual performance incentive was earned slightly below target. The annual incentive program, based on a grid of identical sales, excluding fuel, and adjusted FIFO operating profit, including fuel, paid out at 93.84% of target, based on the goals and targets set by the Committee.

The long-term performance incentive payout reflects alignment with performance over fiscal years 2023, 2024, and 2025. Long-term performance unit equity awards granted in 2023 and tied to commitments made to our investors and other stakeholders regarding long-term sales growth, value creation (iTSR) metric, our commitment to Fresh, and relative Total Shareholder Return were earned at 32.4% of target.

We prioritized investment in our people. We strive to create a culture of opportunity for more than 403,000 associates and take seriously our role as a leading employer in the United States. In 2025, we invested in our associates by continuing to raise our average hourly wage to above $20, or above $26 including comprehensive benefits.

Summary of Key Compensation Practices

To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that there is a strong link between pay and performance. To do so, it is guided by the following principles:

●	Compensation must be designed to attract, retain and motivate those individuals who are best suited to be an NEO at Kroger and drive long-term value for shareholders.

●	A significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an NEO’s level of responsibility.

●	Compensation should include incentive-based pay to drive performance, providing superior pay for superior performance, including both a short- and long-term focus.

●	Compensation policies should include an opportunity for, and a requirement of, significant equity ownership to align the interests of NEOs and shareholders.

●	Components of compensation should be tied to an evaluation of business and individual performance measured against metrics that directly drive our business strategy.

●	Compensation plans should provide a direct line of sight to Company performance.

●	Compensation programs should be aligned with market practices.

●	Compensation programs should serve to both motivate and retain talent.

Named Executive Officers (NEOs) for 2025

For the 2025 fiscal year ended January 31, 2026, the NEOs were:

Name	Title
Ronald L. Sargent*	Interim Chief Executive Officer and Chairman
David J. C. Kennerley**	Executive Vice President and Chief Financial Officer
Mary Ellen Adcock	Executive Vice President and Chief Merchant and Marketing Officer
Yael Cosset	Executive Vice President and Chief Digital Officer
Timothy A. Massa	Executive Vice President and Associate Experience Officer
Todd A. Foley**	Former Senior Vice President and Chief Financial Officer
W. Rodney McMullen*	Former Chairman and Chief Executive Officer

*As disclosed on our Form 8-K filed with the SEC on March 3, 2025, Rodney McMullen resigned on March 2, 2025 and the Board appointed Ronald Sargent Interim CEO on March 2. Thus, this CD&A reflects the compensation received by Mr. Sargent as Interim Chief Executive Officer for his services for the time period beginning March 2, 2026 through the fiscal year ended January 31, 2026.

**As disclosed on our Form 8-K filed with the SEC on February 13, 2025, Mr. Kennerley was appointed Senior Vice President and Chief Financial Officer, effective as of April 3, 2025. Mr. Kennerley joined Kroger on March 10, 2025 as Senior Vice President. Mr. Foley continued in his role as Interim Chief Financial Officer until April 3, 2025, following which he remained a Senior Vice President until his retirement on June 30, 2025.

Notice of 2026 Annual Meeting of Shareholders

Fellow Kroger Shareholders:

We are pleased to invite you to join us for Kroger’s 2026 Annual Meeting of Shareholders on June 25, 2026, at 11:00 a.m. Eastern Daylight Time (EDT) (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting conducted via webcast. We believe this is the most effective approach for enabling the highest possible attendance.

You will be able to participate in the virtual meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/KR2026.

When:	June 25, 2026, at 11:00 a.m. EDT.

Where:	Webcast at www.virtualshareholdermeeting.com/KR2026

Items of Business:	1.	To elect 10 director nominees.

2.	To approve our executive compensation, on an advisory basis.
3.	To ratify the appointment of our independent auditor for fiscal year 2026.
4.	To approve The Kroger Co. 2019 Second Amended and Restated Long-Term Incentive Plan.
	5.	To vote on one shareholder proposal, if properly presented at the meeting.
	6.	To transact other business as may properly come before the meeting.

Who can Vote:	Holders of Kroger common shares at the close of business on April 28, 2026, the record date, are entitled to notice of and to vote at the meeting.

How to Vote:	YOUR VOTE IS EXTREMELY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN! Please vote your proxy in one of the following ways:
	1.	By the internet, you can vote by the internet by visiting www.proxyvote.com.

2.	By telephone, you can vote by telephone by following the instructions on your proxy card, voting instruction form, or notice.
3.	By mail, you can vote by mail by signing and dating your proxy card if you requested printed materials, or your voting instruction form, and returning it in the postage-paid envelope provided with this proxy statement.
4.	By mobile device, by scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.
5.	By attending and voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/KR2026.

Attending the Meeting:

Shareholders holding shares at the close of business on the record date may attend the virtual meeting. You will be able to attend the Annual Meeting, vote and submit your questions in advance of and in real-time during the meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/KR2026. To participate in the meeting, you must have your sixteen-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the proxy materials by mail.

Our Board of Directors unanimously recommends that you vote “FOR ALL” of Kroger’s director nominees on the proxy card, “FOR” the management proposals 2, 3 and 4, and “AGAINST” the shareholder proposal 5.

We appreciate your continued confidence in Kroger, and we look forward to your participation in our virtual meeting.

May 13, 2026 Cincinnati, Ohio	By Order of the Board of Directors, George H. Vincent, Secretary

Proxy Statement

May 13, 2026

We are providing this notice, proxy statement, and annual report to the shareholders of The Kroger Co. (“Kroger”, “we”, “us”, “our”, “Company”) in connection with the solicitation of proxies by the Board of Directors of Kroger (the “Board”) for use at the Annual Meeting of Shareholders to be held on June 25, 2026 at 11:00 a.m. EDT (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/KR2026. There is no physical location for the Annual Meeting.

Our principal executive offices are located at 1014 Vine Street, Cincinnati, Ohio 45202-1100. Our telephone number is 513-762-4000. This notice, proxy statement, and annual report, and the accompanying proxy card are first being sent or given to shareholders on or about May 13, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be Held on June 25, 2026

The Notice of 2026 Annual Meeting,Proxy Statement and 2025 Annual Report and the means to vote by internet are available at www.proxyvote.com.

Kroger Corporate Governance Practices

Kroger is committed to strong corporate governance. We believe that strong governance builds trust and promotes the long-term interests of our shareholders. Highlights of our corporate governance practices include the following:

Board Governance Practices

✓	Strong Board oversight of enterprise risk.

✓	Strong experienced independent Lead Director with clearly defined role and responsibilities.

✓	Commitment to Board refreshment and diversity of skills, background and experience.

✓	Annual evaluation of the CEO by the independent directors, led by the independent Lead Director.

✓	All director nominees are independent, except for the CEO and the Chairman.

✓	All five Board Committees are fully independent.

✓	Annual Board and Committee self-assessments conducted by the independent Lead Director or an independent third party.

✓	Regular executive sessions of the independent directors, at the Board and Committee level.

✓	High degree of Board interaction with management to ensure successful oversight and succession planning.

✓	Balanced tenure.

✓	Robust shareholder engagement program.

✓	Robust code of ethics.

Shareholder Rights

✓	Annual director election.

✓	Simple majority standard for uncontested director elections and plurality in contested elections.

✓	No poison pill.

✓	Shareholders have the right to call a special meeting.

✓	Robust, long-standing shareholder engagement program with regular engagements, including with Lead Director, to better understand shareholders’ perspectives and concerns on a broad array of topics.

✓	Direct proxy access for director nominees, enabling a shareholder, or group of up to 20 shareholders, holding 3% of the Company’s common shares for at least three years to nominate candidates for the greater of two seats or 20% of Board nominees.

Compensation Governance

✓	Robust clawback and recoupment policy in compliance with NYSE listing rules.

✓	Pay program tied to performance and business strategy.

✓	Majority of pay is long-term and at-risk with no guaranteed bonuses or salary increases.

✓	Stock ownership guidelines align executive and director interests with those of shareholders.

✓	Prohibition on all hedging, pledging, and short sales of Kroger securities by directors and executive officers.

Responsible Business Strategy

✓	Long-standing Board Committee dedicated to oversight of topics related to corporate responsibility—Public Responsibilities Committee — formed in 1977.

✓	Annual report sharing progress for Kroger’s responsible business strategy and Zero Hunger | Zero Waste impact plan, including efforts to improve Food Access and Affordability, Health and Nutrition, and Waste and Circularity.

✓	The 2025 Responsible Business Report represents the 19th year of describing our progress and initiatives regarding sustainability and other matters of corporate responsibility.

✓	Ongoing engagement with shareholders and other stakeholders on a wide range of sustainability and social impact topics.

✓	Kroger’s Thriving Together strategy builds on our long history of operating responsibly, advancing opportunity and sustainability in our own operations and supply chain, and giving back meaningfully to our communities.

o	The strategy reflects our Purpose – To Feed the Human Spirit – and aims to achieve positive, lasting changes for our associates, customers and communities. The centerpiece of Kroger’s strategy is our Zero Hunger | Zero Waste impact plan. Introduced in 2017, Zero Hunger | Zero Waste is an industry-leading plan focused on ending hunger and food waste in our communities.

o	Our strategy focuses on material topics of importance to our business, our communities and other key stakeholders. Key topics, informed by a structured materiality assessment and community engagement, align to three strategic pillars: People, Planet and Governance.

Proposals to Shareholders

Item No. 1 – Election of Directors

You are being asked to elect 10 director nominees for a one-year term. The Committee memberships stated below are those in effect as of the date of this proxy statement. Ms. Elaine Chao and Mr. Clyde Moore have not been nominated for re-election and will retire from the Board effective June 25, 2026, following the Annual Meeting, when their terms will expire.

FOR	The Board of Directors unanimously recommends that you vote “FOR ALL” of Kroger’s director nominees.

				Standing Committee Membership						Other Public
				Director						Company
Name	Age'	Primary Occupation	Independent	Since	A	C&T	CG	F	PR	Boards
Nora A. Aufreiter	66	Director Emeritus of McKinsey & Company	✓	2014				●		2
Kevin M. Brown	63	Executive Vice President and Chief Supply Chain Officer of Dell Technologies	✓	2021		●			●
Mitchell R. Butier	53	Chairman of Avery Dennison Corp.	✓							1
Gregory S. Foran	64	Chief Executive Officer		2026						1
Anne Gates	66	Former President of MGA Entertainment, Inc.	✓	2015	$		●			2
Karen M. Hoguet	69	Former Chief Financial Officer of Macey’s, Inc.	✓	2019	$ ●
Ronald L. Sargent	70	Chairman of the Board		2006						2
J. Amanda Sourry Knox (Amanda Sourry)	62	Former President of North America for Unilever	✓	2021				●		1
Mark S. Sutton †	64	Former Chairman and Chief Executive Officer of International Paper	✓	2017		●
Ashok Vemuri	58	Former Chief Executive Officer and Director of Conduent Incorporated	✓	2019	$ ●			●		1

A	Audit Committee		Committee Chair	*	Age as of record date
C&T	Compensation & Talent Development Committee	$	Financial Expert	†	Lead Director
CG	Corporate Governance Committee
F	Finance Committee
PR	Public Responsibilities Committee Member

As of the date of this proxy statement, Kroger’s Board of Directors consists of 11 members. The number of nominees for election of the Board of Directors is ten. Each nominee, if elected at the 2026 Annual Meeting, will serve until the Annual Meeting in 2027 or until his or her successor has been elected by the shareholders or by the Board pursuant to Kroger’s Code of Regulations and qualified. Each of our director nominees identified in this proxy statement has consented to being named as a nominee in our proxy materials and has accepted the nomination and agreed to serve as a director if elected by Kroger’s shareholders.

Kroger’s Articles of Incorporation provide that the vote required for election of a director nominee by the shareholders, except in a contested election or when cumulative voting is in effect, is the affirmative vote of a majority of the votes cast for or against the election of a nominee.

The experience, qualifications, attributes, and skills that led the Corporate Governance Committee and the Board to conclude that the following individuals should serve as directors are set forth opposite each individual’s name below. The chart below shows the skills and experience that we consider important for our directors in light of our current business, strategy, and structure. In addition, all of our Director Nominees demonstrate the following qualities:

Key Attributes and Skills of All Kroger Director Nominees

●	Intellectual and analytical skills

●	High integrity and business ethics

●	Strength of character and judgment

●	Ability to devote significant time to Board duties

●	Desire and ability to continually build expertise in emerging areas of strategic focus for our Company

●	Demonstrated support of our longstanding values of diversity and inclusion

●	Business and professional achievements

●	Ability to represent the interests of all shareholders

●	Knowledge of corporate governance matters

●	Understanding of the advisory and proactive oversight responsibility of our Board

●	Comprehension of the responsibility of a public company director and the fiduciary duties owed to shareholders

●	Ability to work cooperatively with other members of the Board

	Nora Aufreiter	Kevin Brown	Mitchell Butier	Greg Foran	Anne Gates	Karen Hoguet	Ronald Sargent	Amanda Sourry	Mark Sutton	Ashok Vemuri	Total (of 10)
Business Management	●	●	●	●	●	●	●	●	●	●	10
Retail	●			●	●	●	●	●			6
Consumer	●	●		●	●	●	●	●			7
Financial Expertise	●	●	●	●	●	●	●	●	●	●	10
Risk Management		●	●	●	●	●	●	●	●	●	9
Operations & Technology	●	●	●	●	●	●	●	●	●	●	10
Manufacturing		●	●		●				●		4
Responsible Business Practices	●	●	●	●	●	●	●	●	●	●	10

Board Nominees for Directors for Terms of Office Continuing until 2027

Nora A. Aufreiter

Ms. Aufreiter is Director Emeritus of McKinsey & Company, a global management consulting firm. She retired in June 2014 after more than 27 years with McKinsey, most recently as a director and senior partner. During that time, she worked extensively in the U.S., Canada, and internationally with major retailers, financial institutions, and other consumer-facing companies. Before joining McKinsey, Ms. Aufreiter spent three years in financial services working in corporate finance and investment banking. She is a member of the Board of Directors of The Bank of Nova Scotia and is chair of the Board of Directors of MYT Netherlands Parent B.V., the parent company of MyTheresa.com, an e- commerce retailer. She is also on the board of a privately held company, Cadillac Fairview, a subsidiary of Ontario Teachers’ Pension Plan, which is one of North America’s largest owners, operators, and developers of commercial real estate. Ms. Aufreiter is chair of the board of St. Michael’s Hospital and is a member of the Dean’s Advisory Board for the Ivey Business School in Ontario, Canada.

Ms. Aufreiter has extensive business experience in a variety of retail sectors, including more than 10 years of corporate governance experience, more than 30 years of personnel and leadership development experience, and more than 10 years of real estate experience. Her vast experience in leading McKinsey’s North American Retail Practice, North American Branding service line and the Consumer Digital and Omnichannel service line is of particular value to the Board. In addition, during her tenure with McKinsey, the firm advised consulting clients on a variety of matters, including sustainability topics and setting and achieving sustainability goals, which is of value to the Board and the Public Responsibilities Committee. Ms. Aufreiter has served on our Public Responsibilities Committee for eleven years, the last six as chair. In 2021, she led the Board’s review of its responsible business strategy to clarify committee oversight of the different elements of this strategy. She also brings to the Board valuable insight on commercial real estate. In her current role as Chair of the Human Capital and Compensation Committee of The Bank of Nova Scotia, Ms. Aufreiter has responsibility for overseeing senior management succession and CEO evaluation and incentive compensation. In her previous role as Chair of the Corporate Governance Committee of The Bank of Nova Scotia, Ms. Aufreiter had responsibility for overseeing shareholder engagement, board succession planning, and sustainability strategy and priorities. This experience is of particular value to the Board and to her role as the Chair of the Public Responsibilities Committee.

Age 66	Director Since 2014
Committees: Finance Public Responsibilities[1] Qualifications: Business Management Retail Consumer Financial Expertise Operations & Technology Responsible Business Practices

1Denotes Chair of Committee

Kevin M. Brown

Mr. Brown is the Executive Vice President of Global Operations and Chief Supply Chain Officer at Dell Technologies, a leading global technology company. During his tenure at Dell, he has had key leadership roles, including Chief Procurement Officer, and was instrumental in establishing manufacturing operations in the U.S. and Asia. Mr. Brown joined Dell in 1998 and has held roles of increasing responsibility throughout his career, including Chief Procurement Officer and Vice President, ODM Fulfillment & Supply Chain Strategy before being named Chief Supply Chain Officer in 2013. Before Dell, he spent 10 years in the shipbuilding industry at Newport News Shipbuilding, where he held leadership roles in reactor plant engineering, construction management and facilities. Mr. Brown currently serves on the boards of The George Washington University, the John F. Kennedy Library Foundation, and The Howard University Center for Supply Chain Excellence. He is also a member of the board of trustees for The Hotchkiss School and a life-member on the Council on Foreign Relations.

Mr. Brown is a global leader with extensive leadership experience and supply chain innovation experience. His efforts led Dell to be recognized as having one of the most efficient, sustainable, and innovative supply chains. Mr. Brown has established himself as an authority on sustainable business practices. His combined deep global supply chain and procurement expertise and track record of sustainability and resilience leadership, as well as his experience in circular economic business practices, are of value to the Board in his role as director and member of the Public Responsibilities Committee. His deep expertise in all matters related to supply chain, supply chain resilience, and risk and crisis management are of particular value to the Board.

Age 63	Director Since 2021

Committees:
Compensation and Talent Development

Public Responsibilities

Qualifications:
Business Management

Consumer

Financial Expertise

Risk Management

Operations & Technology Manufacturing

Responsible Business Practices

Mitchell R. Butier

Mr. Butier currently serves as the Non-Executive Chairman of Avery Dennison Corporation, a global materials science and digital identification solutions company, a position he has held since April 2025. Previously, Mr. Butier served as the Executive Chairman and CEO of Avery Dennison from April 2019 until August 2023. Mr. Butier served as Avery Dennison’s CEO from May 2016 to April 2019 and, after joining Avery Dennison in 2000, held roles of increasing responsibility and leadership, including CFO and COO, gaining technical expertise in packaging and finance and experience in manufacturing and operations, material science and technology.

Mr. Butier is of value to the Board due to his extensive leadership experience, having held roles of increasing responsibility at Avery Dennison. Additionally, he brings to the Board his financial expertise as well as his experience in marketing, M&A, cybersecurity, and R&D that he gained as CEO of Avery Dennison.

Age 53	Director Since
Qualifications: Business Management Financial Expertise Risk Management Operations & Technology Manufacturing Responsible Business Practices

Gregory S. Foran

Mr. Foran was elected Chief Executive Officer effective February 2026. He was also appointed as a member of the Board effective February 2026. Mr. Foran previously served as the Chief Executive Officer of Air New Zealand Limited, a public airline, from February 2020 until October 2025. Prior to joining Air New Zealand, Mr. Foran had been at Walmart since October 2011, including serving as Executive Vice President, President and Chief Executive Officer, Walmart U.S. from August 2014 until January 2020, as President and Chief Executive Officer for the Walmart Asia region from May 2014 to August 2014, and as President and Chief Executive Officer of Walmart China from March 2012 to May 2014.

Mr. Foran brings to the Board extensive experience in global retail with increasing levels of responsibility and leadership at Walmart and Woolworth. During his 30 years at Woolworth, he progressed from store -level operations to senior leadership roles, overseeing their operations in New Zealand and Australia. During his tenure at Walmart, his efforts revitalized Walmart’s U.S. business by focusing on improving store conditions, enhancing customer service and strengthening the company’s competitive position. Mr. Foran also led the expansion of Walmart’s omnichannel customer experience. In his role as CEO of Air New Zealand, he successfully steered the organization through COVID and the subsequent related supply chain disruptions and led complex labor negotiations. His retail leadership experience, as well as his understanding of retail operations and eCommerce, are of value to the Board.

Age 64	Director Since 2026
Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology Responsible Business Practices

Anne Gates

Ms. Gates was President of MGA Entertainment, Inc., a privately-held developer, manufacturer, and marketer of toy and entertainment products for children, from 2014 until her retirement in 2017. Ms. Gates held roles of increasing responsibility with The Walt Disney Company from 1992-2012. Her roles included Chief Financial Officer for Disney Consumer Products (DCP) and Managing Director, DCP, Europe, and emerging markets. She is currently the Chair of the Board of Directors of Tapestry, Inc., where she serves as Chair of the Governance Committee, serves on the Audit Committee, and is on the Tapestry Foundation Board. She is also a director of Raymond James Financial, Inc., where she is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. She is also a member of the Boards of the Salzburg Global Seminar, PBS SoCal, Save the Children, and the Packard Foundation.

Ms. Gates has extensive experience in the retail and consumer products industry. She brings to Kroger financial expertise gained while serving as President of MGA and CFO of a division of The Walt Disney Company. Ms. Gates has a broad business background in finance, marketing, strategy and business development, including international business. As the chair of the Corporate Governance Committee at Raymond James Financial, Inc., she oversees its code of ethics, board composition, shareholder proposals, and shareholder engagements efforts. These experiences combined with her experience as the Chair of the Board of Tapestry and its Governance Committee are of particular value to the Board in her role as an independent director and member of the Corporate Governance Committee. Her financial leadership and consumer products expertise is of particular value to the Board. Ms. Gates has been designated an Audit Committee financial expert and serves as Chair of the Audit Committee.

Age 66	Director Since 2015
Committees: Audit[1] Corporate Governance Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology Manufacturing Responsible Business Practices

Karen M. Hoguet

Ms. Hoguet served as the Chief Financial Officer of Macy’s, Inc. from October 1997 until July 2018 when she became a strategic advisor to the Chief Executive Officer until her retirement in 2019. Previously, she served on the board of Nielsen Holdings plc, as the chairman of the Audit Committee and a member of the Finance Committee. She also serves on the board of UC Health.

Ms. Hoguet has extensive financial and operational leadership experience within the omnichannel retail sector. She has a proven track record of success in driving transformations, delivering strong financial performance, and forming strong relationships with investors and industry analysts. She has extensive knowledge across all areas of finance, including financial planning, investor relations, M&A, accounting, treasury and tax, as well as strategic planning, credit card services and real estate. Ms. Hoguet played a critical role in the successful turnaround of Federated Department Stores, from bankruptcy to an industry leading omnichannel retailer, which was accomplished through acquisitions, divestitures and other strategic changes, including building an omnichannel model and developing a new strategic approach to real estate. Her long tenure as a senior executive of a publicly traded company with financial, audit, strategy, and risk oversight experience are of value to the Board, as is her public company experience, both as a long-serving executive and as a board member. In addition, her strong business acumen, understanding of diverse cross-functional issues, and ability to identify potential risks and opportunities are of value to the Board. Ms. Hoguet has been designated an Audit Committee financial expert and serves as Chair of the Finance Committee.

Age 69	Director Since 2019
Committees: Audit Finance[1] Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology Responsible Business Practices

1 Denotes Chair of Committee

Ronald L. Sargent

Mr. Sargent has served as Chairman of the Board since March 2025 and also served as Interim Chief Executive Officer from March 2025 to February 2026. Mr. Sargent has been a Kroger director since 2006 and served as the Lead Director from June 2018 to March 2025. He was Chairman and Chief Executive Officer of Staples, Inc., a business products retailer, from 2002 until his retirement as Chief Executive Officer in 2016 and as Chairman in 2017, after joining the company in 1989. Prior to joining Staples, Mr. Sargent spent 10 years with Kroger in several roles across stores, sales, marketing, manufacturing and strategy. Mr. Sargent also serves on the Boards of Wells Fargo & Company and Five Below, Inc.

Mr. Sargent has extensive retail experience, first with Kroger and then with increasing levels of responsibility and leadership at Staples, Inc. His efforts helped carve out a new market niche for the international retailer. In his role as Chair of the Wells Fargo Human Resources Committee, he oversees human capital management, human capital risk, culture and ethics. In his role as a member of the Five Below Nominating and Corporate Governance Committee, he oversees social and environmental governance, including corporate citizenship. He also serves as the Chair of the Five Below Talent and Compensation Committee. These committee experiences are of value to the Board, as is his understanding of retail operations, consumer insights, and e- commerce. Mr. Sargent’s strong insights into corporate governance and his executive leadership experience are also of value to the Board.

Age 70	Director Since 2006
Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology Responsible Business Practices

J. Amanda Sourry Knox (Amanda Sourry)

Ms. Sourry was President of North America for Unilever plc, a personal care, foods, refreshment, and home care consumer products company, from 2018 until her retirement in December 2019. She held leadership roles of increasing responsibility during her more than 30 years at Unilever, both in the U.S. and Europe, including president of global foods, executive vice president of global hair care, and executive vice president of the firm’s UK and Ireland business. From 2015 to 2017, she served as President of their Global Foods Category. Ms. Sourry currently serves on the board for PVH Corp., where she chairs the Compensation Committee and serves on the Nominating, Governance & Management Development Committee. She is also a non-executive director of OFI, a provider of on-trend, natural and plant-based products, focused on delivering sustainable and innovative solutions to consumers across the world, and a member of their Remuneration and Talent Committee, the Audit and Risk Committee, and the Sustainability Committee.

Ms. Sourry has extensive experience in the CPG and retail industry. As a member of PVH Corp.’s Nominating, Governance & Management Development Committee and as Chair of its Compensation Committee, her experience with monitoring issues of corporate conduct and culture, and providing oversight of talent leadership programs as it relates to management development, leadership assessment and succession planning programs and processes is of particular value to her role as a member of the Compensation & Talent Development Committee and the Board. She brings to the Board her extensive global marketing and business experience in consumer-packaged goods, as well as customer development, including having overseen Unilever’s digital efforts. Ms. Sourry was actively involved in Unilever’s global talent and sustainability initiatives which is of value to the Board and to the Compensation & Development Committee. She also has a track record of driving profitable growth in operating companies and global categories in both developed and emerging markets. Ms. Sourry’s history in profit and loss responsibility and oversight, brand management, people leadership and capabilities development is of value to the Board.

Age 62	Director Since 2021
Committees: Compensation & Talent Development[1] Finance Qualifications: Business Management Retail Consumer Financial Expertise Risk Management Operations & Technology Responsible Business Practices

1 Denotes Chair of Committee

Mark S. Sutton

Mr. Sutton was Chairman and Chief Executive Officer of International Paper Company, a leading global producer of renewable fiber-based packaging, pulp, and paper products until his retirement in 2024. Prior to becoming CEO in 2014, he served as President and Chief Operating Officer with responsibility for running International Paper’s global business. Mr. Sutton joined International Paper in 1984 as an Electrical Engineer. He held roles of increasing responsibility throughout his career, including Mill Manager, Vice President of Corrugated Packaging Operations across Europe, the Middle East and Africa, Vice President of Corporate Strategic Planning, and Senior Vice President of several business units, including global supply chain. He serves on the board of directors of the Louisiana State University Foundation.

Mr. Sutton has extensive leadership experience with increasing levels of responsibility and leadership at International Paper. At International Paper, he oversaw its robust sustainability disclosures which are aligned with GRI, and its Vision 2030, which set forth ambitious forest stewardship targets and plans to transition to renewable solutions and sustainable operations. He also oversaw International Paper’s Vision 2030 goals pertaining to diversity and inclusion. He brings to the Board the critical thinking that comes with an electrical engineering background, as well as his experience leading a global company with labor unions. His strong strategic planning background, manufacturing and supply chain experience, and his leadership are of value to the Board. Mr. Sutton serves as Chair of the Corporate Governance Committee and Lead Director of the Board. Mr. Sutton’s global executive leadership and his corporate governance experience as Chairman and CEO of International Paper serve as the basis for his leadership role as Lead Director.

Age 64	Director Since 2017

Committees:

Compensation & Talent

Development

Corporate Governance[1]

Qualifications:
Business Management

Financial Expertise

Risk Management

Operations & Technology

Manufacturing

Responsible Business Practices

Ashok Vemuri

Mr. Vemuri was Chief Executive Officer and a Director of Conduent Incorporated, a global digital interactions company, from its inception as a result of the spin-off from Xerox Corporation in January 2017 to 2019. He previously served as Chief Executive Officer of Xerox Business Services, LLC and as an Executive Vice President of Xerox Corporation from July 2016 to December 2016. Prior to that, he was President, Chief Executive Officer, and a member of the Board of Directors of IGATE Corporation, a New Jersey-based global technology and services company now part of Capgemini, from 2013 to 2015. Before joining IGATE, Mr. Vemuri spent 14 years at Infosys Limited, a multinational consulting and technology services company, in a variety of leadership and business development roles and served on the board of Infosys from 2011 to 2013. Prior to joining Infosys in 1999, Mr. Vemuri worked in the investment banking industry at Deutsche Bank and Bank of America. Mr. Vemuri is a member of The Board of Directors of Opal Fuels and is chair of its Audit Committee.

Mr. Vemuri brings to the Board a proven track record of leading technology services companies through growth and corporate transformations. His experience as CEO of global technology companies, as well as his experience with cyber security and risk oversight, are of value to the Board as he brings a unique operational, financial, and client experience perspective. Additionally, Mr. Vemuri served on our Public Responsibilities Committee which gives him additional perspectives on risk oversight that he brings to the Audit Committee. Mr. Vemuri has been designated an Audit Committee financial expert.

Age 58	Director Since 2019
Committees: Audit Finance Qualifications: Business Management Financial Expertise Risk Management Operations & Technology Responsible Business Practices

YOUR VOTE IS EXTREMELY IMPORTANT. The Board of Directors unanimously recommends a vote “FOR ALL” of Kroger’s director nominees.

1 Denotes Chair of Committee

Information Concerning the Board of Directors

Board Leadership Structure and Independent Lead Director

Kroger has a governance structure in which independent directors exercise meaningful and rigorous oversight. The Board’s leadership structure, in particular, is designed with those principles in mind and to allow the Board to evaluate its needs and determine, from time to time, who should lead the Board. Our Corporate Governance Guidelines (the “Guidelines”) provide the flexibility for the Board to modify our leadership structure in the future as appropriate. We believe that Kroger is well-served by this flexible leadership structure.

In order to promote thoughtful oversight, independence, and overall effectiveness, the Board’s leadership includes Mr. Foran, our CEO, Mr. Sargent, our Chairman, and Mr. Sutton, our independent Lead Director, who was designated Lead Director by the independent directors. The Lead Director works with the Chairman to share governance responsibilities, facilitate the development of Kroger’s strategy, and grow shareholder value.

Our current Board leadership structure consists of:

Chairman	Lead Independent Director	CEO
Ronald L. Sargent	Mark S. Sutton	Gregory S. Foran
Primary Responsibilities:	Primary Responsibilities:	Primary Responsibilities:

●    Presides over meetings of the Board and shareholders

●    Focuses on Board oversight and governance matters

●    Provides advice and counsel to the CEO

●    Participates in the agenda review process

●    Oversees succession management

●    Liaison between Independent Directors and the Chairman

●    Participates in the agenda review process

●    Leads annual Board and Board committee evaluations

●    Oversees Board shareholder engagement

●    Presides over executive sessions of independent directors

●    Calls meetings of independent directors at any time

● Leadership of Company’s business ● Implements strategic initiatives ● Development of management team, including succession planning

Unless otherwise determined by the independent members of the Board, the Chair of the Corporate Governance Committee is designated as the Lead Director. Mr. Sutton, an independent director and the Chair of the Corporate Governance Committee, was appointed as our Board’s independent Lead Director in March 2025. Mr. Sutton is an effective Lead Director for Kroger due to, among other things, his:

●	independence;

●	deep strategic and operational understanding of Kroger obtained while serving as a Kroger director;

●	insight into corporate governance;

●	experience as the CEO of a global manufacturing and sustainable packaging company with labor unions; and

●	engagement and commitment to carrying out the role and responsibilities of the Lead Director.

With respect to the roles of Chairman and CEO, the Guidelines provide that the Board will determine when it is in the best interests of Kroger and its shareholders for the roles to be separated or combined. The Board exercises this judgment as it deems appropriate in light of prevailing circumstances. As part of the succession planning process, the Guidelines provide that upon the selection of a new CEO, the Board will determine whether a separation of the offices is appropriate. The Board believes that the combination or separation of these positions should continue to be considered as part of the succession planning process, as was the case in 2003, and again in 2014, when the roles were separated.

Our Board and each of its committees conduct an annual evaluation to determine whether they are functioning effectively. As part of this annual self-evaluation, the Board assesses whether the current leadership structure continues to be appropriate for Kroger and its shareholders. Our Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate. We believe that Kroger, like many U.S. companies, has been well-served by this flexible leadership structure.

Board Composition

Our director nominees reflect a wide array of experience, skills, and backgrounds. Each director is individually qualified to make unique and substantial contributions to Kroger. Collectively, our directors’ diverse viewpoints and independent-mindedness enhance the quality and effectiveness of Board deliberations and decision-making. Our Board is a dynamic group of new and experienced members, which reflects an appropriate balance of institutional knowledge and fresh perspectives about Kroger due to the varied length of tenure on the Board. We believe this blend of qualifications, attributes, and tenure enables highly effective Board leadership.

When evaluating potential nominees to our Board, the Corporate Governance Committee considers director candidates who would help the Board reflect the diversity of our shareholders, associates, customers, and the communities in which we operate, including considering their geographic locations to align directors’ physical locations with Kroger’s operating areas where possible. Two of our 10 director nominees self-identify as racially/ethnically diverse and four of our 10 director nominees are women.

The Corporate Governance Committee and Board believe that our director nominees for election at our 2026 Annual Meeting bring to our Board a variety of different experiences, skills, and qualifications that contribute to a well-functioning Board that effectively oversees the Company’s strategy and management. The average tenure of our director nominees is 8 years, with two having less than five years, five having five to ten years, and three having more than 10 years.

Board Succession Planning and Director Nominee Selection Process

Board succession planning is an ongoing, year-round process. The Corporate Governance Committee recognizes the importance of thoughtful Board refreshment and engages in a continuing process of identifying attributes sought for future Board members. The Corporate Governance Committee takes into account the Board and Committee evaluations regarding the specific qualities, skills, and experiences that would contribute to overall Board and Committee effectiveness, as well as the future needs of the Board and its Committees in light of Kroger’s current and long-term business strategies, and the skills and qualifications of directors who are expected to retire in the future, including as a result of our Board retirement policy. Under our retirement policy, directors retire at the annual meeting following their 72nd birthday, unless: (A) on that date, the director has served on the Board for fewer than ten years, in which case the director will retire from the Board on the date of the annual meeting next following the earlier of (i) the director’s 75th birthday or (ii) the 10- year anniversary of the director’s initial election to the Board; or (B) the Board determines that it is in the best interests of the Company to extend the retirement date for an additional period of time as deemed reasonable and appropriate by the Board.

The Corporate Governance Committee is responsible for recommending to the Board a slate of nominees for election at each annual meeting of shareholders. The Corporate Governance Committee recruits candidates for Board membership through its own efforts and through recommendations from other directors and shareholders. In addition, the Corporate Governance Committee retains an independent, third-party search firm to assist in identifying and recruiting director candidates who meet the criteria established by the Corporate Governance Committee. Mr. Butier was recommended to the Nominating and Corporate Governance Committee by an independent third-party search firm.

The above referenced criteria are:

●	demonstrated ability in fields considered to be of value to the Board, including business management, retail, consumer, operations, technology, financial, sustainability, manufacturing, public service, education, science, law, and government;

●	experience in high growth companies and business experience that can help the Company innovate and derive new value from existing assets;

●	highest standards of personal character and conduct;

●	willingness to fulfil the obligations of directors and to make the contribution of which he or she is capable, including regular attendance and participation at Board and Committee meetings, and preparation for all meetings, including review of all meeting materials provided in advance of the meeting; and

●	ability to understand the perspectives of Kroger’s customers, taking into consideration the diversity of our customers, including regional and geographic differences.

The Corporate Governance Committee also considers the specific experience and abilities of director candidates in light of our current business, strategy, and structure, and the current or expected needs of the Board in its identification and recruitment of director candidates and diversity of experience, skills and background.

The criteria for Board membership applied by the Corporate Governance Committee in its evaluation of potential Board members does not vary based on whether a candidate is recommended by our directors, a third-party search firm, or shareholders.

Candidates Nominated by Shareholders

The Corporate Governance Committee will consider shareholder recommendations for director nominees for election to the Board. If shareholders wish to nominate a person or persons for election to the Board at our 2027 Annual Meeting, written notice must be submitted to Kroger’s Secretary, and received at our executive offices, in accordance with Kroger’s Regulations, not later than March 29, 2027. Such notice should include the name, age, business address, and residence address of such person, the principal occupation or employment of such person, the number of Kroger common shares owned of record or beneficially by such person and any other information relating to the person that would be required to be included in a proxy statement relating to the election of directors. The Secretary will forward the information to the Corporate Governance Committee for its consideration. The Corporate Governance Committee will use the same criteria in evaluating candidates submitted by shareholders as it uses in evaluating candidates identified by the Corporate Governance Committee, as described above. See “Director Nominee Selection Process.”

Additionally, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees at the 2027 Annual Meeting must provide notice to Kroger’s Secretary that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934 (the “Exchange Act”) no later than April 26, 2027, and must comply with the additional requirements of Rule 14a-19(b). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

Eligible shareholders have the ability to submit director nominees for inclusion in our proxy statement for the 2027 Annual Meeting. To be eligible, shareholders must have owned at least 3% of our common shares for at least three years. Up to 20 shareholders are able to aggregate for this purpose. Nominations must be submitted to our Secretary at our principal executive offices no earlier than December 14, 2026, and no later than January 13, 2027. However, in the event that the 2027 Annual Meeting is set for a date that is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, the nomination must be delivered by the 10th day following the day on which a public announcement of the 2027 Annual Meeting is first made by the Company.

Annual Board Evaluation Process

The Board and each of its Committees conduct an annual evaluation to determine whether the Board is functioning effectively both at the Board and at the Committee levels. As part of this annual evaluation, the Board assesses whether the current leadership structure and function continues to be appropriate for Kroger and its shareholders.

Every year, the Board’s goal is to increase the effectiveness of the Board and the results of these evaluations are used for this purpose. The Corporate Governance Committee oversees an annual evaluation process led by either the Lead Director or an independent third party.

Each director completes a detailed annual evaluation of the Board and the Committees on which he or she serves and the Lead Director or an independent third-party conducts interviews with each of the directors. This year, the annual evaluation was conducted by the Lead Director.

Topics covered include, among others:

●	The effectiveness of the Board and Board Committees and the active participation of all directors

●	The Board and Committees’ skills and experience and whether additional skills or experience are needed

●	The effectiveness of Board and Committee meetings, including the frequency of the meetings

●	Board interaction with management, including the level of access to management and the responsiveness of management

●	The effectiveness of the Board’s evaluation of management performance

●	Additional subject matters the Board would like to see presented at their meetings or Committee meetings

●	Board’s governance procedures

●	The culture of the Board to promote participation in a meaningful and constructive way

The results of this Board evaluation are discussed by the full Board and each Committee, as applicable, and changes to the Board’s and its Committees’ practices are implemented as appropriate.

Over the past several years, this evaluation process has contributed to various enhancements in the way the Board and the Committees operate, including increased focus on continuous Board refreshment and diversity of experience, skills and backgrounds of its members, as well as ensuring that Board and Committee agendas are appropriately focused on strategic priorities and provide adequate time for director discussion and input.

Outside Board Service

No director who is an officer of the Company may serve as a director of another company without the approval of the Corporate Governance Committee. Directors who are not officers of the Company may not serve as a director of another company if in so doing such service would interfere with the director’s ability to properly perform his or her responsibilities on behalf of the Company and its shareholders, as determined by the Corporate Governance Committee. None of our current directors serve on more than three total public company Boards, including Kroger’s Board.

Director Onboarding and Engagement

All directors are expected to invest the time and energy required to gain an in-depth understanding of our business and operations in order to enhance their strategic value to our Board. We develop tailored onboarding plans for each new director. We arrange meetings for each new director with appropriate officers and associates in order to familiarize him or her with the Company’s strategic plans, financial statements, and key policies and practices. We also provide training on fiduciary obligations of board members and corporate governance topics, as well as committee-specific onboarding. From time to time, the Company will provide Board members with presentations from experts within and outside of the Company on topics relevant to the Board’s responsibilities. Any member of the Board may attend accredited third-party training, and the expenses will be paid by the Company. Board meetings are periodically held at a location away from our home office in a geography in which we operate. In connection with these Board meetings, our directors learn more about the local business environment through meetings with our regional business leaders and visits to our stores, competitors’ stores, manufacturing facilities, distribution facilities, and/or customer fulfillment centers.

Committees of the Board of Directors

To assist the Board in undertaking its responsibilities, and to allow deeper engagement in certain areas of company oversight, the Board has established five standing Committees: Audit, Compensation and Talent Development (“Compensation”), Corporate Governance, Finance, and Public Responsibilities. All Committees are composed exclusively of independent directors, as determined under the NYSE listing standards. Each Committee has the responsibilities set forth in its respective charter, each of which has been approved by the Board. The current charter of each Board Committee is available on our website at ir.kroger.com under Investors — Governance — Corporate Governance Guidelines.

The current membership, 2025 meetings, and responsibilities of each Committee are summarized below:

Name of Committee, Number of Meetings, and Current Members	Primary Committee Responsibilities
Audit Committee Meetings in 2025: 5 Members: Anne Gates, Chair Karen M. Hoguet Ashok Vemuri

●  Oversees the Company’s financial reporting and accounting matters, including review of the Company’s financial statements and the audit thereof, the Company’s financial reporting and accounting process, and the Company’s systems of internal control over financial reporting

●  Selects, evaluates, and oversees the compensation and work of the independent registered public accounting firm and reviews its performance, qualifications, and independence

●  Oversees and evaluates the Company’s internal audit function, including review of its audit plan, policies and procedures, and significant findings

●  Oversees enterprise risk assessment and risk management, including review of cybersecurity risks and regular reports received from management and independent third parties

●  Reviews significant legal and regulatory matters

●  Reviews and monitors the Company’s operational and third- party compliance programs and updates thereto

●  Reviews Ethics Hotline reports and discusses material matters

●  Reviews and approves related party transactions

●  Conducts executive sessions with the independent registered public accounting firm and Vice President, Internal Audit at each meeting

●  Conducts executive sessions with the Executive Vice President, General Counsel, and Secretary, Vice President and Chief Ethics & Compliance Officer, and Executive Vice President and Chief Financial Officer individually at least once per year

Name of Committee, Number of Meetings, and Current Members	Primary Committee Responsibilities
Compensation Committee

●  Recommends for approval by the independent directors the compensation of the CEO and approves the compensation of senior officers

●  Administers the Company’s executive compensation policies and programs, including determining grants of equity awards under the plans

●  Reviews annual incentive plans and long-term incentive plan metrics and plan design

●  Reviews emerging legislation and governance issues and retail compensation trends

●  Reviews the Company’s executive compensation peer group

●  Reviews CEO pay analysis

●  Reviews Human Capital Management

●  Has sole authority to retain and direct the Committee’s compensation consultant

●  Assists the full Board with senior management succession planning

●  Conducts executive sessions with the Executive Vice President and Associate Experience Officer and independent compensation consultant

Meetings in 2025: 5
Members: Amanda Sourry, Chair Kevin M. Brown Clyde R. Moore Mark S. Sutton

Corporate Governance Committee

●  Oversees the Company’s corporate governance policies and procedures

●  Develops criteria for selecting and retaining directors, including identifying and recommending qualified candidates to be director nominees

●  Designates membership and Chairs of Board Committees

●  Oversees and administers Board evaluation process

●  Reviews the Board’s performance

●  Establishes and reviews the practices and procedures by which the Board performs its functions

●  Reviews director independence, financial literacy, and designation of financial expertise

●  Administers director nomination process

●  Interviews and nominates candidates for director election

●  Reviews compliance with share ownership guidelines

●  Reviews and participates in shareholder engagement

●  Reviews and establishes independent director compensation

●  Oversees the annual CEO evaluation process conducted by the full Board

Meetings in 2025: 2
Members:
Mark S. Sutton, Chair Elaine L. Chao Anne Gates Clyde R. Moore

Name of Committee, Number of Meetings, and Current Members	Primary Committee Responsibilities
Finance Committee Meetings in 2025: 3 Members: Karen M. Hoguet, Chair Nora A. Aufreiter Amanda Sourry Ashok Vemuri

●  Oversees the Company’s financial affairs and management of the Company’s financial resources

●  Reviews the Company’s annual and long-term financial plans, capital spending plans, capital allocation strategy, and use of cash

●  Approves and recommends for approval to the Board certain capital expenditures

●  Reviews the Company’s dividend policy and share buybacks

●  Reviews strategic transactions, capital structure, including potential issuance of debt or equity securities, credit agreements, and other financing transactions

●  Monitors the investment management of assets held in pension and profit-sharing plans administered by the Company

●  Oversees the Company’s policies and procedures on hedging, swaps, risk management, and other derivative transactions

●  Oversees the Company’s engagement and relationships with, and standing in, the financial community

Public Responsibilities Committee Meetings in 2025: 3 Members: Nora A. Aufreiter, Chair Kevin M. Brown Elaine L. Chao

●  Reviews the practices of the Company affecting its responsibility as a corporate citizen

●  Examines and reviews the Company’s practices related to environmental sustainability, and social impact, including but not limited to

✓     climate impacts

✓     packaging

✓     food and operational waste

✓     food access

✓     responsible sourcing

✓     supplier opportunities

✓     people safety, food safety, and pharmacy safety

●  Examines and reviews the Company’s Sustainability and Social Impact strategy

●  Reviews the Company’s community engagement and philanthropy

●  Reviews the Company’s advocacy and public policy

●  Reviews the Company’s communications and Corporate Brand stewardship

●  Assesses the Company’s effort in evaluating and responding to changing public expectations and public issues that affect the business

Shareholder Engagement

Maintaining ongoing relationships with our shareholders, and understanding our shareholders’ views, is a priority for both our Board and management team. We have a longstanding history of engaging with our shareholders through our investor relations program and our year-round governance outreach program, including participation by our Lead Director. In 2025, under the direction of the Board, we requested engagement meetings with 18 shareholders representing 37% of our outstanding shares and subsequently met with 17 shareholders representing 29% of our outstanding shares.

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them and us. During these engagements in 2025 we discussed and solicited feedback on a range of topics, which informed Board discussions and decisions, including but not limited to:

Business Strategy

●	Kroger’s growth strategy, priorities, and value drivers

●	Our value creation model and recent performance

Responsible Business Practices & Disclosures

●	Discussions with investors regarding our responsible business strategy, Thriving Together, our topic management approach, and long-term sustainability and social impact goals

●	Board oversight of Thriving Together and how responsible investing considerations are embedded across business operations

●	Review of Zero Hunger | Zero Waste, our industry-leading platform for collective action and systems change to end hunger in our communities and eliminate food waste across our Company

Human Capital Management

●	Our focus on our associates’ well-being, including increasing our average hourly associate wage, comprehensive benefits, and opportunities for internal progression and leadership development training

●	Workforce demographics reporting studies

●	Leadership development and succession planning

●	CEO search process

Compensation Structure

●	Overview of our compensation program design and alignment of pay and performance

●	Consideration of short- and long-term metrics, including financial and non-financial metrics

●	The balance of equity and cash compensation, as well as fixed versus at risk compensation

Board and Board Oversight

●	Board and Committee responsibilities for oversight of responsible business strategy priorities, and approach to risk management

●	Kroger’s latest formal materiality assessment, conducted in alignment with principles of double materiality. Overall shareholders expressed appreciation for the opportunity to have an ongoing discussion and were complimentary of Kroger’s responsible business practices. Specifically, shareholders recognized the actions we took to formalize our responsible business strategy, Thriving Together, and how our Board oversees this strategy, including our goals and initiatives. These conversations provided valuable insights into our shareholders’ evolving perspectives, which were shared with our full Board.

Board’s Response to Shareholder Proposals

Accountability to our shareholders continues to be an important component of our success. We actively engage with our shareholder proponents. Every year, following our Annual Meeting, our Corporate Governance Committee considers the voting outcomes for shareholder proposals. In addition, our Corporate Governance Committee and other Committees, as appropriate, consider proposed courses of action in light of the voting outcomes for shareholder proposals under their oversight, as well as feedback provided directly from our shareholders.

Corporate Governance Guidelines

The Board has adopted the Guidelines, which provide a framework for the Board’s governance and oversight of the Company. The Guidelines are available on our website at ir.kroger.com under Investors — Governance — Corporate Governance Guidelines. Shareholders may also obtain a copy of the Guidelines, at no cost, by making a written request to Kroger’s Secretary at our executive offices. Certain key principles addressed in the Guidelines are summarized below.

Independence

The Board has determined that all of the current independent directors and nominees have no material relationships with Kroger and satisfy the criteria for independence set forth in Rule 303A.02 of the NYSE Listed Company Manual. Therefore, all independent directors and nominees are independent for purposes of the NYSE listing standards. The Board made its determination based on information furnished to the Company by each of the directors regarding their relationships with Kroger and its management, and other relevant information. The Board considered, among other things, that

●	the value of any business transactions between Kroger and entities with which the directors are affiliated falls below the thresholds identified by the NYSE listing standards, and

●	no directors had any material relationships with Kroger other than serving on our Board.

The Board also considered that Kroger purchases from Dell Technologies Inc. where Kevin Brown is an officer. The Board determined that these transactions do not impair independence of Mr. Brown as they are in the ordinary course of business on the same terms offered to similar purchases and do not exceed applicable independence thresholds.

Audit Committee Independence and Expertise

The Board has determined that Anne Gates, Karen M. Hoguet, and Ashok Vemuri, independent directors, each of whom is a member of the Audit Committee, are “Audit Committee Financial Experts” as defined by applicable Securities and Exchange Commission (“SEC”) regulations and that all members of the Audit Committee are “financially literate” as that term is defined in the NYSE listing standards and are independent in accordance with Rule 10A-3 of the Exchange Act.

Code of Ethics

The Board has adopted The Kroger Co. Policy on Business Ethics, applicable to all officers, associates, and directors, including Kroger’s principal executive, financial, and accounting officers. The Policy on Business Ethics is available on our website at ir.kroger.com under Investors — Governance — Policy on Business Ethics. Shareholders may also obtain a copy of the Policy on Business Ethics by making a written request to Kroger’s Secretary at our executive offices.

Communications with the Board

The Board has established two separate mechanisms for shareholders and interested parties to communicate with the Board. Any shareholder or interested party who has concerns regarding accounting, improper use of Kroger assets, or ethical improprieties may report these concerns via a toll-free hotline (800-689-4609) or website (ethicspoint.com) established by the Board’s Audit Committee. The concerns are investigated by Kroger’s Vice President, Chief Ethics and Compliance Officer, and the Vice President of Internal Audit and reported to the Audit Committee as deemed appropriate.

Shareholders or interested parties also may communicate with the Board in writing directed to Kroger’s Secretary at our executive offices. Communications relating to personnel issues, ordinary business operations, or companies seeking to do business with us, will be forwarded to the business unit of Kroger that the Secretary deems appropriate. Other communications will be forwarded to the Chair of the Corporate Governance Committee for further consideration. The Chair of the Corporate Governance Committee will take such action as he or she deems appropriate, which may include referral to the full Corporate Governance Committee or the entire Board.

Executive Officer Succession Planning

The Guidelines provide that the Compensation Committee will review Company policies and programs for talent development and evaluation of executive officers and will review management succession planning. The Committee evaluates the specific qualities, skills and experience that are needed to support Kroger’s current and long-term business strategies.

Attendance

The Board held nine meetings in fiscal year 2025. During fiscal 2025, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which that director served. Members of the Board are expected to use their best efforts to attend all annual meetings of shareholders. All Board members attended last year’s Annual Meeting.

Independent Compensation Consultants

The Compensation Committee directly engaged Korn Ferry as a compensation consultant to advise the Compensation Committee in the design of compensation for executive officers and to advise with respect to the unique circumstances of the 2025 compensation cycle. In March 2025, the Compensation Committee also engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.

In fiscal 2025, Kroger paid Korn Ferry $105,954 for work performed for the Compensation Committee. In fiscal 2025, Kroger paid Meridian $441,863 for work performed for the Compensation Committee. Kroger, on management’s recommendation, retained Korn Ferry to provide other services for Kroger in fiscal 2025 for which Kroger paid $199,706. These other services consisted of salary surveys and executive coaching services. The Compensation Committee expressly approved Korn Ferry performing these additional services. After taking into consideration the NYSE’s independence standards and the SEC rules, the Compensation Committee also determined that Korn Ferry was independent, and its work did not raise any conflict of interest.

The Compensation Committee may engage additional compensation consultants from time to time as it deems advisable.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or associate of Kroger during fiscal 2025, and no member of the Compensation Committee is a former officer of Kroger or was a party to any related person transaction involving Kroger required to be disclosed under Item 404 of Regulation S-K. During fiscal 2025, none of our executive officers served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of Kroger’s Board of Directors or Compensation Committee of the Board.

The Board’s Role in Risk Oversight

While risk management is primarily the responsibility of Kroger’s management team, the Board is responsible for strategic planning and overall supervision of our risk management activities. The Board’s oversight of the material risks faced by Kroger occurs at both the full Board level and at the Committee level, each of which may engage advisors and experts from time to time to provide advice and counsel on risk-related matters.

We believe that our approach to risk oversight optimizes our ability to assess inter-relationships among the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for Kroger. We also believe that our risk oversight structure complements our current Board leadership structure, as it allows our independent directors, through the five fully independent Board Committees, and in executive sessions of independent directors led by the Lead Director, to exercise effective oversight of the actions of management’s identification of risk and implementation of effective risk management policies and controls.

The Board receives presentations throughout the year from various department and business unit leaders that include discussion of significant risks, including newly identified and evolving high priority risks. When new risks are identified, management conducts, and either the full Board or the appropriate Board committee reviews and discusses, an enterprise risk assessment related to such new risks which may include human capital, supply chain, associate and customer health and safety, legal, regulatory, and other risks. Management and the Board then discuss the relative severity of each category of risk as well as mitigating actions and considerations relating to disclosures of material risks.

At each Board meeting, the CEO addresses matters of particular importance or concern, including any significant areas of risk, such as newly identified risks, that require Board attention. Additionally, through dedicated sessions focusing entirely on corporate strategy, the full Board reviews in detail Kroger’s short- and long-term strategies, including consideration of significant risks facing Kroger – either immediately or longer term – and their potential impact. The independent directors, in executive sessions led by the Lead Director, address matters of particular concern, including significant areas of risk, that warrant further discussion or consideration outside the presence of Kroger employees. At the committee level, reports are given by management subject matter experts to each Committee on risks within the scope of their charters. Each Committee reports to the full Board at each meeting, including any areas of risk discussed by the Committee.

The Audit Committee has oversight responsibility not only for financial reporting of Kroger’s major financial exposures and the steps management has taken to monitor and control those exposures, but also for the effectiveness of management’s processes that monitor and manage key business risks facing Kroger, as well as the major areas of risk exposure, and management’s efforts to monitor and control the major areas of risk exposure. The Audit Committee incorporates its risk oversight function into its regular reports to the Board and also discusses with management its policies with respect to risk assessment and risk management.

Cybersecurity Governance

Our Vice President, Chief Ethics and Compliance Officer provides regular updates to the Audit Committee on our compliance risks and actions taken to mitigate such risks. In addition, the Audit Committee is charged with oversight of data privacy and cybersecurity risks. Protection of our customers’ data is a fundamental priority for our Board and management team. Kroger’s Chief Digital Officer (CDO) and Chief Information Security Officer (CISO) provide a quarterly update at each Committee meeting on cybersecurity risks and related mitigating actions to the Audit Committee, meet with the full Board and the Audit Committee at least annually, and inform the Committee immediately if a cybersecurity incident is deemed material. They report to the Audit Committee and the Board on compliance and regulatory issues, provide updates concerning continuously-evolving threats and mitigating actions, and present a NIST Cybersecurity Framework Scorecard. Additionally, the CDO and CISO discuss and present strategies to address geopolitical threats that may impact operations as well as technological changes, such as AI and quantum computing. In overseeing cybersecurity risks, the Audit Committee focuses on aggregated, thematic issues with a risk-based approach. Oversight of cybersecurity risk incorporates strategy metrics, third party cyber risk assessments, and internal audit and controls. An independent third party also regularly reports to the Audit Committee and the full Board on cybersecurity, and best practices for cybersecurity oversight by the Board, and the evolution of that oversight over time. Management also reports on strategic key risk indicators, ongoing initiatives, and significant incidents and their impact. We experience cybersecurity threats and incidents from time to time. We are not aware of any material risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, and we have not experienced a cybersecurity threat or incident that has materially affected Kroger in at least the last three years. There can be no assurance that cybersecurity threats will not have a material effect on us in the future.

For more information please see Item 1C. Cybersecurity in the Company’s Annual Report on Form 10-K for the year ended January 31, 2026 filed with the SEC on March 31, 2026.

Director Compensation

2025 Director Compensation

The following table describes the fiscal year 2025 compensation for independent directors. Mr. Sargent, during his tenure as our Interim CEO, and Mr McMullen, our former CEO, did not receive compensation for their Board service. Mr. Sargent, our Chairman of the Board, served as an independent director and lead director for the months of February and a portion of March, 2025 and received compensation as such.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation(2)	Total
Nora A. Aufreiter	$124,628	$198,892	$0	$323,520
Kevin M. Brown	$104,688	$198,892	$0	$303,580
Elaine L. Chao	$104,688	$198,892	$0	$303,580
Anne Gates	$139,583	$198,892	$0	$338,475
Karen M. Hoguet	$134,598	$198,892	$0	$333,490
Clyde R. Moore	$117,961	$198,892	$4,599	$321,452
Ronald L. Sargent	$28,647	$0	$6,837	$35,484
Amanda Sourry	$118,023	$198,892	$0	$316,915
Mark S. Sutton	$159,688	$198,892	$0	$358,580
Ashok Vemuri	$114,658	$198,892	$0	$313,550

(1)	Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the annual incentive share award, computed in accordance with FASB ASC Topic 718. On July 15, 2025, each independent director then serving received 2,767 incentive shares with a grant date fair value of $198,892.

(2)	The amount reported for Mr. Sargent represents preferential earnings on nonqualified deferred compensation. For a complete explanation of preferential earnings, please refer to footnote 5 to the Summary Compensation Table. Mr. Moore’s pension value increased by $4,599 which represents the change in actuarial present value of his accumulated benefit under the pension plan for independent directors. This change in value of accumulated pension benefits is included in the Director Compensation Table above. Pension values may fluctuate significantly from year to year depending on a number of factors, including age, average annual earnings, and the assumptions used to determine the present value, such as the discount rate. The increase in the actuarial present value of his accumulated pension benefit for 2025 is primarily due to a decrease in the discount rate which was offset due to aging.

Annual Compensation

In 2025, each independent director received an annual cash retainer of $105,000. The Lead Director received an additional annual retainer of $40,000 per year; the members of the Audit Committee each received an additional annual retainer of $10,000; the Chair of the Audit Committee received an additional annual retainer of $25,000; and the Chair of each of the other Committees received an additional annual retainer of $20,000. Each independent director also received an annual grant of incentive shares (Kroger common shares) with a value of approximately $200,000.

The Board has determined that compensation of independent directors must be competitive on an ongoing basis to attract and retain directors who meet the qualifications for service on the Board. Independent director compensation will be reviewed from time to time as the Corporate Governance Committee deems appropriate.

Pension Plan

Independent directors first elected prior to July 17, 1997, receive an unfunded retirement benefit equal to the average cash compensation for the five calendar years preceding retirement. Only Mr. Moore is eligible for this benefit. Benefits begin at the later of actual retirement or age 65.

Nonqualified Deferred Compensation

We maintain a deferred compensation plan for independent directors. Participants may defer up to 100% of their cash compensation and/or the receipt of all (and not less than all) of the annual award of incentive shares.

Cash Deferrals

Cash deferrals are credited to a participant’s deferred compensation account. Participants may elect from either or both of the following two alternative methods of determining benefits:

●	interest accrues until paid out at the rate of interest determined prior to the beginning of the deferral year to represent Kroger’s cost of ten-year debt; and/or

●	amounts are credited in “phantom” stock accounts and the amounts in those accounts fluctuate with the price of Kroger common shares.

In both cases, deferred amounts are paid out only in cash, based on deferral options selected by the participant at the time the deferral elections are made. Participants can elect to have distributions made in a lump sum or in quarterly installments, and may make comparable elections for designated beneficiaries who receive benefits in the event that deferred compensation is not completely paid out upon the death of the participant.

Incentive Share Deferrals

Participants may also defer the receipt of all (and not less than all) of the annual award of incentive shares. Distributions will be made by delivery of Kroger common shares within 30 days after the date which is six months after the participant’s separation of service.

Director Stock Ownership Guidelines

Independent directors are required to own shares equivalent to five times their annual base cash retainer. For more details on the Stock Ownership Guidelines, see page 52.

Beneficial Ownership of Common Stock

The following table sets forth the common shares beneficially owned as of April 28, 2026 by Kroger’s directors, nominees for director, the NEOs, and the directors, nominees for director and executive officers as a group. The percentage of ownership is based on 612,633,958 of Kroger common shares outstanding on April 28, 2026. Shares reported as beneficially owned include shares held indirectly through Kroger’s defined contribution plans and other shares held indirectly, as well as shares subject to stock options exercisable on or before June 26, 2026. Except as otherwise noted, each beneficial owner listed in the table has sole voting and investment power with regard to the common shares beneficially owned by such owner. Unless otherwise indicated, the address of each of the beneficial owners listed below is c/o Secretary, The Kroger Co., 1014 Vine Street, Cincinnati, OH 45202.

Name	Amount and Nature of Beneficial Ownership(1)	Options Exercisable on or before June 26, 2026 – included in column (a)
Mary Ellen Adcock	343,218	143,890
Nora A. Aufreiter(2)	60,033	—
Kevin M. Brown	21,805	—
Mitchell R. Butier	—	—
Elaine L. Chao(2)	19,556	—
Yael Cosset	368,736	210,868
Todd A. Foley	12,000	—
Greg Foran	48,026	—
Anne Gates(2)	55,203	—
Karen M. Hoguet(3)	30,353	—
David J. C. Kennerley	73,443	7,704
Timothy A. Massa(4)	564,010	313,698
W. Rodney McMullen(5)	84,797	—
Clyde R. Moore	85,850	—
Ronald L. Sargent(2)	323,235	—
Amanda Sourry	21,805	—
Mark S. Sutton(2)	49,727	—
Ashok Vemuri	35,701	—

Directors, nominees for director and executive officers as a group (22 persons, including those named above) (6)	2,492,061	825,866

(1)	No director, nominee for director, or executive officer owned as much as 1% of Kroger common shares. The directors, nominees for director and executive officers as a group beneficially owned 0.4% of Kroger common shares.

(2)	This amount includes incentive share awards that were deferred under the deferred compensation plan for independent directors in the following amounts: Ms. Aufreiter, 10,726; Ms. Chao, 15,472; Ms. Gates, 24,178; Mr. Sargent, 68,237; Mr. Sutton, 7,383.

(3)	This amount includes 2,075 shares held by Ms. Hoguet’s spouse. She disclaims beneficial ownership of these shares.

(4)	This amount includes 115,000 shares held in a trust by Mr. Massa’s spouse. He disclaims beneficial ownership of these shares.

(5)	This amount represents shares beneficially owned by Mr. McMullen as of the date of his resignation on March 2, 2025. The Company does not have information as to his current share ownership.

(6)	Mr. McMullen and Mr. Foley are departed executive officers and as such are not included in this group (Mr. McMullen resigned on March 2, 2025, and Mr. Foley retired on June 30, 2025).

The following table sets forth information regarding the beneficial owners of more than five percent of Kroger common shares as of April 28, 2026, based on reports on Schedule 13G filed with the SEC.

Name	Address	Amount and Nature of Ownership	Percentage of Class
Berkshire Hathaway Inc.	3555 Farnman Street Omaha, NE 68131	50,000,000(1)	7.0%
BlackRock, Inc.	50 Hudson Yards New York, NY 10001	54,223,923(2)	7.5%
State Street Corporation	One Congress Street, Suite 1 Boston, MA 02114	31,992,265(3)	5.1%

(1)	Reflects beneficial ownership by Berkshire Hathaway Inc. as of December 31, 2022, as reported on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2023, reporting shared voting power with respect to 50,000,000 common shares, and shared dispositive power with respect to 50,000,000 common shares.

(2)	Reflects beneficial ownership by BlackRock Inc., as of March 31, 2025, as reported on Amendment No. 18 to Schedule 13G filed with the SEC on April 17, 2025, reporting sole voting power with respect to 48,825,300 common shares, and sole dispositive power with respect to 54,223,923 common shares.

(3)	Reflects beneficial ownership by State Street Corporation, as of December 31, 2025, as reported on Schedule 13G filed with the SEC on February 9, 2026, reporting shared voting power with respect to 20,556,750 common shares, and shared dispositive power with respect to 31,987,451 common shares.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Those officers, directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3 and 4 received by Kroger, and any written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that during fiscal 2025 all filing requirements applicable to our officers, directors and 10% beneficial owners were timely satisfied, with the following exceptions: In October 2025, Megan N. Shaffer was late in the filing of a Form 4 to report one grant of restricted stock and stock options awarded under a Company long-term incentive plan due to an administrative error by the Company, and in February 2026, Victor R. Smith was late in the filing of a Form 3 due to SEC delay in the processing of Form ID applications.

Related Person Transactions

The Board has adopted a written policy requiring that any Related Person Transaction may be consummated or continue only if the Audit Committee approves or ratifies the transaction in accordance with the policy. A “Related Person Transaction” is one (a) involving Kroger, (b) in which one of our directors, nominees for director, executive officers, or greater than five percent shareholders, or their immediate family members, have a direct or indirect material interest; and (c) the amount involved exceeds $120,000 in a fiscal year. Pursuant to our policy, our Audit Committee has pre-approved transactions with Related Persons that are in the ordinary course of business if the aggregate amount involved in any fiscal year does not exceed the greater of $1,000,000 or 2 percent of such other company’s consolidated gross revenues; provided that such transactions are reported to the Audit Committee at regular committee meetings.

The Audit Committee will approve only those Related Person Transactions that are in, or not inconsistent with, the best interests of Kroger and its shareholders, as determined by the Audit Committee in good faith in accordance with its business judgment. No director may participate in any review, approval, or ratification of any transaction if he or she, or an immediate family member, has a direct or indirect material interest in the transaction.

Where a Related Person Transaction will be ongoing, the Audit Committee may establish guidelines for management to follow in its ongoing dealings with the related person and the Audit Committee will review and assess the relationship on an annual basis to ensure it complies with such guidelines and that the Related Person Transaction remains appropriate.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the key elements and philosophy of our executive compensation program as well as how and why the Compensation Committee and our Board of Directors made specific compensation decisions and policies with respect to our Named Executive Officers (“NEOs”).

Executive Summary

We delivered strong performance in 2025. Kroger achieved strong results in 2025, building on growth over the last three years. We delivered a fresh, affordable, and seamless shopping experience for our customers, with zero compromise on quality, selection, or convenience. We also delivered on our financial commitments through our strong, resilient Value Creation Model. In 2025, we achieved financial performance results of ID sales growth, without fuel, of 2.9%1, and adjusted FIFO operating profit, including fuel, of $4.9 billion2.

Our executive compensation program aligns with long-term shareholder value creation. On average, 85% of the non-CEO NEOs’ compensation is at risk and performance-based, tied to achievement of financial and operational performance targets that are important to our shareholders and our long-term share price performance.

The annual performance incentive was earned slightly below target. The annual incentive program, based on a grid of identical sales, excluding fuel, and adjusted FIFO operating profit, including fuel, paid out at 93.84% of target, based on the goals and targets set by the Committee.

The long-term performance incentive payout reflects alignment with performance over fiscal years 2023, 2024, and 2025. Long-term performance unit equity awards granted in 2023 and tied to commitments made to our investors and other stakeholders regarding long-term sales growth, value creation (iTSR) metric, our commitment to Fresh, and relative Total Shareholder Return were earned at 32.4% of target.

We prioritized investment in our people. We strive to create a culture of opportunity for more than 403,000 associates and take seriously our role as a leading employer in the United States. In 2025, we invested in our associates by continuing to raise our average hourly wage to above $20, or above $26 including comprehensive benefits.

1 Excludes adjustment items.

2 See pages 28-36 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 31, 2026, for a reconciliation of GAAP operating profit to adjusted FIFO operating profit.

Our Named Executive Officers for Fiscal 2025

Name	Title
Ronald L. Sargent*	Interim Chief Executive Officer and Chairman
David J. C. Kennerley**	Executive Vice President and Chief Financial Officer
Mary Ellen Adcock	Executive Vice President and Chief Merchant and Marketing Officer
Yael Cosset	Executive Vice President and Chief Digital Officer
Timothy A. Massa	Executive Vice President and Associate Experience Officer
Todd A. Foley**	Former Senior Vice President and Chief Financial Officer
W. Rodney McMullen*	Former Chairman and Chief Executive Officer

*As disclosed on our Form 8-K filed with the SEC on March 3, 2025, Rodney McMullen resigned on March 2, 2025 and the Board appointed Ronald Sargent Interim CEO on March 2. Thus, this CD&A reflects the compensation received by Mr. Sargent as Interim Chief Executive Officer for his services for the time period beginning March 2, 2026 through the fiscal year ended January 31, 2026.

**As disclosed on our Form 8-K filed with the SEC on February 13, 2025, Mr. Kennerley was appointed Senior Vice President and Chief Financial Officer, effective as of April 3, 2025. Mr. Kennerley joined Kroger on March 10, 2025 as Senior Vice President. Mr. Foley continued in his role as Interim Chief Financial Officer until April 3, 2025, following which he remained a Senior Vice President until his retirement on June 30, 2025.

Fiscal 2025 Financial and Strategic Performance Highlights

Kroger achieved strong results in 2025 as we executed on our strategy of focusing on growing households and increasing customer loyalty by delivering great value and convenience, and investing in Fresh, Our Brands, Personalization, and eCommerce.

In 2025, we achieved an increase in ID Sales, without fuel, of 2.9%, excluding adjustment items, and adjusted FIFO operating profit of $4.9 billion. We have built a digital platform that allows customers to shift effortlessly between store, pick up, and delivery solutions. In 2025, we increased eCommerce sales, led by a strong demand for our Delivery solutions.

As part of our Zero Hunger | Zero Waste social and environmental impact plan, in 2025, we donated 536 million meals to feed families across America.

Our proven go-to-market strategy enables us to successfully navigate many operating environments. We believe that by delivering value for our customers, investing in our associates and serving our communities, we will continue to achieve attractive and sustainable total returns for our shareholders.

2025 Advisory Vote to Approve Executive Compensation and Shareholder Engagement

At the 2025 annual meeting, we held our annual advisory vote on executive compensation. Approximately 93% of the votes cast were in favor of the advisory vote. As part of our ongoing dialogue with our shareholders regarding governance matters, in 2025, we requested meetings with 18 shareholders representing 37% of our outstanding shares during proxy season and off-season engagement and subsequently met with 17 shareholders representing 29% of our outstanding shares.

Conversations in these meetings included discussions about our NEOs’ compensation program, with our shareholders providing feedback that they appreciated the pay-for-performance structure of our executive pay program. The Compensation Committee considers both the general and specific feedback received from shareholders, and with the guidance of our independent compensation consultant, incorporates that input into compensation design and outcomes.

2025 Compensation Program Overview

The fixed and at-risk pay elements of the non-CEO NEO compensation program for 2025 are reflected in the following table and charts.

Fiscal Year 2025 Interim CEO Compensation

As disclosed on our Form 8-K filed with the SEC on March 3, 2025, the Board appointed Ronald L. Sargent to serve as Interim CEO and Chairman of the Board effective March 2, 2025. In determining the compensation arrangements for Mr. Sargent, in his role as Interim CEO, the Compensation Committee and the Board considered the temporary nature of the appointments and the need to provide leadership continuity while the Board conducted its comprehensive CEO search. Accordingly, the approach we used to determine Interim CEO compensation for 2025 differed substantially from the process that we have historically used to determine annual CEO compensation. In particular, Mr. Sargent received a base salary for the period of his service as Interim CEO. Further, while the Compensation Committee determined that participation in certain standard long-term incentive plans would not be appropriate given the interim and transitional nature of the Interim CEO role, Mr. Sargent was granted restricted shares as part of his 2025 Interim CEO compensation. The Board consulted with its compensation consultant in setting Mr. Sargent’s base salary and reviewed compensation practices for “Interim” CEOs in S&P 300 companies. Additionally, the Board approved a grant of restricted shares in December 2025 to Mr. Sargent which reflected the Board’s assessment of his contributions and impact along with the Company’s performance during the period of service.

The Compensation Committee believes this compensation structure was appropriate given the interim nature of the role and consistent with the Company’s overall executive compensation objectives. No compensation other than base salary and certain dividend payments and retirement program contributions was provided for Mr. McMullen for fiscal year 2025 due to his resignation on March 2, 2025 as disclosed on our Form 8-K filed with the SEC on March 3, 2025.

For purposes of this CD&A, unless otherwise described below, descriptions of NEO compensation does not include the Interim CEO’s compensation for 2025.

Named Executive Officer (non-CEO) Target Pay Mix

The amounts used in the chart below are based on 2025 target direct compensation for the average of the non-CEO NEOs. As illustrated below, on average, 85% of the non-CEO NEOs’ compensation is at risk.

Average of Non-CEO NEOs Compensation

Our Compensation Philosophy and Objectives

Our executive compensation philosophy is to attract and retain the best management talent as well as motivate such associates to achieve our business and financial goals. Kroger’s incentive plans are designed to reward the actions that lead to long-term value creation. We believe our strategy creates value for shareholders in a manner consistent with Kroger’s purpose: To Feed the Human Spirit. The Compensation Committee believes that there is a strong link between our business strategy, the performance metrics in our short-term and long-term incentive programs, and the business results that drive shareholder value.

To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that there is a strong link between pay and performance. To do so, it is guided by the following principles:

●	Compensation must be designed to attract, retain and motivate those individuals who are best suited to be an NEO at Kroger and drive long-term value for shareholders.
●	A significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an NEO’s level of responsibility.
●	Compensation should include incentive-based pay to drive performance, providing superior pay for superior performance, including both a short- and long-term focus.
●	Compensation policies should include an opportunity for, and a requirement of, significant equity ownership to align the interests of NEOs and shareholders.
●	Components of compensation should be tied to an evaluation of business and individual performance measured against metrics that directly drive our business strategy.
●	Compensation plans should provide a direct line of sight to Company performance.
●	Compensation programs should be aligned with market practices.
●	Compensation programs should serve to both motivate and retain talent.

Summary of Key Compensation Practices

What we do:		What we do not do:
✓	Alignment of pay and performance	×	No special severance or change in control programs applicable only to NEOs
✓	Stock ownership guidelines for executives	×	No cash component in long-term incentive plans
✓	Multiple performance metrics under our short- and long-term performance-based plans discourage excessive risk taking and align with our long-term value creation strategy	×	No tax gross-up payments for executives, except for relocation expenses
✓	Double-trigger change in control provisions in all equity awards	×	No special executive life insurance benefit
✓	Double-trigger change in control provisions in cash severance benefits	×	No re-pricing or backdating of stock options without shareholder approval
✓	check;All long-term compensation is equity-based	×	No guaranteed salary increases or bonuses
✓	Engagement of an independent compensation consultant	×	No payment of dividends or dividend equivalents until performance units are earned
✓	Robust clawback policy	×	No evergreen or reload feature; no shares can be added to stock plan without shareholder approval
✓	Ban on hedging, pledging, and short sales of Kroger securities
✓	Minimal perquisites

Establishing Each Component of Executive Compensation

The Compensation Committee recommended, and the independent members of the Board determined, the Interim CEO’s compensation. In 2025, the Interim CEO recommended, and the Compensation Committee determined, each component of the other NEOs’ compensation. The Compensation Committee made changes to NEO compensation in March of 2025. Equity awards were granted in March and salary and annual incentive plan increases were effective April 1, 2025.

The Compensation Committee determines the amount of each NEO’s salary, annual cash incentive plan target, and long-term equity compensation by taking into consideration numerous factors including:

●	An assessment of individual contribution and performance;
●	Comparative compensation analysis involving comparable positions at peer group companies;
●	Level in organization and tenure in role; and
●	Internal equity among executives.

The assessment of individual contribution and performance is a qualitative determination, based on the following factors:

●	Leadership;
●	Contribution to the executive officer group;
●	Achievement of established performance objectives;
●	Decision-making abilities;
●	Performance of the areas or groups directly reporting to the NEO;
●	Support of company culture;
●	Strategic thinking and impact; and
●	Demonstrated commitment to Kroger’s Values: Safety, Honesty, Integrity, Respect, Diversity, and Inclusion.

At the end of each year, individual performance is evaluated based on the NEO’s performance objectives listed above, and the results of that evaluation are used in the determination of salary increases, target bonus opportunities, and the grant amount of all equity awards: restricted stock and stock options, which are time-based, and performance units granted under the long-term incentive plan, which are performance-based.

Elements of 2025 Compensation

2025 Salary

Our philosophy with respect to salary is to provide a sufficient and stable source of fixed cash compensation that is competitive with the market to attract and retain a high caliber leadership team. NEO salaries, effective April 1, 2025 and April 1, 2026, were as follows:

Name	2024 Base Salary	2025 Base Salary
Ronald Sargent	-	$4,350,000
David J.C. Kennerley	-	$800,000
Mary Ellen Adcock	$900,000	$900,000
Yael Cosset	$950,000	$1,000,000
Timothy A. Massa	$935,000	$990,000
Todd A. Foley	$600,000	$600,000
W. Rodney McMullen	$1,450,000	–

The Compensation Committee set Mr. Kennerley’s 2025 base salary and target annual incentive based on an arm’s length negotiation and advice from the compensation consultant.

2025 Annual Incentive Plan

The NEOs participate in a corporate performance-based annual cash incentive plan. The corporate annual cash incentive plan is a broad-based plan used across the Kroger enterprise. Approximately 46,000 associates are eligible to receive incentive payouts based all or in part on the incentive plan described below. The value of annual cash incentive awards that the NEOs earn each year is based upon Kroger’s overall company performance compared to goals established by the Compensation Committee based on the business plan adopted by the Board of Directors.

A minimum level of performance must be achieved before any payout is earned, while a payout of up to 210% of target incentive potential can be achieved for superior performance on the corporate plan metrics. There are no guaranteed or minimum payouts; if none of the performance goals are achieved, then no incentive is earned and no payout is made.

The annual cash incentive plan is designed to encourage decisions and behavior that drive the annual operating results and the long-term success of the Company. Kroger’s success is based on a combination of factors, and accordingly, the Compensation Committee believes that it is important to encourage behavior that supports multiple elements of our business strategy.

NEO target incentive potentials for fiscal years 2024 and 2025, were as follows:

Name	2024 Target Annual Incentive	2025 Target Annual Incentive
Ronald Sargent	-	-
David J.C. Kennerley	-	$800,000
Mary Ellen Adcock	$900,000	$900,000
Yael Cosset	$950,000	$1,000,000
Timothy A. Massa	$900,000	$990,000
Todd A. Foley	$700,000	$700,000
W. Rodney McMullen	$2,900,000	-

2025 Annual Incentive Plan Metrics

Potential payouts under the plan are based on Company performance on three primary metrics: ID Sales, excluding Fuel and Pharmacy, Adjusted FIFO Operating Profit, including Fuel and Pharmacy, and Pharmacy Script Count Growth, plus a potential kicker based on Composite Scores. The performance objectives are shown in the grid below, with payouts interpolated for actual performance between levels.

Metric	Rationale for Use

ID Sales, excluding Fuel and Pharmacy	● Identical Sales (“ID Sales”) represent sales, excluding fuel and pharmacy, at our supermarkets that have been open without expansion or relocation for five full quarters, excluding supermarket fuel sales, plus sales growth at all other customer-facing non-supermarket businesses.
● We believe that ID Sales are the best measure of real growth of our sales across the enterprise. A key driver of our model is ID Sales growth, without fuel.
● This financial metric equals gross profit, excluding the LIFO charge, minus OG&A, minus rent, and minus depreciation and amortization.
Adjusted FIFO Operating Profit, including Fuel and Pharmacy	● Adjusted FIFO Operating Profit, including fuel and pharmacy, is a key measure of company success as it tracks our earnings from operations, and it measures our day-to-day operational effectiveness. It is a useful measure to investors because it reflects the revenue and expense that a company can control.
Pharmacy Script Count	● Pharmacy sales results are volatile due to multiple factors including GLP-1 growth, Inflation Reduction Act, and mix changes.
● Measures the success of growing our prescription business.
Composite Score Kicker*	● Achieving a high composite score reflects execution of an improved customer experience through operational excellence and consistent delivery of our standard of performance, which ultimately drives higher sale and earnings results.

*Composite Score Kicker metric provides that an additional 10% payout can be earned if 70% of stores are at 62%+ for composite score and less than 5% of stores are at 0% to 50% composite score. There is no payout of the Composite Score Kicker if the foregoing metrics are not met.

The goals established by the Compensation Committee were as follows:

Annual 2025 AIP Grid			Total Identical Sales Excluding Fuel & Pharmacy

			0.00%	0.40%	0.75%	1.00%	1.25%	1.50%	1.70%	1.90%	2.10%	2.30%	2.55%	2.80%	3.05%	3.50%	4.00%
Adjusted FIFO Operating Profit ($M)	≥	4,410	0%	5%	30%	35%	40%	45%	50%	60%	70%	75%	80%	85%	90%	100%	120%
	≥	4,610	5%	15%	40%	45%	50%	55%	60%	70%	80%	85%	90%	95%	100%	110%	130%
	≥	4,710	10%	25%	50%	55%	60%	65%	70%	80%	90%	95%	100%	105%	110%	120%	140%
	≥	4,810	15%	35%	60%	65%	70%	75%	80%	90%	100%	105%	110%	115%	120%	130%	150%
	≥	4,910	20%	45%	70%	75%	90%	93%	97%	100%	110%	115%	120%	125%	130%	140%	160%
	≥	5,010	25%	55%	80%	85%	100%	103%	107%	110%	120%	125%	130%	135%	140%	150%	170%
	≥	5,110	30%	65%	90%	105%	110%	113%	117%	120%	130%	135%	140%	145%	150%	160%	180%
	≥	5,210	35%	75%	100%	110%	120%	123%	127%	130%	140%	145%	150%	155%	160%	170%	190%
	≥	5,410	40%	85%	110%	120%	130%	133%	137%	140%	150%	155%	160%	165%	170%	180%	200%

2025 Annual Incentive Plan – Actual Results and Payout Percentage

Corporate Plan Metric	2025 Performance(1)	Weight	Payout
Identical Sales, excluding fuel & pharmacy	1.13%	90%	82.04%
Adjusted Net Operating Profit, including fuel and pharmacy	$4.9 B
Pharmacy Script Count Growth (2)	10%	10%	100%
Composite Score Kicker			10%
Total Payout			93.84%

(1)	See grid above.

(2)	The pharmacy script growth metric could be paid out up to 10% if the Company achieved pharmacy script growth above a pre-determined growth target. There were various cut-ins if the pharmacy script growth metric did not hit the target.

Following the close of the 2025 fiscal year, the Compensation Committee reviewed Kroger’s performance against each of the metrics outlined above and determined the extent to which Kroger achieved those objectives. Our performance compared to the goals established by the Compensation Committee resulted in a payout of 93.84% of the participant’s incentive plan target for the NEOs, with the exception of Mr. McMullen and Ms. Adcock as discussed below. Mr. McMullen did not receive an incentive payment for 2025.

Ms. Adcock received an annual bonus amount equal to 79.39% of her bonus potential because it included the corporate annual plan described above and team metrics as follows. The team metrics measured supermarket ID sales, excluding pharmacy and fuel, supermarket selling gross dollars including shrink dollars for all departments excluding pharmacy and fuel, and fuel gallons growth and fuel EBITDA grid.

Corporate Plan Metric	Payout Percentage	Weight

Corporate Annual Bonus Plan	82.04%	60%
Team Metrics	45.93%	40%
Composite Score Kicker	10%

Payout	79.39%

The Compensation Committee maintains the ability to reduce the annual cash incentive payout for all executive officers, including the NEOs, if they determine for any reason that the incentive payouts were not appropriate given their assessment of Company or individual performance. The Compensation Committee did not exercise such discretion for 2025 payouts.

As described above, the corporate annual incentive payout percentage is applied to each NEO’s incentive plan target which is determined by the Compensation Committee. The actual amounts of performance-based annual incentive paid to the NEOs for 2025 are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Long-Term Compensation Program

The Compensation Committee believes in the importance of providing an incentive to the NEOs to achieve the long-term goals established by the Board. As such, a majority of NEO compensation is dependent on the achievement of those goals. Long-term compensation promotes long-term value creation and discourages the over- emphasis of attaining short-term goals at the expense of long-term growth.

The long-term incentive program is structured to be a combination of performance- and time-based compensation that reflects elements of financial and common share performance to provide both retention value and alignment with Company performance. The Compensation Committee determined that, for all executive officers, all long-term compensation would generally be equity-based as follows: 50% of equity granted under the program would be, performance-based and the remaining 50% of equity would be time-based, consisting of 30% in restricted stock and 20% in stock options.

Each year, NEOs receive grants under the long-term compensation program, which is structured as follows:

●	Performance-Based (50% of NEO long-term target compensation)

●	Long-term performance-based compensation is provided under a Long-Term Incentive Plan adopted by the Compensation Committee. The Committee adopts a new performance plan every year, measuring improvement on the Company’s long-term goals over successive three-year periods. Accordingly, at any one time there are three plans outstanding, which are summarized below.

●	Under the Long-Term Incentive Plans, NEOs receive grants of equity called performance units. A target number of performance units based on level and individual performance is awarded to each participant at the beginning of the three-year performance period.

●	Payouts under the plan are contingent on the achievement of certain strategic performance and financial measures and incentivize recipients to promote long-term value creation and enhance shareholder value by supporting the Company’s long-term strategic goals.

●	The payout percentage, based on the extent to which the performance metrics are achieved, is applied to the target number of performance units awarded. Then, a modifier based on Relative Total Shareholder Return compared to the S&P 500 is applied, which can increase or decrease the payout.

●	Performance units are paid out in Kroger common shares based on actual performance, along with dividend equivalents for the performance period on the number of earned common shares.

●	Time-Based (50% of NEO long-term target compensation)

●	Long-term time-based compensation consists of 20% stock options and 30% restricted stock, which are linked to common share performance, creating alignment between the NEOs’ and our shareholders’ interests. Historically, grants vest ratably over four years.

●	Stock options have no initial value and recipients only realize benefits if the value of our common shares increases following the date of grant, further aligning the NEOs’ and our shareholders’ interests.

Amounts of long-term compensation awards issued and outstanding for the NEOs are set forth in the Executive Compensation Tables section.

Summary of The Three Long-Term Incentive Plans Outstanding During 2025

With respect to our long-term performance-based compensation, the Compensation Committee designed plan metrics to align with Kroger’s long-term business plans and growth model. These metrics are the key elements in driving Kroger’s TSR.

The Compensation Committee adopts a new Long-Term Incentive Plan each year, which provides for overlapping three-year performance periods. Additional detail regarding each of the three plans is provided below, and a summary of the design of the plans outstanding during 2025 is as follows:

	2023 – 2025 LTIP	2024 – 2026 LTIP	2025 – 2027 LTIP
Performance Units and Dividend Equivalents

Performance units are equity grants which are paid out in Kroger common shares, based on actual performance at the end of the 3-year performance period, along with dividend equivalents for the performance period on the number of issued common shares ultimately earned.

Performance Metrics	● Adjusted Total Sales without Fuel + Fuel Gallons; ● Value Creation Metric (iTSR) Percentage; ● Fresh Equity metric; and ● Relative Total Shareholder Return modifier		● Adjusted Total Sales without Fuel + Fuel Gallons; ● Value Creation Metric (iTSR) Percentage; and ● Relative Total Shareholder Return modifier
Determination of Payout	The payout percentage, based on the extent to which the performance metrics are achieved, is applied to number of performance units awarded.
Maximum Payout	187.5%	187.5%	187.5%
Payout Date	March 2025	March 2026	March 2027

2023-2025 Long-Term Incentive Plan – Metrics

The 2023-2025 Long-Term Incentive Plan had the following components which supported our long-term business plans:

Metric	Rationale for Use	Weighting
Adjusted Total Sales without Fuel + Fuel Gallons	● This metric represents total revenue dollars without fuel + the number of fuel gallons sold over the three-year term of the plan. It represents the important metric of top line growth of the business from all channels.	25%
Value Creation Metric (iTSR) Percentage	● This financial metric equals adjusted earnings per diluted share (EPS) growth plus dividend yield. These two metrics, which are driven by operating profit growth and free cash flow, respectively, are essential elements of our value creation algorithm.	50%
Fresh Equity metric	● Fresh is a key element of how people decide where to shop. It drives trips and therefore delivers business results. Fresh is the core focus of how we differentiate and drive great engagement with customers and is a key driver of our growth.	25%

After the calculation of the three metrics above, a modifier based on Relative Total Shareholder Return compared to the S&P 500 was applied which could have increased or decreased the payout, as follows, interpolated for actual results between thresholds:

TSR Rank Relative to S&P 500	Modifier
25th percentile	75%
50th percentile	100%
75th percentile	125%

The highest payout from the three metrics alone equals 100%. However, the payout may exceed 100% if: (1) both the Adjusted Total Sales without Fuel + Fuel Gallons metric and the iTSR metric achieve 100%, and (2) the 3- year compound annual growth rate of Adjusted Total Sales without Fuel + Fuel Gallons exceeds 3.5%. The plan payout will increase incrementally from 100%, up to 150% maximum if the 3-year compound annual growth rate on the Adjusted Total Sales without Fuel + Fuel Gallons metric is 5.0%.

The payout percentage, as modified by the Relative TSR modifier, will be applied to the target number of performance units granted under the plan to determine the payout amount. The maximum payout under the 2023- 2025 Long-Term Incentive Plan is 187.5% as further described below.

2023-2025 Long-Term Incentive Plan – Results and Payout

The results and payout of the 2023-2025 Long-Term Incentive Plan are as follows.

Metric	Performance	Goal	Final Payout Percentage
Adjusted Total Sales without Fuel + Fuel Gallons	$141.9B	$147.6B	0%
Value Creation Metric (iTSR)	6.8%	11%	59.1%
Fresh Equity Metric	42.7	46.4	0%
Payout Before Modifier			29.6%
Relative TSR Modifier	>50% Percentile*	>50% Percentile	109.4%
TOTAL Payout for 2023-2025 Plan			32.35%

* The Company ranked 203rd in the S&P 500 over the three-year period for TSR. Based on this result, the Company is in the second quartile of TSR results within the S&P 500. Because the Company ranking falls between 125 and 250, the multiplier to be applied in order to calculate the final LTIP payout is calculated based on an interpolation of payouts between 100% and 125%, illustrated below:

TSR Rank in S&P 500	Payout Multiplier
1 to 125	125%
250	100%
375 to 500	75%
Actual Result = 203	109.4%

The NEOs were issued the number of Kroger common shares equal to 32.35% of the target number of performance units awarded to each executive, along with dividend equivalents for the three-year performance period on the number of issued common shares.

The dividend equivalents paid on common shares earned under the 2023 – 2025 Long-Term Incentive Plan are paid at the end of the plan and are reported in the “All Other Compensation” column of the Summary Compensation Table and footnote 6 to that table, and the common shares issued under the plan are reported in the 2025 Option Exercises and Stock Vested Table and footnote 2 to that table.

The annual and long-term performance-based compensation awards described herein were made pursuant to our 2019 Amended and Restated Long-Term Incentive Plan (the “2019 Plan”), which was approved by our shareholders in June 2022.

2024 – 2026 Long-Term Incentive Plan Metrics

The 2024 – 2026 Long-Term Incentive Plan metrics have been designed to reflect commitments made to our investors and other stakeholders regarding long-term sales growth, our Value Creation algorithm (through iTSR) and our commitment to Fresh. The plan also includes a modifier based on our relative TSR to the S&P 500 shareholder return.

Metric	Rationale for Use	Weighting
Adjusted Total Sales without Fuel + Fuel Gallons	● This metric represents total revenue dollars without fuel + the number of fuel gallons sold over the three-year term of the plan. It represents the important metric of top line growth of the business from all channels.	25%
Value Creation Metric (iTSR) Percentage	● This financial metric equals adjusted earnings per diluted share (EPS) growth plus dividend yield. These two metrics, which are driven by operating profit growth and free cash flow, respectively, are essential elements of our value creation algorithm.	50%
Fresh Equity metric	● Fresh is a key element of how people decide where to shop. It drives trips and therefore delivers business results. Fresh is the core focus of how we differentiate and drive great engagement with customers, and is a key driver of our growth.	25%

The highest payout from the three metrics alone equals 100%. However, the payout may exceed 100% if: (1) both the Adjusted Total Sales without Fuel + Fuel Gallons metric and the iTSR metric achieve 100%, and (2) the 3- year compound annual growth rate of Adjusted Total Sales without Fuel + Fuel Gallons exceeds 3.2%. The plan payout will increase incrementally from 100%, up to 150% maximum if the 3-year compound annual growth rate on the Adjusted Total Sales without Fuel + Fuel Gallons metric is 4.7%.

After the calculation described above, a modifier based on Relative Total Shareholder Return compared to the S&P 500 will be applied, as follows, interpolated for actual results between the 25th percentile and 75th percentile thresholds:

TSR Rank Relative to S&P 500	Modifier
25th percentile	75%
50th percentile	100%
75th percentile	125%

The payout percentage, as modified by the Relative TSR modifier, will be applied to the number of performance units granted under the plan to determine the payout amount. If all three metrics are achieved at the maximum level and the Relative Total Shareholder Return modifier is maximized, the total plan payout would be 187.5%.

2025 – 2027 Long-Term Incentive Metrics

The 2025-2027 Long-Term Incentive Plan metrics have been designed to reflect commitments made to our investors and other stakeholders regarding long-term sales growth and our Value Creation algorithm (through intrinsic Total Shareholder Return, or iTSR).

Metric	Rationale for Use	Weighting
Adjusted Total Sales without Fuel + Fuel Gallons	● This metric represents total revenue dollars without fuel + the number of fuel gallons sold over the three-year term of the plan. It represents the important metric of top line growth of the business from all channels.	50%
Value Creation Metric (iTSR) Percentage	● This financial metric equals adjusted earnings per diluted share (EPS) growth plus dividend yield. These two metrics, which are driven by operating profit growth and free cash flow, respectively, are essential elements of our value creation algorithm.	50%

The highest payout from the two metrics alone equals 100%. However, the payout may exceed 100% if: (1) both the Adjusted Total Sales without Fuel + Fuel Gallons metric and the iTSR metric achieve 100%, and (2) the 3- year compound annual growth rate of Adjusted Total Sales without Fuel + Fuel Gallons exceeds 4,2%. The plan payout will increase incrementally from 100%, up to 150% maximum if the 3-year compound annual growth rate on the Adjusted Total Sales without Fuel + Fuel Gallons metric is 5.7%.

After the calculation described above, a modifier based on Relative Total Shareholder Return compared to the S&P 500 will be applied, as follows, interpolated for actual results between the 25th percentile and 75th percentile thresholds:

TSR Rank Relative to S&P 500	Modifier
25th percentile	75%
50th percentile	100%
75th percentile	125%

The payout percentage, as modified by the Relative TSR modifier, will be applied to the number of performance units granted under the plan to determine the payout amount. If all three metrics are achieved at the maximum level and the Relative Total Shareholder Return modifier is maximized, the total plan payout would be 187.5%.

Stock Options and Restricted Stock

Stock options and restricted stock continue to play an important role in retaining and rewarding NEOs for the achievement of long-term business objectives and provides incentives for the creation of shareholder value. Awards based on Kroger’s common shares are granted annually to the NEOs. Kroger historically has distributed time-based equity awards widely, helping to align the interests of associates with the interests of shareholders.

The stock options permit the holder to purchase Kroger common shares at an exercise price equal to the closing price of Kroger common shares on the date of the grant. Stock options are granted only on one of the four dates of Board meetings conducted at least one business day after Kroger’s public release of its quarterly earnings results.

The Compensation Committee determines the vesting schedule for stock options and restricted stock. During 2025, the Compensation Committee granted to the NEOs stock options and restricted stock, each with a four-year ratable vesting schedule.

Restricted stock awards are reported in the “Stock Awards” column of the Summary Compensation Table and footnote 2 to the Table and the 2025 Grants of Plan Based Awards Table. Stock option awards are reported in the “Option Awards” column of the Summary Compensation Table and footnote 3 to the Table and the “All other Option Awards” column of the 2025 Grants of Plan Based Awards Table.

Timing of Equity Grants

Annual equity awards, including stock options awards, are generally granted to our executives and associates during the open trading window period within the first fiscal quarter of each fiscal year. The Compensation Committee (or our Board of Directors, if to our CEO) also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, new hires, promotions, retention, changing compensation practices or other factors, in the discretion of the Compensation Committee (or our Board of Directors, if to our CEO).

We do not permit timed disclosure of material non-public information for the purposes of affecting the value of executive compensation, including stock option or similar equity awards, and stock options or other awards are not timed in relation to the release of material non-public information.

In fiscal 2025, no stock options were granted to any NEO within four business days prior to or one business day following the filing of a Form 10-Q, 10-K, or 8-K that disclosed material non-public information.

Retirement and Other Benefits

Kroger maintains several defined benefit and defined contribution retirement plans for its associates. The NEOs participate in one or more of these plans, as well as one or more excess plans designed to make up the shortfall in retirement benefits created by limitations under the Internal Revenue Code (the “Code”) on benefits to highly compensated individuals under qualified plans. Additional details regarding certain retirement benefits available to the NEOs can be found below in footnote 6 to the Summary Compensation Table and the 2025 Pension Benefits Table and the accompanying narrative.

Kroger also maintains The Kroger Co. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) in which Mr. McMullen and Mr. Foley had elected to participate. This plan is a nonqualified plan under which participants can annually elect to defer up to 100% of their cash compensation prior to January 1, 2025 and up to 75% of the cash compensation after January 1,2025. Additional details regarding our nonqualified deferred compensation plans available to the NEOs can be found below in the 2025 Nonqualified Deferred Compensation Table and the accompanying narrative.

Kroger also maintains The Kroger Co. Employee Protection Plan (“KEPP”), which covers all of our management associates who are classified as exempt under the federal Fair Labor Standards Act and certain administrative or technical support personnel who are not covered by a collective bargaining agreement, with at least one year of service. KEPP has a double trigger change in control provision, and it provides for severance benefits and extended Kroger-paid health care, as well as the continuation of other benefits as described in the plan, when an associate is actually or constructively terminated without cause within two years following a change in control of Kroger (as defined in KEPP). Participants are entitled to severance pay of up to 24 months’ salary and annual incentive target. The actual amount is dependent upon pay level and years of service. KEPP can be amended or terminated by the Board at any time prior to a change in control.

Stock option and restricted stock grant agreements with award recipients provide that those awards “vest,” with options becoming immediately exercisable, and restrictions on restricted stock lapsing, upon a change in control as described in the grant agreements, but only if an associate is actually or constructively terminated without cause within two years following a change in control of Kroger (as defined in the grant agreement, and consistent with KEPP).

Perquisites and Personal Benefits; Recruitment-Related Compensation

Our NEOs receive limited perquisites as the Compensation Committee does not believe that it is necessary for the attraction or retention of management talent to provide executives with a substantial amount of compensation in the form of perquisites.

In connection with the recruitment of Mr. Kennerley, the Compensation Committee approved a staggered signing bonus totaling $1,350,000 and relocation benefits to support his transition to Kroger. The signing bonus will be paid to Mr. Kennerley in three tranches: $300,000 paid after 30 days of employment, $550,000 after 2 months of employment, and $500,000 after 12 months of employment. The signing bonus is subject to repayment if he is separated from employment within two years from his hire date for any reason other than involuntary termination. Kroger provided customary relocation benefits, including reimbursement of moving and temporary living expenses and the Compensation Committee also approved a one-time tax gross-up related solely to the relocation benefits.

Process for Establishing Executive Compensation

The Compensation Committee of the Board has the primary responsibility for establishing the compensation of our executive officers, including the NEOs, with the exception of the CEO. The Compensation Committee’s role regarding the CEO’s compensation is to make recommendations to the independent members of the Board; the independent members of the Board establish the CEO’s compensation.

The Compensation Committee directly engaged Korn Ferry as a compensation consultant to advise the Compensation Committee in the design of compensation for executive officers and to advise with respect to the unique circumstances of the 2025 compensation cycle. In March 2025, the Compensation Committee also engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant.

Korn Ferry conducted an annual compensation assessment of executive positions at Kroger for the Compensation Committee. The assessment is one of several factors, as described above, on which the Compensation Committee determines compensation. The consultant assessed:

●	base salary;

●	target performance-based annual cash incentive;

●	target annual cash compensation (the sum of salary and annual cash incentive potential);

●	long-term incentive compensation, comprised of performance units, stock options and restricted stock; and

●	total direct compensation (the sum of target annual cash compensation and long-term compensation).

In addition to the factors identified above, the consultant also reviewed actual payout amounts against the targeted amounts. Following its engagement, Meridian provided advice to the Compensation Committee on executive compensation matters, including program design, market practices, and alignment of pay with performance.

Korn Ferry compared these elements against those of other companies in a group of publicly traded companies selected by the Compensation Committee. For 2025 compensation discussions, our peer group consisted of:

Albertsons	CVS Health	Sysco
Best Buy	Home Depot	Target
Cardinal Health	Johnson &Johnson	TJX Companies
Cencora, Inc (formerly known as AmerisourceBergen)	Lowe’s Procter & Gamble	Walgreens Boots Alliance Walmart
Costco Wholesale

The make-up of the compensation peer group is reviewed annually and modified as circumstances warrant. The Compensation Committee determined that no updates were needed from the 2024 peer group. In addition, the Compensation Committee considered supplemental data provided by Korn Ferry from “general industry” companies, a representation of the Fortune 40, excluding financial services companies. This data provided reference points, particularly for senior executive positions where competition for talent extends beyond the retail sector. The peer group includes a combination of food and drug retailers, other large retailers based on revenue size, and large consumer-facing companies. Median 2025 revenue for the peer group was $106 billion, compared to our 2025 revenue of $148 billion.

Considering the size of Kroger in relation to other peer group companies, the Compensation Committee believes that salaries paid to our NEOs should be competitively positioned relative to amounts paid by peer group companies for comparable positions. The Compensation Committee also aims to provide an annual cash incentive potential to our NEOs around the market median. Actual payouts may be as low as zero if performance does not meet the baselines established by the Compensation Committee, while superior financial performance is rewarded with compensation falling above the median.

The Compensation Committee has the authority to determine the amount of the NEO’s compensation.

In its annual review of compensation for the non-CEO NEOs, the Compensation Committee:

●	Conducts an annual review of all components of compensation, quantifying total compensation for the NEOs including a summary for each NEO of salary, performance-based annual cash incentive, and long-term performance-based equity comprised of performance units, stock options and restricted stock.

●	Considers internal pay equity at Kroger. The Compensation Committee works to determine that the compensation of the NEOs bears a reasonable relationship to the compensation levels of other executive positions at Kroger taking into consideration performance and differences in responsibilities.

●	Reviews a report from the Compensation Committee’s compensation consultant reflecting a comprehensive review of each element of pay, both annual and long-term; and compares NEO compensation with that of other companies, including both our peer group of competitors and a larger general industry group, to ensure that the Compensation Committee’s objective of competitiveness is met.

●	Took into account a recommendation from the Interim CEO for salary, annual cash incentive potential and long- term compensation awards for each of the senior officers, including the other NEOs. The Interim CEO’s recommendation took into consideration the objectives established by and the reports received by the Compensation Committee, as well as his assessment of individual job performance and contribution to our management team.

The Compensation Committee does not make use of a formula, but both qualitatively and quantitatively considers each of the factors identified above in setting compensation.

Stock Ownership Guidelines

To more closely align the interests of our officers and directors with the interests of shareholders, the Board has adopted stock ownership guidelines. These guidelines require independent directors, executive officers, and other key executives to acquire and hold a minimum dollar value of Kroger common shares as set forth below:

Position	Multiple
Chief Executive Officer	6 times base salary
President and Chief Operating Officer	4 times base salary
Executive Vice Presidents and Senior Vice Presidents	3 times base salary
Independent Directors	5 times annual cash retainer

All covered individuals are expected to achieve the target level within five years of appointment to their positions. Until the requirements are met, covered individuals, including the NEOs, must hold 100% of common shares issued pursuant to performance units earned, shares received upon the exercise of stock options and upon the vesting of restricted stock, except those necessary to pay the exercise price of the options and/or applicable taxes, and must retain all Kroger common shares unless the disposition is approved in advance by the CEO, or by the Board or Compensation Committee for the CEO. The Board increased the multiplier for the CEO from 5 times base salary to 6 times base salary at its December 2025 meeting.

Executive Compensation Recoupment Policy (Clawback)

We have adopted a policy on incentive compensation-based recovery, which meets the requirements of NYSE listing standards and Section 10D of the Exchange Act. The policy requires the recoupment of incentive- based compensation paid to certain current and former executive officers in the event that the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the securities laws. Under the policy, the Company will seek recovery of erroneously awarded incentive-based compensation received by current and former executive officers during the three-year fiscal year period prior to the date the Company is required to prepare an accounting restatement. The Policy is administered by the Compensation Committee of the Board.

Kroger has an additional recoupment policy, which provides that if a material error of facts results in the payment to an executive officer at the level of Group Vice President or higher of an annual or a long-term incentive in an amount higher than otherwise would have been paid, as determined by the Compensation Committee, then the officer, upon demand from the Compensation Committee, will reimburse Kroger for the amounts that would not have been paid if the error had not occurred. This recoupment policy applies to those amounts paid by Kroger within 36 months prior to the detection and public disclosure of the error or restatement.

Furthermore, under the 2019 Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Compensation Committee determines either that (i) prior to termination, the participant engaged in an act or omission that would have warranted termination for cause or (ii) after termination, the participant violates any continuing obligation or duty of the participant with respect to Kroger, any gain realized by the participant from the exercise, vesting or payment of any award may be cancelled, forfeited or recouped in the sole discretion of the Committee. Under the 2019 Plan, any gain realized by the participant from the exercise, vesting or payment of any award may also be recouped if, within one year after such exercise, vesting or payment, (i) a participant is terminated for cause, (ii) the Compensation Committee determines that the participant is subject to recoupment pursuant to any Kroger policy, or (iii) after a participant’s termination for any reason, the Compensation Committee determines either that (1) prior to termination the participant engaged in an act or omission that would have warranted termination for cause, or (2) after termination the participant violates any continuing obligation or duty of the participant with respect to Kroger. Unless otherwise defined under the 2019 Plan award agreement, “cause” has the meaning as defined in The Kroger Co. Employee Protection Plan, as amended from time to time.

Additionally, if an award based on financial statements that are subsequently restated in a way that would decrease the value of such award, the participant will, to the extent not otherwise prohibited by law, upon the written request of Kroger, forfeit and repay to Kroger the difference between what was received and what should have been received based on the accounting restatement, which will be repaid in accordance with any applicable Kroger policy or applicable law.

Compensation Policies as They Relate to Risk Management

As part of the Compensation Committee’s review of our compensation practices, the Compensation Committee considers and analyzes the extent to which risks arise from such practices and their impact on Kroger’s business. As discussed in the CD&A, our policies and practices for compensating associates are designed to, among other things, attract and retain high quality and engaged associates. In this process, the Compensation Committee also focuses on minimizing risk through the implementation of certain practices and policies, such as the executive compensation recoupment policy, which is described above. Accordingly, we do not believe that our compensation practices and policies create risks that are reasonably likely to have a material adverse effect on Kroger.

Securities Trading Policies

The Board has adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of Kroger’s securities by its directors, officers and associates, as well as by the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.

Prohibition on Hedging and Pledging

The Board has adopted a policy prohibiting Kroger directors and executive officers from engaging, directly or indirectly, in the pledging of, hedging transactions in, or short sales of, Kroger securities.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with Kroger’s management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in Kroger’s proxy statement and incorporated by reference into its Annual Report on Form 10-K for fiscal year ended January 31, 2026 filed with the SEC on March 31, 2026.

Compensation Committee:

Amanda Sourry, Chair

Kevin M. Brown

Clyde R. Moore

Mark Sutton

Executive Compensation Tables

Summary Compensation Table

The following table and footnotes provide information regarding the compensation of the NEOs for the fiscal years presented.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Comp- ensation ($)(4)	Change in Pension Value and Nonqualified Deferred Comp- ensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Ronald L. Sargent Interim Chief Executive Officer and Chairman	2025	3,975,806		10,000,077				62,016	14,037,608
	2024
	2023
David J.C. Kennerley Executive Vice President and Chief Financial Officer	2025	647,312	850,000	7,050,821	619,990	750,688		434,419	10,353,230
	2024
	2023
Mary Ellen Adcock Executive Vice President and Chief Merchant & Marketing Officer	2025	897,321		3,399,986	849,972	714,546		173,269	6,035,094
	2024	856,400		3,700,060	899,842	1,071,085		210,499	6,737,886
	2023
Yael Cosset Executive Vice President and Chief Digital Officer	2025	988,839		4,080,023	1,019,958	930,884		208,751	7,228,455
	2024	932,784		4,350,041	899,860	1,032,713		270,868	7,486,266
	2023	880,376		3,400,063	850,220	224,176		318,427	5,673,262
Timothy A. Massa Executive Vice President and Associate Experience Officer	2025	978,051	250,000	3,399,986	849,972	915,520		172,317	6,565,846
	2024	924,191		3,550,031	699,883	969,848		218,120	6,362,073
	2023	905,780		2,400,017	600,162	201,159		234,018	4,341,136
Todd A. Foley Former Senior Vice President and Interim Chief Financial Officer	2025	248,214		749,971		268,876		54,584	1,321,645
	2024	596,613	600,000	1,700,050	299,965	759,767		83,025	4,039,390
	2023
W. Rodney McMullen Former Chairman and Chief Executive Officer	2025	124,314					562,587	156,160	843,061
	2024	1,433,913		10,600,023	2,649,569	0	206,800	740,723	15,631,028
	2023	1,422,581		10,000,038	2,500,632	672,560	193,388	921,373	15,710,572

(1)	Mr. Kennerley received a signing bonus as part of his employment agreement. Mr. Massa received a cash bonus to reward his 2025 performance.

(2)	Amounts reflect the grant date fair value of restricted stock and performance units granted each fiscal year, as computed in accordance with FASB ASC Topic 718. The following table reflects the value of each type of award granted to the NEOs in 2025:

Name	Restricted Stock	Performance Units
Mr. Sargent	$10,000,077	$0
Mr. Kennerley	$3,730,089	$3,320,732
Ms. Adcock	$1,275,003	$2,124,983
Mr. Cosset	$1,530,017	$2,550,006
Mr. Massa	$1,275,003	$2,124,983
Mr. Foley	$0	$749,971
Mr. McMullen	$0	$0

The Restricted Stock values include the annual grant of restricted stock in 2025.

The grant date fair value of the performance units reflected in the stock awards column and in the table above is computed based on the probable outcome of the performance conditions as of the grant date. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the three- year performance period of the award determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the valuations are set forth in Note 11 to the consolidated financial statements in Kroger’s Annual Report on Form 10-K for fiscal year ended January 31, 2026 filed with the SEC on March 31, 2026.

Assuming that the highest level of performance conditions is achieved, the aggregate fair value of the 2025 performance unit awards at the grant date is as follows:

Name	Value of Performance Units Assuming Maximum Performance
Mr. Sargent	--
Mr. Kennerley	$6,266,356
Ms. Adcock	$3,984,376
Mr. Cosset	$4,781,277
Mr. Massa	$3,984,376
Mr. Foley	$1,406,211
Mr. McMullen	--

(3)	These amounts represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the valuations are set forth in Note 11 to the consolidated financial statements in Kroger’s Annual Report on Form 10-K for fiscal year ended January 31, 2026 filed with the SEC on March 31, 2026.

(4)	Non-equity incentive plan compensation earned for 2025 consists of amounts earned under the 2025 Annual Incentive Plan. The 2025 Annual Incentive Plan was calculated at 93.84% and was applied to each NEO’s annual incentive plan target, except for Ms. Adcock and Mr. Sargent. Ms. Adcock’s payout of 79.39% of her annual incentive target was calculated based on the Annual Incentive Plan metrics and the merchandising team metrics. Mr. Sargent did not participate in the 2025 Annual Incentive Plan and thus, did not receive payments under the 2025 Annual Incentive Plan. See “2025 Annual Incentive Plan Results” in the CD&A for more information on this plan.

(5)	The amount reported consists of preferential earnings on nonqualified deferred compensation, which only applies to Mr. McMullen. The remainder of the NEOs do not participate in a defined benefit pension plan and did not receive preferential earnings on nonqualified deferred compensation.

Change in Pension Value. The actuarial present value of Mr. McMullen’s accumulated pension benefits increased by $334,914. This change in value of accumulated pension benefits is included in the Summary Compensation Table. The value of accrued benefits increased primarily due to the decrease in discount rates offset somewhat due to aging. The Company froze the compensation and service periods used to calculate pension benefits for active associates who participated in the affected pension plans, including Mr. McMullen’s, as of December 31, 2019. Beginning January 1, 2020, the affected active associates no longer accrue additional benefits for future service and eligible compensation received under these plans. Please see the 2025 Pension Benefits section for further information regarding the assumptions used in calculating pension benefits.

Preferential Earnings on Nonqualified Deferred Compensation. Mr. McMullen participated in The Kroger Co. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) and received preferential earnings of $227,673. Under the plan, for elections made prior to January 1, 2025, deferred compensation earned interest at a rate representing Kroger’s cost of ten-year debt, as determined by the CFO, and approved by the Compensation Committee prior to the beginning of each deferral year. For each participant, a separate deferral account was created each year and the interest rate established for that year was applied to that deferral account until the deferred compensation is paid out. If the interest rate established by Kroger for a particular year exceeds 120% of the applicable federal long-term interest rate that corresponds most closely to the plan rate, the amount by which the plan rate exceeded 120% of the corresponding federal rate is deemed to be above- market or preferential. For each of the deferral accounts in which the plan rate is deemed to be above-market, Kroger calculates the amount by which the actual annual earnings on the account exceed what the annual earnings would have been if the account earned interest at 120% of the corresponding federal rate, and discloses those amounts as preferential earnings. Beginning January 1, 2025, deferred compensation is credited with earnings and/or losses based on notional investment directions made by the participant.

(6)	Amounts reported in the “All Other Compensation” column for 2025 include Company contributions to defined contribution retirement plans, dividend equivalents paid on earned performance units, and dividends paid on unvested restricted stock. In 2025, the total amount of perquisites and personal benefits for each of the NEOs was less than $10,000, except for Mr. Kennerley who received relocation benefits and tax gross-up payment for those benefits. The following table identifies the value of each element of All Other Compensation:

Name	Retirement Plan Contributions(a)	Payment of Dividend Equivalents on Earned Performance Units	Dividends Paid on Unvested Restricted Stock	Relocation	Tax Gross Up on Relocation
Mr. Sargent	$0	$0	$61,725
Mr. Kennerley	$0	$3,240	$57,560	$257,087	$111,259
Ms. Adcock	$55,264	$37,588	$80,417
Mr. Cosset	$60,021	$53,250	$95,480
Mr. Massa	$58,620	$37,588	$76,109
Mr. Foley	$37,580	$6,161	$10,843
Mr. McMullen	$96,972	$0	$59,188

(a)	Retirement plan contributions. The Company makes automatic and matching contributions to NEOs’ accounts under the applicable defined contribution plan on the same terms and using the same formulas as other participating associates. The Company also makes contributions to NEOs’ accounts under the applicable defined contribution restoration plan, which is intended to make up the shortfall in retirement benefits caused by the limitations on benefits to highly compensated individuals under the defined contribution plans in accordance with the Code. See footnote 1 to the 2025 Nonqualified Deferred Compensation table for more information on the Company contributions made to the NEOs under the defined contribution restoration plan.

2025 Grants of Plan-Based Awards

The following table provides information about equity and non-equity incentive awards granted to the NEOs in 2025.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)(1)	Maximum ($)(1)	Target (#)(2)	Maximum (#)(2)
Ronald L. Sargent	3/13/2025					60,515			$4,000,042
	12/19/2025					96,139			$6,000,035
David J.C. Kennerley		$800,000	$1,680,000
	3/13/2025					56,431			$3,730,089
	3/13/2025						30,816	$66.10	$619,990
	3/13/2025			50,238	94,196				$3,320,732
Mary Ellen Adcock		$900,000	$1,890,000
	3/13/2025					19,289			$1,275,003
	3/13/2025						42,247	$66.10	$849,972
	3/13/2025			32,148	60,278				$2,124,983
Yael Cosset		$1,000,000	$2,100,000
	3/13/2025					23,147			$1,530,017
	3/13/2025						50,696	$66.10	$1,019,958
	3/13/2025			38,578	72,334				$2,550,006
Timothy A. Massa		$990,000	$2,079,000
	3/13/2025					19,289			$1,275,003
	3/13/2025						42,247	$66.10	$849,972
	3/13/2025			32,148	60,278				$2,124,983
Todd A.Foley		$700,000	$1,470,000
	3/13/2025			11,346	21,274				$749,971
W. Rodney McMullen[5]	-	-	-	-	-	-	-	-	-

(1)	These amounts relate to the 2025 performance-based annual incentive plan. The amount listed under “Target” represents the annual incentive potential of the NEO. By the terms of the plan, payouts are limited to no more than 210% of a participant’s annual incentive potential; accordingly, the amount listed under “Maximum” is 210% of that officer’s annual incentive potential amount. The amounts actually earned under this plan were paid out in March 2026; are described in the CD&A; and are included in the Summary Compensation Table for 2025 in the “Non-Equity Incentive Plan Compensation” column and described in footnotes 2 and 4 to that table. See “2025 Annual Cash Incentive Plan” in CD&A for more information about the program for 2025.

(2)	These amounts represent performance units awarded under the 2025 Long-Term Incentive Plan, which covers performance during fiscal years 2025, 2026 and 2027. The amount listed under “Maximum” represents the maximum number of common shares that can be earned by the NEO under the award or 187.5% of the target amount. This amount is consistent with the estimate of aggregate compensation cost to be recognized by the Company over the three-year performance period of the award determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value reported in the last column is based on the probable outcome of the performance conditions as of the grant date. The aggregate grant date fair value of these awards is included in the Summary Compensation Table for 2025 in the “Stock Awards” column and described in footnote 2 to that table.

(3)	These amounts represent the number of shares of restricted stock granted in 2025. The aggregate grant date fair value reported in the last column is calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of these awards is included in the Summary Compensation Table for 2025 in the “Stock Awards” column and described in footnote 2 to that table.

(4)	These amounts represent the number of stock options granted in 2025. Options are granted with an exercise price equal to the closing price of Kroger common shares on the grant date. The aggregate grant date fair value reported in the last column is calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value of these awards is included in the Summary Compensation Table for 2025 in the “Option Awards” column and described in footnote 3 to that table.

(5)	Mr. McMullen did not receive any equity awards in 2025 due to his resignation.

The Compensation Committee established the incentive potential amounts for the performance-based annual incentive awards (shown in this table as “Target”) and the number of performance units awarded for the long-term incentive awards (shown in this table as “Target”). Amounts are payable to the extent that Kroger’s actual performance meets specific performance metrics established by the Compensation Committee at the beginning of the performance period. There are no guaranteed or minimum payouts; if none of the performance metrics are achieved, then none of the award is earned and no payout is made. As described in the CD&A, actual earnings under the performance-based annual incentive plan may exceed the target amount if the Company’s performance exceeds the performance goals, but are limited to 187.5% of the target amount. The potential values for performance units awarded under the 2025-2027 Long-Term Incentive Plan are more particularly described in the CD&A.

The annual restricted stock and nonqualified stock options awards granted to the NEOs generally vest in equal amounts on each of the first four anniversaries of the grant date, so long as the officer remains a Kroger associate. Any dividends declared on Kroger common shares are payable on unvested restricted stock.

2025 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity-based incentive compensation awards for the NEOs as of the end of 2025. The vesting schedule for each award is described in the footnotes to this table. The market value of unvested restricted stock and unearned performance units is based on the closing price of Kroger’s common shares of $62.85 on January 30, 2026, the last trading day of fiscal 2025.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald L. Sargent					60,515(6)	$3,803,368
					96,139(7)	$6,042,336
David J.C. Kennerley		30,816 (1)	$66.10	3/13/2035	14,070(8)	$884,300
					42,361(9)	$2,662,389
							10,421(14)	$680,179
							22,697(15)	$1,513,209
Mary Ellen Adock	37,960		$34.94	3/11/2031	3,285(10)	$206,462
	10,846		$38.32	3/11/2031	9,524(11)	$598,583
	23,292	7,764(2)	$57.09	3/10/2032	20,943(12)	$1,316,298
	19,907	19,908(3)	$47.25	3/9/2033	4,851(13)	$304,885
	10,216	30,648(4)	$55.51	3/14/2034	19,289(8)	$1,212,314
	3,174	9,525(5)	$61.85	12/20/2034			18,540(14)	$1,238,659
		42,247 (1)	$66.10	3/13/2035			32,148(15)	$2,153,595
Yael Cosset	83,037		$34.94	3/11/2031	4,927(10)	$309,662
	34,938	11,6462)	$57.09	3/10/2032	13,493(11)	$848,035
	28,202	28,202(3)	$47.25	3/9/2033	28,374(12)	$1,783,306
	13,135	39,405(4)	$55.51	3/14/2034	23,147(8)	$1,454,789
		50,696(1)	$66.10	3/13/2035			23,837(14)	$1,592,551
							38,578(15)	$2,584,340
Timothy A. Massa	40,561		$28.05	7/13/2028	3,285(10)	$206,462
	66,336		$24.75	3/14/2029	9,524(11)	$598,583
	62,696		$29.12	3/12/2030	24,321(12)	$1,528,575
	52,195		$34.94	3/11/2031	19,289(8)	$1,212,314
	23,292	7,764(2)	$57.09	3/10/2032			18,540(14)	$1,238,659
	19,907	19,908(3)	$47.25	3/9/2033			32,148(15)	$2,153,595
	10,216	30,648(4)	$55.51	3/14/2034
		42,247 (1)	$66.10	3/13/2035
Todd A. Foley							3,769(14)	$268,347
							1,600(15)	$147,531
W. Rodney McMullen	–	–	–	–	–	–	–	–

(1) Stock options vest in equal amounts on 3/13/2026, 3/13/2027, 3/13/2028, and 3/13/2029.

(2) Stock options vest on 3/10/2026.

(3) Stock options vest in equal amounts on 3/9/2026 and 3/9/2027.

(4) Stock options vest in equal amounts on 3/14/2026, 3/14/2027, and 3/14/2028.

(5) Stock options vest in equal amounts on 12/20/2026, 12/20/2027, and 12/20/2028.

(6) Restricted stock vests on 3/13/2026.

(7) Restricted stock vests on 12/20/2026.

(8) Restricted stock vests in equal amounts on 3/13/2026, 3/13/2027, 3/13/2028, and 3/13/2029.

(9) Restricted stock vests in equal amounts on 3/13/2026, 3/13/2027, and 3/13/2028.

(10) Restricted stock vests on 3/10/2026.

(11) Restricted stock vests in equal amounts on 3/9/2026 and 3/9/2027.

(12) Restricted stock vests in equal amounts on 3/14/2026, 3/14/2027, and 3/14/2028.

(13) Restricted stock vests in equal amounts on 12/20/2026, 12/20/2027, and 12/20/2028.

(14)	Performance units granted under the 2024 long-term incentive plan are earned as of the last day of fiscal 2026, to the extent performance conditions are achieved. Because the awards earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect a representation amount based on performance through fiscal 2025, including cash payments equal to projected dividend equivalent payments.
(15)	Performance units granted under the 2025 long-term incentive plan are earned as of the last day of fiscal 2027, to the extent performance conditions are achieved. Because the awards earned are not currently determinable, in accordance with SEC rules, the number of units and the corresponding market value reflect a representative amount based on performance in fiscal 2025, including cash payments equal to projected dividend equivalent payments.

2025 Option Exercises and Stock Vested

The following table provides information regarding 2025 stock options exercised, restricted stock vested, and common shares issued pursuant to performance units earned under long-term incentive plans.

	Option Awards(1)		Stock Awards(2)

	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Ronald L. Sargent	—	—	—	—
David J.C. Kennerley	—	—	3,177	$238,148
Mary Ellen Adcock	103,936	$4,185,414	31,816	$2,199,863
Yael Cosset	216,373	$9,414,072	43,192	$2,989,846
Timothy A. Massa	45,065	$2,111,388	31,145	$2,151,873
Todd A.Foley	58,646	$1,862,447	15,632	$1,041,027
W. Rodney McMullen	2,501,970	$90,595,826	—	—

(1)	Stock options have a ten-year life and expire if not exercised within that ten-year period. The value realized on exercise is the difference between the exercise price of the option and the closing price of Kroger’s common shares on the exercise date.

(2)	The Stock Awards columns include vested restricted stock and earned performance units, as follows:

	Vested Restricted Stock		Earned Performance Units
Name	Number of Shares	Value Realized	Number of Shares	Value Realized
Ronald L. Sargent	—	—	—	—
David J.C. Kennerley	—	—	3,177	$238,148
Mary Ellen Adcock	21,546	$1,430,024	10,270	$769,839
Yael Cosset	28,643	$1,899,253	14,549	$1,090,593
Timothy A. Massa	20,875	$1,382,034	10,270	$769,839
Todd A. Foley	13,785	$902,576	1,847	$138,451
W. Rodney McMullen	—	—	—	—

Restricted stock. The table includes the number of shares acquired upon vesting of restricted stock and the value realized on the vesting of restricted stock, based on the closing price of Kroger common shares on the vesting date.

Performance Units. Participants in the 2023-2025 Long-Term Incentive Plan were awarded performance units that were earned based on performance criteria established by the Compensation Committee as described in “2023- 2025 Long-Term Incentive Plan — Results and Payout” in the CD&A. Actual payouts were based on the level of performance achieved and were paid in common shares. The number of common shares issued, and the value realized based on the closing price of Kroger common shares of $74.96 on March 12, 2026, the date of deemed delivery of the shares, are reflected in the table above.

2025 Pension Benefits

The following table provides information regarding pension benefits for the NEOs as of the last day of fiscal 2025. Only Mr. McMullen participates in a pension plan.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments during Last fiscal year ($)
Ronald L. Sargent	Pension Plan	—	—	—
	Excess Plan	—	—	—
David J. C. Kennerley	Pension Plan	—	—	—
	Excess Plan	—	—	—
Mary Ellen Adcock	Pension Plan	—	—	—
	Excess Plan	—	—	—
Yael Cosset	Pension Plan	—	—	—
	Excess Plan	—	—	—
Timothy A. Massa	Pension Plan	—	—	—
	Excess Plan	—	—	—
Todd A. Foley	Pension Plan	—	—	—
	Excess Plan	—	—	—
W. Rodney McMullen	Pension Plan	34	1,535,552	—
	Excess Plan	34	17,271,631	—

(1)	In 2018, the Company froze the service periods used to calculate pension benefits and thus, Mr. McMullen’s number of years of credited service is less than his actual 46 years of service.

(2)	The discount rate used to determine the present values was 5.40% for The Kroger Consolidated Retirement Benefit Plan Spin Off (the “Pension Plan”) and 5.31% for The Kroger Co. Consolidated Retirement Excess Benefit Plan (the “Excess Plan”), which are the same rates used at the measurement date for financial reporting purposes. Additional assumptions used in calculating the present values are set forth in Note 14 to the consolidated financial statements in Kroger’s Annual Report on 10-K for fiscal year ended January 31, 2026 filed with the SEC on March 31, 2026.

Pension Plan and Excess Plan

In 2025, Mr. McMullen was a participant in the Pension Plan, which is a qualified defined benefit pension plan. Mr. McMullen also participated in the Excess Plan, which is a nonqualified deferred compensation plan as defined in Section 409A of the Code. The purpose of the Excess Plan is to make up the shortfall in retirement benefits caused by the limitations on benefits to highly compensated individuals under the qualified defined benefit pension plans in accordance with the Code.

Although participants generally receive credited service beginning at age 21, certain participants in the Pension Plan and the Excess Plan who commenced employment prior to 1986, including Mr. McMullen, began to accrue credited service after attaining age 25 and one year of service. The Pension Plan and the Excess Plan generally determine accrued benefits using a cash balance formula but retain benefit formulas applicable under prior plans for certain “grandfathered participants” who were employed by Kroger on December 31, 2000. Mr. McMullen was eligible for these grandfathered benefits.

Grandfathered Participants

Prior to January 1, 2020, benefits for grandfathered participants are determined using formulas applicable under prior plans, including the Kroger formula covering service to The Kroger Co. As a “grandfathered participant,” Mr. McMullen will receive benefits under the Pension Plan and the Excess Plan, accrued through December 31, 2019, are determined as follows:

●	1 1∕2% times years of credited service multiplied by the average of the highest five years of total earnings (base salary and annual cash incentive) during the last ten calendar years of employment, reduced by 1 1∕4% times years of credited service multiplied by the primary social security benefit;

●	normal retirement age is 65; and

●	unreduced benefits are payable beginning at age 62.

Effective as of December 31, 2019, benefit accruals under the Pension Plan and Excess Plan were frozen for all non-collectively bargained participants, including NEO participants. Beginning January 1, 2020, the affected active associates no longer accrue additional benefits for future service and eligible compensation received under these plans.

2025 Nonqualified Deferred Compensation

The following table provides information on nonqualified deferred compensation for the NEOs for 2025.

Name	Executive Contributions in Last FY	Company Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdraws Distributions	Aggregate Balance at Last FYE(3)
Ronald L. Sargent	—	—	—	—	—
David J.C. Kennerley	—	—	—	—	—
Mary Ellen Adcock	—	$35,764	$21,135	—	$403,761
Yael Cosset	—	$40,521	$25,561	—	$488,289
Timothy A. Massa	—	$39,120	$28,043	—	$535,685
Todd A. Foley	$187,500	$18,080	$11,740	—	$356,088
W. Rodney McMullen	$12,500	$77,472	$1,167,036	$1,615,215	$17,132,348

(1)	This amount includes Company contributions to the NEOs pursuant to the defined contribution restoration plan, which is intended to make up the shortfall in retirement benefits caused by the limitations on benefits to highly compensated individuals under the defined contribution plans in accordance with the Code. This amount is included in footnote 6 to the Summary Compensation Table for 2025.

(2)	This amount includes the aggregate earnings on Mr. McMullen’s account, including any above-market or preferential earnings. The amount of $227,673 earned in 2025 is deemed to be preferential earnings and is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2025.

(3)	The amount of $4,870,584 for Mr. McMullen was reported in the Summary Compensation Tables covering fiscal years 2006 – 2024.

Executive Deferred Compensation Plan

Mr. McMullen and Mr. Foley participated in the Deferred Compensation Plan, which is a nonqualified deferred compensation plan. Prior to January 1, 2025, participants could elect to defer up to 100% of the amount of their salary that exceeds the sum of the FICA wage base and Code Section 125 cafeteria plan selections, as well as up to 100% of their cash incentive compensation. Beginning on and after January 1, 2025, the 100% deferral limit referenced in the prior sentence was reduced to 75%. Although the Deferred Compensation Plan permits Discretionary Company Credits effective as of August 26, 2024, Kroger has not made any such credits.

Prior to January 1, 2025, deferral account amounts were credited with interest at the rate representing Kroger’s cost of ten-year debt as determined by Kroger’s CFO. The interest rate established for deferral amounts for each deferral year prior to January 1, 2025 will be applied to those deferral amounts for all subsequent years until the deferred compensation is paid out. Beginning on January 1, 2025, deferred compensation is credited with earnings and/or losses based on notional investment directions made by the participant. Participants can elect to receive lump sum distributions or quarterly installments for periods up to ten years. Participants also can elect between lump sum distributions and quarterly installments to be received by designated beneficiaries if the participant dies before distribution of deferred compensation is completed.

Participants may not withdraw amounts from their accounts until they leave Kroger, except that Kroger has discretion to approve an early distribution to a participant upon the occurrence of an unforeseeable emergency. Participants, which includes the NEOs, may not receive a post-termination distribution for at least six months following separation. If the associate dies prior to or during the distribution period, the remainder of the account will be distributed to his or her designated beneficiary in lump sum or quarterly installments, according to the participant’s prior election.

Potential Payments upon Termination or Change in Control

Kroger does not have employment agreements that provide for payments to the NEOs in connection with a termination of employment or a change in control of Kroger. However, KEPP and award agreements for stock options, restricted stock and performance units provide for certain payments and benefits to participants, including the NEOs, in the event of a termination of employment or a change in control of Kroger, as defined in the applicable plan or agreement. Our pension plans and nonqualified deferred compensation plan also provide for certain payments and benefits to participants in the event of a termination of employment, as described above in the 2025 Pension Benefits section and the 2025 Nonqualified Deferred Compensation section, respectively.

The Kroger Co. Employee Protection Plan

KEPP applies to all management associates who are classified as exempt under the federal Fair Labor Standards Act and to certain administrative or technical support personnel who are not covered by a collective bargaining agreement, with at least one year of service, including the NEOs. Mr. Sargent and Mr. Kennerley were not eligible for benefits under the KEEP as they did not have one year of service as of January 31, 2026. KEPP provides severance benefits when a participant’s employment is terminated actually or constructively within two years following a change in control of Kroger, as defined in KEPP. The actual amount of the severance benefit is dependent on pay level and years of service. Exempt associates, including the NEOs, are eligible for the following benefits:

●	a lump sum severance payment equal to up to 24 months of the participant’s annual base salary and target annual incentive potential;

●	a lump sum payment equal to the participant’s accrued and unpaid vacation, including banked vacation;

●	continued medical and dental benefits for up to 24 months and continued group term life insurance coverage for up to six months; and

●	up to $10,000 as reimbursement for eligible outplacement expenses.

In the event that any payments or benefits received or to be received by an eligible associate in connection with a change in control or termination of employment (whether pursuant to KEPP or any other plan, arrangement or agreement with Kroger or any person whose actions result in a change in control) would constitute parachute payments within the meaning of Section 280G of the Code and would be subject to the excise tax under Section 4999 of the Code, then such payments and benefits will either be (i) paid in full or (ii) reduced to the minimum extent necessary to ensure that no portion of such payments or benefits will be subject to the excise tax, whichever results in the eligible associate receiving the greatest aggregate amount on an after-tax basis.

Long-Term Incentive Awards

The following table describes the treatment of long-term incentive awards following a termination of employment or change in control of Kroger, as defined in the applicable agreements, for fiscal year 2025. In each case, the continued vesting, exercisability or eligibility for the incentive awards will end if the participant provides services to a competitor of Kroger.

Triggering Event	Stock Options	Restricted Stock	Performance Units
Involuntary Termination	Forfeit all unvested options. Previously vested options remain exercisable for the shorter of one year after termination or the remainder of the original 10-year term	Forfeit all unvested shares	Forfeit all rights to units for which the three-year performance period has not ended
Voluntary Termination/Retirement ● Prior to minimum age and five years of service(1)	Forfeit all unvested options. Previously vested options remain exercisable for the shorter of one year after termination or the remainder of the original 10-year term	Forfeit all unvested shares	Forfeit all rights to units for which the three-year performance period has not ended
Voluntary Termination/ Retirement ● After minimum age and five years of service(1)	Unvested options held greater than one year continue vesting on the original schedule. All options are exercisable for remainder of the original 10- year term	Unvested shares held greater than one year continue vesting on the original schedule	Pro rata portion(2) of units earned based on performance results over the full three-year period
Death	Unvested options are immediately vested. All options are exercisable for the remainder of the original 10- year term	Unvested shares immediately vest	Pro rata portion(2) of units earned based on performance results through the end of the fiscal year in which death occurs. Award will be paid following the end of such fiscal year
Disability	Unvested options are immediately vested. All options are exercisable for remainder of the original 10-year term	Unvested shares immediately vest	Pro rata portion(2) of units earned based on performance results over the full three-year period
Change in Control(3) ● For awards in March 2019 and thereafter	Unvested options only vest and become exercisable upon an actual or constructive termination of employment within two years following a change in control	Unvested shares only vest upon an actual or constructive termination of employment within two years following a change in control	50% of the units granted at the beginning of the performance period earned upon an actual or constructive termination of employment within two years following a change in control

(1)	The minimum age requirement is age 62 for stock options and restricted stock and age 55 for performance units.

(2)	The prorated amount is equal to the number of weeks of active employment during the performance period divided by the total number of weeks in the performance period.

(3)	These benefits are payable upon an actual or constructive termination of employment within two years after a change in control, as defined in the applicable agreements.

Quantification of Payments upon Termination or Change in Control

The following table provides information regarding certain potential payments that would have been made to the NEOs if the triggering event occurred on the last day of the fiscal year, January 31, 2026, given compensation, age and service levels as of that date and, where applicable, based on the closing market price per Kroger common share on the last trading day of the fiscal year ($62.85 on January 30, 2026). Amounts actually received upon the occurrence of a triggering event will vary based on factors such as the timing during the year of such event, the market price of Kroger common shares, and the officer’s age, length of service and compensation level.

Name	Involuntary Termination	Voluntary Termination/ Retirement	Death	Disability	Change in Control without Termination	Change in Control with Termination
Ronald L. Sargent
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$0
Continued Health and Welfare Benefits						$0
Stock Options	$0	$0	$0	$0	$0	$0
Restricted Stock(3)	$0	$0	$9,845,704	$9,845,704	$0	$9,845,704
Performance Units(4)	$0	$0	$0	$0	$0	$0
Executive Group Life Insurance			$0
David J.C. Kennerley
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$0
Continued Health and Welfare Benefits(1)						$0
Stock Options(2)	$0	$0	$0	$0	$0	$0
Restricted Stock(3)	$0	$0	$3,546,688	$3,546,688	$0	$3,546,688
Performance Units(4)	$0	$0	$912,148	$912,148	$0	$1,270,104
Executive Group Life Insurance			$0
Mary Ellen Adcock
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$3,600,000
Continued Health and Welfare Benefits(1)						$69,372
Stock Options(2)	$0	$0	$589,767	$589,767	$0	$589,767
Restricted Stock(3)	$0	$0	$3,638,512	$3,638,512	$0	$3,638,512
Performance Units(4)	$0	$0	$1,450,345	$1,450,345	$0	$2,000,955
Executive Group Life Insurance			$1,350,000
Yael Cosset
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$4,000,008
Continued Health and Welfare Benefits(1)						$69,667
Stock Options(2)	$0	$0	$796,265	$796,265	$0	$796,265
Restricted Stock(3)	$0	$0	$4,395,792	$4,395,792	$0	$4,395,792
Performance Units(4)	$0	$0	$1,806,999	$1,806,999	$0	$2,486,063
Executive Group Life Insurance			$1,500,000
Timothy A. Massa
Accrued and Banked Vacation	$0	$0	$0	$0	$0	$0
Severance						$3,960,000
Continued Health and Welfare Benefits(1)						$57,111
Stock Options(2)	$0	$0	$580,242	$580,242	$0	$580,242
Restricted Stock(3)	$0	$0	$3,545,934	$3,545,934	$0	$3,545,934
Performance Units(4)	$0	$1,450,345	$1,450,345	$1,450,345	$0	$2,000,955
Executive Group Life Insurance			$1,485,000

(1)	Represents the aggregate present value of continued participation in the Company’s medical, dental and term life insurance plans, based on the premiums payable by the Company during the eligible period. The eligible period for continued medical and dental benefits is based on the level and length of service, which is 24 months for all NEOs. The eligible period for continued executive term life insurance coverage is six months for the NEOs. The amounts reported may ultimately be lower if the NEO is no longer eligible to receive benefits, which could occur upon obtaining other employment and becoming eligible for substantially equivalent benefits through the new employer.

(2)	Amounts reported in the “Death,” “Disability,” and “Change in Control” columns represent the intrinsic value of the accelerated vesting of unvested stock options, calculated as the difference between the exercise price of the stock option and the closing price per Kroger common share on January 30, 2026. A value of $0 is attributed to stock options with an exercise price greater than the market price on the last day of the fiscal year. In accordance with SEC rules, no amount is reported in the “Voluntary Termination/Retirement” column because vesting is not accelerated, but the options may continue to vest on the original schedule if the conditions described above are met.

(3)	Amounts reported in the “Death,” “Disability,” and “Change in Control” columns represent the aggregate value of the accelerated vesting of unvested restricted stock. In accordance with SEC rules, no amount is reported in the “Voluntary Termination/Retirement” column because vesting is not accelerated, but the restricted stock may continue to vest on the original schedule if the conditions described above are met.

(4)	Amounts reported in the “Voluntary Termination/Retirement,” “Death” and “Disability” columns represent the aggregate value of the performance units granted in 2024 and 2025, based on performance through the last day of fiscal 2025 and prorated for the portion of the performance period completed. Amounts reported in the change in control column represent the aggregate value of 50% of the maximum number of performance units granted in 2024 and 2025. Awards under the 2023 Long-Term Incentive Plan were earned as of the last day of 2025 so each NEO age 55 or over was entitled to receive (regardless of the triggering event) the amount actually earned, which is reported in the Stock Awards column of the 2025 Option Exercises and Stock Vested Table.

Departures of Mr. McMullen and Mr. Foley during 2025

As previously disclosed, Mr. McMullen resigned from the Company effective March 2, 2025. Upon his resignation, he received his accrued and banked vacation of $730,814, all unvested stock options and restricted shares were forfeited, and all interests in the 2023-2025 and 2024-2026 long term incentive plans were forfeited. Mr. McMullen’s vested stock options granted before 2019 retained their original expiration dates and vested stock options granted in 2019 and later expired on March 2, 2026.

As previously disclosed, Mr. Foley retired from the Company effective June 30, 2025.  Upon his retirement, all unvested stock options and restricted shares were forfeited, and his interests in the 2023-2025, 2024-2026, and 2025-2027 long- term incentive plans are prorated based on the number of weeks he was actively participating in each plan.  Mr. Foley’s vested stock options expire June 30, 2026.  Mr. Foley received a prorated 2025 Annual Incentive payment, prorated on the number of days he actively participated in the plan prior to his retirement.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid,” or “CAP,” and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the CD&A beginning on page 38.

The following table sets forth compensation information for our CEOs (Mr. Sargent and Mr. McMullen) and our non-CEO NEOs and Company performance for the fiscal years listed below, in accordance with Item 402(v) of Regulation S-K.

PAY VERSUS PERFORMANCE TABLE*

(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)		(g)	(h)
	Summary Compensation Table Total for Ronald Sargent* (1) (2)	Compensation Actually Paid to Ronald Sargent (3)	Summary Compensation Table Total for Rodney McMullen (4)(5)	Compensation Actually Paid to Rodney McMullen (6)	Average Summary Compensation Table Total for Non-PEO NEOs (7)	Average Compensation Actually Paid to Non-PEO NEOs (8)	Value of Initial Fixed $100 Investment Based on		Net Income (10) ($)	Adjusted FIFO Operating Profit ($) in Millions (11)
Year							Total Shareholder Return (9)	Peer Group Total Shareholder Return (9) ($)
2025	$14,037,608	$13,883,235	$843,061	$(27,697,216)	$6,300,854	$4,312,446	$202.66	$217.65	$1,016	$4,905
2024	-	-	$15,631,028	$21,332,878	$4,958,926	$5,841,074	$194.50	$193.49	$2,665	$4,674
2023	-	-	$15,710,572	$16,841,015	$5,373,738	$5,669,814	$142.48	$133.33	$2,164	$4,986
2022	-	-	$19,209,843	$23,325,794	$6,117,423	$6,281,085	$135.86	$114.43	$2,244	$5,079
2021	-	-	$18,168,730	$36,111,316	$5,644,957	$9,323,327	$128.57	$118.08	$1,665	$4,310

*Totals in the above table might not equal the summation of the columns due to rounding.

1.	Mr. Sargent served as the Company’s principal executive officer (“PEO”) beginning March 2, 2025.

2.	Represents the amount of total compensation reported for our Interim CEO, Mr. Sargent, in the “Total” column of the Summary Compensation Table (“SCT”)) for fiscal year 2025.

3.	The dollar amount reported for Mr. Sargent in this column has been calculated in accordance with Item 402(v) of Regulation S-K and does not reflect compensation actually earned, realized or received by the Interim CEO during the fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Sargent’s total compensation for fiscal year 2025 to determine the CAP:

Mr. Sargent SCT Total to CAP Reconciliation
Year	Reported Summary Compensation Table for PEO ($)	Minus: Reported Summary Compensation Table Value of Equity Awards (a) ($)	Plus/Minus: Equity Award Adjustments (b) ($)	Plus/Minus: Reported Change in the APV of Pension Benefits in Summary Compensation Table ($)	Plus: Pension Benefit Adjustments ($)	Compensation Actually Paid to PEO ($)

2025	14,037,608	10,000,077	9,845,704	–	–	13,883,235

a)	The amounts included in this column are the amounts reported in “Stock Awards” and “Option Awards” columns of the SCT for fiscal 2025 and are subtracted from the Reported Summary Compensation Table “SCT” for PEO.

b)	The equity award adjustments for fiscal 2025 were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K as follows: the equity award adjustments for each applicable year include the following: (i) addition of the year-end fair value of any equity awards granted in fiscal 2025 that are outstanding and unvested as of the end of the year; (ii) addition or subtraction of the amount equal to the change as of the end of fiscal 2025 (from the end of the prior fiscal year) in the fair value of any awards granted in prior years that are outstanding and unvested as of the end of fiscal 2025; (iii) for equity awards that were granted and vested in fiscal 2025, addition of the fair value as of the vesting date; (iv) for equity awards granted in prior years that vested in fiscal 2025, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during fiscal 2025, subtraction of the fair value at the end of the prior fiscal year; and (vi) addition of the dollar value of any dividends or other earnings paid on stock or option awards in fiscal 2025 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for fiscal 2025. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for the PEOs are provided in the table below:

Mr. Sargent Equity Awards Adjustments

Year	Plus/Minus: Year End Fair Value of Awards Granted in the Year ($)	Plus/Minus: Change in Fair Value of Outstanding & Unvested Awards ($)	Plus: Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)

2025	9,845,704	–	–	–	9,845,704

c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” of the SCT for fiscal 2025. Total Pension Benefit Adjustments are equal to the Pension Service Costs incurred during the relevant period. No Prior Service Costs were incurred as no modifications were made to the pension plan during the relevant period.

4.	Mr. McMullen served as the Company’s PEO during fiscal 2021, 2022, 2023, and 2024 and during fiscal 2025 until his resignation on March 2, 2025.

5.	Represents the amount of total compensation reported for the Company’s former PEO, Mr. McMullen, in the “Total” column of the Summary Compensation Table for the applicable fiscal years.

6.	The dollar amounts reported for Mr. McMullen in this column has been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the CEO during the fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McMullen’s total compensation for fiscal year 2025 to determine the CAP using the same methodology as described in footnote 3:

Mr. McMullen SCT Total to CAP Reconciliation

Year	Reported Summary Compensation Table for PEO ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)	Plus/Minus: Equity Award Adjustments ($)	Plus/Minus: Reported Change in the APV of Pension Benefits in Summary Compensation Table ($)	Plus/Minus: Pension Benefit Adjustments(a) ($)	Compensation Actually Paid to PEO ($)
2025	843,061	–	–	334,914		508,147

Mr. McMullen Equity Awards Adjustments

Year	Year End Fair Value of Awards Granted in the Year ($)	YoY Change in Fair Value of Outstanding & Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)

2025	-	(28,205,363)	–	–	(28,205,363)

7.	The amounts in this column are the amounts reported in “Change in Pension and Non-Qualified Deferred Compensation of the SCT” for fiscal 2025. Total Pension Benefits Adjustments are equal to the Pension Service Costs incurred during the relevant period. No Prior Service Costs were incurred as no modifications were made to the pension plan during the relevant period.

8.	The dollar amounts reported in column (d) represent the average of the amounts reported for our non-PEO NEOs as a group in the Total column of the SCT in the applicable fiscal years. For 2025, our non-PEO NEOs were David J.C. Kennerley, Mary Ellen Adcock, Yael Cosset, Timothy A. Massa, and Todd A. Foley. For 2024, our non-PEO NEOs were Todd A. Foley, Mary Ellen Adcock, Yael Cosset, Timothy A. Massa, and Gary Millerchip. For 2023, our non-PEO NEOs were Gary Millerchip, Stuart W. Aitken, Yael Cosset, and Timothy A. Massa. For 2022, our non-PEO NEOs were Gary Millerchip, Stuart W. Aitken, Yael Cosset, and Timothy A. Massa. For 2021, our non-PEO NEOs were Gary Millerchip, Stuart W. Aitken, Yael Cosset, and Michael J. Donnelly.

9.	The dollar amounts reported in column (e) represent the average amount of CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to these NEOs as a group during the applicable fiscal years. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the non-PEO NEOs as a group for fiscal 2025 to determine the CAP using the same methodology as described in footnote 3:

Average Non-PEO NEOs Summary Compensation Table Total to CAP Reconciliation
Year	Average Reported Summary Compensation Table for Non-PEO NEOs ($)	Minus: Average Reported Summary Compensation Table Value for Equity Awards for Non- PEO NEOs ($)	Plus/Minus: Average Equity Award Adjustments(a) ($)	Plus/Minus: Average Reported Change in the APV of Pension Benefits in SCT(b) ($)	Plus/Minus: Average Pension Benefit Adjustments ($)	Average Compensation Actually Paid to non-PEO NEOs ($)
2025	6,300,854	4,404,136	2,415,728	–	–	4,312,446

(a)	The amounts deducted or added in calculating the total average equity award adjustments are provided in the table below:

Equity Award Adjustments for Non-PEO NEOs
Year	Plus/Minus: Average Year End Fair Value of Awards Granted in the Year ($)	Plus/Minus: Average Change in Fair Value of Outstanding & Unvested Awards ($)	Plus/Minus: Average Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Plus/Minus: Average Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustment ($)
2025	3,386,895	(1,130,477)	2,887	156,422	2,415,728

10.	Cumulative TSR is calculated by dividing (a) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period. The peer group selected by the Company for purposes of the TSR benchmarking for the pay versus performance disclosures is the same peer group the Company uses for its performance graph in the Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K. The Peer Group consists of Albertsons Companies, Inc. (included from June 26, 2020 when it began trading), Costco Wholesale Corporation, CVS Health Corporation, Koninklijke Ahold Delhaize N.V., Target Corp., Walgreens Boots Alliance Inc. and Walmart Inc. The cumulative TSR depicts a hypothetical $100 investment in Kroger common shares on January 30, 2021, and shows the value of that investment over time (assuming the reinvestment of dividends) for each calendar year. A hypothetical $100 investment in the Peer Group using the same methodology is shown for comparison. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

11.	Net income is as reported in the Company’s audited financial statements for the applicable year in accordance with U.S. GAAP.

12.	Adjusted FIFO Operating Profit equals gross profit, excluding the LIFO charge, minus OG&A, minus rent, and minus depreciation and amortization. For a reconciliation of non-GAAP information, see pages 28-36 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 31, 2026.

Most Important Performance Measures

The three measures listed below represent the most important financial performance measures used by the Company to link CAP to Company performance for the 2025 fiscal year:

●	Adjusted FIFO Operating Profit

●	ID sales, without fuel

●	Adjusted net earnings per diluted share attributable to The Kroger Co.

For a reconciliation of non-GAAP information, see pages 28-36 of our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 31, 2026.

Description of Relationships between CAP and Certain Financial Performance Measure Results

The following charts provide, across the Covered Years, a description of the relationships between (1) our cumulative TSR and the cumulative TSR for the peer group reflected in the PVP Table above, (2) PEO CAP and the financial performance measures results set forth in columns (f), (h), and (i) of the PVP Table above, and (3) non-PEO NEO CAP and the financial performance measures results set forth in column (f), (h) and (i) of the PVP Table above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our Interim CEO and Chairman, Mr. Sargent, to the annual total compensation of our median associate.

Because both Mr. McMullen and Mr. Sargent served as CEOs during parts of fiscal 2025, we choose to use the compensation of the Interim CEO, Mr. Sargent, who was in the position on the date selected to identify the median employee. We then annualized Mr. Sargent’s annual total compensation. Using this methodology, the annual total compensation for our Interim CEO was $14,400,108. The annual total compensation of our median associate for 2025 was $34,552. As a result, we estimate that the ratio of our Interim CEO’s annual total compensation to that of our median associate for fiscal 2025 was 417 to 1. Our median employee is a full-time associate in the Central region. Over half of Kroger’s associates are part-time workers.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. The SEC rules for identifying the median compensated associate and calculating the pay ratio based on that associate’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Therefore, the estimated pay ratio reported above may not be comparable to the pay ratios reported by other companies and should not be used as a basis for comparison between companies.

For 2025, our median employee is the same employee that was used in the 2024 CEO Pay Ratio calculation, as we reasonably believe there were no changes in our employee population or compensation arrangements that would have significantly affected our pay ratio calculation. We identified the “median employee” from our employee population on the last day of our 12th fiscal period (December 31, 2025), which included full-time, part-time, temporary, and seasonal employees who were employed on that date. The consistently applied compensation measure we used was “base salary/wages paid,” which we measured from the beginning of our payroll calendar year, January 1, 2025, through December 31, 2025; and as reflected on 2025 W-2 statements. For associates hired in 2025 or associates on leave at the end of 2025, their earnings were annualized based on their full-time equivalent percent and rate. We did not make any other adjustments permissible by the SEC nor did we make any other material assumptions or estimates to identify our median employee.

We then determined the median associate’s annual total compensation using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K and compared it to the annual total compensation of Mr. Sargent as detailed in the “Total” column of the Summary Compensation Table for 2025, to arrive at the pay ratio disclosed above.

Item No. 2 – Approval, on an Advisory Basis, of Named Executive Officer Compensation

You are being asked to vote, on an advisory basis, to approve the compensation of our NEOs.

FOR	The Board recommends a vote FOR the approval of compensation of our NEOs

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we give our shareholders the right to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed earlier in this proxy statement in accordance with the SEC’s rules.

As discussed earlier in the CD&A, our compensation philosophy is to attract and retain the best management talent and to motivate these associates to achieve our business and financial goals. Our incentive plans are designed to reward the actions that lead to long-term value creation. To achieve our objectives, we seek to ensure that compensation is competitive and that there is a direct link between pay and performance. To do so, we are guided by the following principles:

●	Compensation must be designed to attract and retain individuals to be executives at Kroger;

●	A significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an executive’s level of responsibility;

●	Compensation should include incentive-based pay to drive performance, providing superior pay for superior performance, including both a short- and long-term focus;

●	Compensation policies should include an opportunity for, and a requirement of, significant equity ownership to align the interests of executives and shareholders;

●	Components of compensation should be tied to an evaluation of business and individual performance measured against metrics that directly drive our business strategy;

●	Compensation plans should provide a direct line of sight to Company performance;

●	Compensation programs should be aligned with market practices; and

●	Compensation programs should serve to both motivate and retain talent.

The vote on this resolution is not intended to address any specific element of compensation. Rather, the vote relates to the compensation of our NEOs as described in this proxy statement. The vote is advisory. This means that the vote is not binding on Kroger. The Compensation Committee of the Board is responsible for establishing executive compensation. In so doing, the Compensation Committee will consider, along with all other relevant factors, the results of this vote.

We ask our shareholders to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative discussion, is hereby APPROVED.”

The next advisory vote will occur at our 2027 Annual Meeting.

Item No. 3 – Ratification of the Appointment of Kroger’s Independent Auditor

You are being asked to ratify the appointment of Kroger’s independent auditor, PricewaterhouseCoopers LLP.

FOR	The Board recommends a vote FOR the ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the Company’s financial reporting and accounting practices including the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent public accountants’ qualifications and independence; the performance of the Company’s internal audit function and independent public accountants; and the preparation of the Audit Committee Report. The Audit Committee performs this work pursuant to a written charter approved by the Board of Directors. The Audit Committee charter most recently was revised during fiscal 2012 and is available on the Company’s website at ir.kroger.com under Investors — Governance — Committee Composition. The Audit Committee has implemented procedures to assist it during the course of each fiscal year in devoting the attention that is necessary and appropriate to each of the matters assigned to it under the Audit Committee’s charter. The Audit Committee held 5 meetings during fiscal year 2025.

Appointment of Independent Auditor

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention, and oversight of Kroger’s independent auditor, as required by law and by applicable NYSE rules. On March 11, 2026, the Audit Committee appointed PricewaterhouseCoopers LLP as Kroger’s independent auditor for the fiscal year ending January 30, 2027. PricewaterhouseCoopers LLP or its predecessor firm has been the Company’s independent auditor since 1929.

In determining whether to reappoint the independent auditor, our Audit Committee:

●	Reviews PricewaterhouseCoopers LLP’s independence and performance;

●	Considers the tenure of the independent registered public accounting firm and safeguards around auditor independence;

●	Reviews, in advance, all non-audit services provided by PricewaterhouseCoopers LLP, specifically with regard to the effect on the firm’s independence;

●	Conducts an annual assessment of PricewaterhouseCoopers LLP’s performance, including an internal survey of their service quality by members of management and the Audit Committee;

●	Conducts regular executive sessions with PricewaterhouseCoopers LLP;

●	Conducts regular executive sessions with the Vice President of Internal Audit;

●	Considers PricewaterhouseCoopers LLP’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;

●	Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;

●	Reviews recent Public Company Accounting Oversight Board reports on PricewaterhouseCoopers LLP and its peer firms; and

●	Obtains and reviews a report from PricewaterhouseCoopers LLP describing all relationships between the independent auditor and Kroger at least annually to assess the independence of the internal auditor.

As a result, the members of the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our Company and its shareholders.

While shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor is not required by Kroger’s Regulations or otherwise, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification, as it has in past years, as a good corporate governance practice. If the shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders.

A representative of PricewaterhouseCoopers LLP is expected to participate in the meeting to respond to appropriate questions and to make a statement if he or she desires to do so.

Audit and Non-Audit Fees

The following table presents the aggregate fees billed for professional services performed by PricewaterhouseCoopers LLP for the annual audit and quarterly reviews of our consolidated financial statements for fiscal 2025 and 2024, and for audit-related, tax and all other services performed in 2025 and 2024.

Fiscal Year Ended

	January 31,	February 1,
	2026	2025
	($)	($)
Audit Fees(1)	5,400,000	6,647,700
Audit-Related Fees	25,000	100,000
Tax Fees(2)	-	104,440
All Other Fees(3)	2,156	2,156
Total	5,427,156	6,854,296

(1)	Includes annual audit and quarterly reviews of Kroger’s consolidated financial statements, the issuance of comfort letters to underwriters, consents, and assistance with the review of documents filed with the SEC. This also includes fees for work that related to the terminated merger with Albertsons Companies, Inc.

(2)	Includes pre-approved assistance with tax compliance and tax related consulting.

(3)	Includes use of an accounting research tool.

The Audit Committee requires that it approve in advance all audit and non-audit work performed by PricewaterhouseCoopers LLP. Pursuant to the Audit Committee audit and non-audit service pre-approval policy, the Committee will annually pre-approve certain defined services that are expected to be provided by the independent auditors. If it becomes appropriate during the year to engage the independent accountant for additional services, the Audit Committee must first approve the specific services before the additional work may be performed. All of the services provided by PricewaterhouseCoopers, LLP were approved by the Audit Committee under its pre-approval policy.

PricewaterhouseCoopers LLP has advised the Audit Committee that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in Kroger or its subsidiaries.

The Board of Directors Recommends a Vote For This Proposal.

Audit Committee Report

Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are designed to provide reasonable assurance regarding compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for auditing the Company’s financial statements and expressing opinions as to the financial statements’ conformity with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting.

In performing its functions, the Audit Committee:

●	Met separately with the Company’s internal auditor and PricewaterhouseCoopers LLP with and without management present to discuss the results of the audits, their evaluation and management’s assessment of the effectiveness of Kroger’s internal controls over financial reporting and the overall quality of the Company’s financial reporting;

●	Met separately with the Company’s Chief Financial Officer or the Company’s General Counsel when needed;

●	Met regularly in executive sessions;

●	Reviewed and discussed with management the audited financial statements included in our Annual Report;

●	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

●	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accountant’s communication with the Audit Committee concerning independence and discussed the matters related to their independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, as filed with the SEC on March 31, 2026.

This report is submitted by the Audit Committee.

Anne Gates, Chair

Karen M. Hoguet

Ashok Vemuri

Item 4 – Approval of The Kroger Co. 2019 Second Amended and Restated Long-Term Incentive Plan

You are being asked to vote to approve The Kroger Co. 2019 Second Amended and Restated Long-Term Incentive Plan (the “Second Amended Plan”).

FOR	The Board recommends a vote FOR the approval of the Second Amended Plan

Under this Item No. 4, the Board is recommending that our shareholders approve the Second Amended Plan. The Second Amended Plan was adopted, subject to shareholder approval, by the Board of Directors on April 20, 2026, upon the recommendation of our Compensation and Talent Development Committee (the “Compensation Committee”). If approved by shareholders, the Second Amended Plan will increase the number of shares authorized for issuance under the Second Amended Plan by 42,300,000 shares to 102,222,931 shares, and extend the term of the Second Amended Plan for up to 10 years from its effective date.

The increase in the shares reserved for issuance and the extension of the term are the principal modifications contemplated by the Second Amended Plan. The Second Amended Plan also correspondingly increases the limit on shares that may be issued regarding incentive stock options by 42,300,000 shares, and adds a $1,000,000 limit on annual, per person non-employee director compensation. The Second Amended Plan also includes certain other non-substantive and conforming changes. The changes are described in the “Summary of Material Changes” below, which is followed by a summary description of the entire Second Amended Plan.

The Kroger Co. Amended and Restated 2019 Long-Term Incentive Plan (the “Amended and Restated 2019 Plan”) has 6,522,198 shares available for grant as of April 1, 2026, as further explained in the “Equity Compensation Plan Information as of April 1, 2026” section of this proposal. We believe that increasing the share reserve under the Second Amended Plan is critical for us to meet our estimated near-term equity compensation needs. We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. If the Second Amended Plan is approved, the Company will be able to continue to provide equity awards as part of its compensation program, which is necessary to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company and to ensure that compensation is competitive and has a direct link with performance. Moreover, awarding equity compensation aligns the interests of our NEOs with the interests of our shareholders and creates incentives to achieve the annual business plan targets and longer term company objectives. The details and design elements of the Second Amended Plan are set forth in the section entitled “Summary of the Second Amended Plan” beginning on page 80 below.

Providing equity and equity-based awards aligns employee compensation interests with the investment interests of our shareholders, and reduces cash compensation expense, permitting cash to be reinvested in our business or returned to our shareholders. Approval of the Second Amended Plan will allow Kroger to continue to provide equity and equity-based awards to recruit and compensate its officers and other key employees beyond the time at which the shares reserved under the Amended and Restated 2019 Plan would be depleted. If the Second Amended Plan is not approved, the Second Amended Plan will not become effective, and the Company will continue to grant awards under the Amended and Restated 2019 Plan until there are no longer any shares available for grant. Once the shares are depleted, we may not be able to issue stock-settled equity awards and may become reliant on cash-settled awards. An inability to grant equity-based awards would have significant negative consequences to us and our shareholders including the following:

●	Inhibit Pay for Performance and Alignment with Shareholders. As described above, with respect to our NEOs and other senior employees of the Company, a key element of our compensation philosophy is to pay a meaningful portion of variable compensation in the form of stock-based awards as we believe that aligns employee and shareholder interests and drives long-term value creation.

●	Result in Increased Cash Compensation. In order to attract and retain qualified personnel, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity awards and would limit cash available for other purposes.

If the Second Amended Plan is approved by our shareholders, it will become effective as of the date of the Annual Meeting and succeed the Amended and Restated 2019 Plan.

Background

The Amended and Restated 2019 Plan was approved by shareholders on June 23, 2022. The Amended and Restated 2019 Plan is the Company’s only shareholder-approved compensation plan under which equity-based awards may be made. As described above in the section entitled “Compensation Discussion and Analysis” beginning on page 39 above, the Compensation Committee of the Board of Directors has long maintained a strong pay for performance philosophy designed to attract and retain the best management talent, to motivate employees to achieve our business and financial goals, and to reward the actions that lead to long-term value creation. The Compensation Committee believes that there is a strong link between our business strategy, the performance metrics in our short-term and long-term incentive programs, and the business results that drive shareholder value. To achieve our objectives, the Compensation Committee seeks to ensure that compensation is competitive and that a significant portion of pay should be performance-based, with the percentage of total pay tied to performance increasing proportionally with an NEO’s level of responsibility.

We are requesting approval of 42,300,000 additional shares for awards under the Second Amended Plan. Awards may also be made under the Second Amended Plan with respect to an estimated 6,522,198 shares that, as of April 1, 2026, remain available for grant under the Amended and Restated 2019 Plan, which shares have previously been approved by our shareholders, as further explained in the “Equity Compensation Plan Information as of April 1, 2026” section of this proposal. We refer to the aggregate number of shares available for awards under the Second Amended Plan as the “share reserve.” The share reserve will be reduced by one share for each share subject to a stock option or share appreciation right, and by 2.83 shares for each share subject to a restricted stock award, award of restricted stock units (including performance units), or other share award. In determining the number of additional shares to request under the Second Amended Plan, we evaluated our share availability under the Amended and Restated 2019 Plan, recent share usage, our historical annual equity award grant rate, our historical forfeiture rate and our estimates of the number of shares needed to attract new executive hires. We expect that the share reserve will allow us to continue to appropriately grant equity awards at reasonable and desirable levels for approximately the next seven years; however, the amount of future awards is not currently known and will depend on various factors that cannot be predicted, including, but not limited to, the price of our shares on future grant dates, the volatility of the stock and the types of awards that will be granted.

Key Amended and Restated 2019 Plan Provisions are Unchanged in the Second Amended Plan

●	The Second Amended Plan provides for the following types of equity awards: stock options (both incentive stock options and nonqualified stock options), share appreciation rights, restricted stock awards, restricted stock units (including performance units), cash incentive awards and share awards;

●	An estimated 6,522,198 shares that remain available for grant under the Amended and Restated 2019 Plan as of April 1, 2026 may also be granted under the Second Amended Plan;

●	The share reserve will be reduced by one share for each share subject to a stock option or share appreciation right, and by 2.83 shares for each share subject to a restricted stock award, award of restricted stock units (including performance units), or other share award;

●	All types of equity awards granted under the Second Amended Plan may have all or a significant portion of compensation linked to the achievement of performance goals by the Company and/or the participant; and

●	The Second Amended Plan will be administered by the Compensation Committee, which is comprised entirely of independent directors, and which may delegate authority to a committee of executives in respect of awards to Kroger associates who are not our NEOs or subject to Section 16 under the Exchange Act.

Summary of Material Changes

The Second Amended Plan increases the shares available for awards from the limit in the Amended and Restated 2019 Plan by 42,300,000 shares. As a result, the new share pool under the Second Amended Plan as of its effective date will not exceed 102,222,931 shares (consisting of (a) 13,683,931 shares remaining available as of April 1, 2022 for awards, plus (b) 46,239,000 shares that were approved by our shareholders in 2022, plus (c) 42,300,000 shares requested to be approved by our shareholders in 2026), plus the common shares that are subject to awards that are added (or added back, as applicable) to the share pool pursuant to the share counting rules of the Second Amended Plan. The number and kind of shares available under the Second Amended Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Second Amended Plan.

The Second Amended Plan also correspondingly increases the limit on shares that may be issued regarding incentive stock options by 42,300,000 shares, adds a $1,000,000 limit on annual, per person non-employee director compensation, and extends the term under the Second Amended Plan until the tenth anniversary of the effective date of the Second Amended Plan. The Second Amended Plan also includes certain other non-substantive and conforming changes.

In addition, the Second Amended Plan retains flexibility for design of performance-based awards following the repeal of the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). The Compensation Committee aims to continue to retain flexibility to design compensation programs that are in the long-term best interests of Kroger and our shareholders, with deductibility of compensation being only one of a range of considerations taken into account.

Equity Compensation Plan Information as of April 1, 2026

The information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 is updated by the following information regarding all existing equity compensation plans as of April 1, 2026 (reflecting a 1:1 share ratio, rather than application of the fungible share ratio):

Total number of stock options outstanding(1)	6,102,811
Total number of full value awards outstanding (includes restricted stock, restricted stock units and performance units)(2)	7,492,103
Total number of shares remaining available for future grant under the Amended and Restated 2019 Plan(3)	6,522,198
Total number of shares of common stock outstanding as of the Record Date	612,579,217

(1) The weighted-average exercise price of the stock options outstanding was $48.97 and the weighted-average remaining term of the stock options outstanding was 6.06 years. The Company did not have any stock appreciation rights outstanding as of April 1, 2026.

(2) Assumes performance units will vest and pay out based on maximum performance levels being achieved.

(3) Represents the total number of shares available for future awards under the Amended and Restated 2019 Plan reflecting performance units at maximum payout. The Amended and Restated 2019 Plan was our only active equity compensation plan as of April 1, 2026.

Key Shareholder Considerations

Shareholders should consider the following in determining whether to approve the Second Amended Plan:

●	Our burn rate is reasonable. As detailed in the table below, our three-year average burn rate is 0.59%, which we define as the number of options granted as well as the number of full-value awards granted in a fiscal year divided by the weighted average basic common shares outstanding for that fiscal year. This 3-year average burn rate is reasonable compared to that of our industry peers.

Fiscal Year	Options Granted	Full-Value Shares Granted	Total Granted	Weighted Average # of Common Shares Outstanding	Burn Rate
2025	832,136	2,459,699	3,2918,35	652,000,000	0.50%
2024	1,150,382	3,178,557	4,328,939	715,000,000	0.61%
2023	1,267,959	3,550,624	4,818,583	718,000,000	0.67%

●	Our total dilution is reasonable. Dilution is commonly measured by “overhang,” which generally refers to the amount of total potential dilution to current shareholders that could result from future issuance of the shares reserved under an equity compensation plan. Our equity plan dilution rate (or overhang) as of April 1, 2026 was 3.3% (calculated by dividing (1) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the Amended and Restated 2019 Plan, by (2) the total number of common shares outstanding). As of April 1, 2026, the 6,522,198 shares remaining available under the Amended and Restated 2019 Plan and 13,594,914 shares subject to outstanding equity awards (assuming maximum payout for performance units) represented 1.1% and 2.2% of our current overhang, respectively. If approved, the additional 42,300,000 shares for grant under the Second Amended Plan would increase our total potential dilution by 6.9% to 10.2%. We calculate overhang and dilution based on 612,579,217 shares outstanding on April 1, 2026. These overhang and dilution levels are reasonable compared to that of our industry peers.

●	Expected share pool duration. Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Second Amended Plan will be sufficient to provide awards for approximately seven years. However, the actual duration of the share reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.

●	Clawbacks. Awards granted under the Second Amended Plan may be subject to recoupment in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recoupment of erroneously awarded compensation). Awards may also be subject to recoupment under the terms of the Second Amended Plan for a period of one year following the settlement of an award under the Second Amended Plan or may be subject to Kroger’s clawback policy as described on page 53 above in the section entitled “Executive Compensation Recoupment Policy (Clawback)” in the “Compensation Discussion & Analysis.”

●	The Second Amended Plan follows best market practices. The Second Amended Plan has been designed consistent with the qualitative standards of proxy advisory firms and equity plan best practices. As a result, the Second Amended Plan:

o	provides that no award may vest prior to the one-year anniversary of such award’s date of grant and (if applicable) requires a minimum performance period of 12 months (other than vesting upon the death or disability of the participant, or upon a change in control), except that up to 5% of the share reserve of the Second Amended Plan may be subject to awards that do not meet such minimum vesting requirement;

o	does not permit the repricing of awards granted under the Second Amended Plan unless approved by shareholders;

o	does not provide for automatic acceleration of vesting of equity awards solely upon a change in control of the Company, also known as a “single-trigger acceleration;”

o	does not contain an annual “evergreen” provision, and therefore shareholder approval is required to increase the maximum number of shares that may be issued under the Second Amended Plan;

o	contains a “fungible share pool” provision, which limits shareholder dilution by charging the share reserve with 2.83 shares for each share subject to a full value award;

o	provides that all stock options and share appreciation rights have an exercise price equal to at least the fair market value of our common shares on the date the stock option or share appreciation right is granted, except in certain situations in which we are assuming options granted by another company that we are acquiring;

o	provides that (i) no dividends or dividend equivalent rights will be paid or provided with respect to awards other than restricted shares and share awards, and (ii) dividend equivalents accrued with respect to awards of restricted stock units (including performance units), if any, may not be paid before the date such awards have vested; and

o	does not provide by its terms for any tax gross-ups.

As described above, the Amended and Restated 2019 Plan has 6,522,198 shares available for grant as of April 1, 2026. We believe additional shares should be reserved for issuance to meet our estimated near-term equity compensation needs. We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. We believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our shareholders as well as a program that includes equity.

Summary of the Second Amended Plan

The principal features of the Second Amended Plan are summarized below. The summary does not purport to be a complete statement of the terms of the Second Amended Plan and is qualified in its entirety by reference to the full text of the Second Amended Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the Second Amended Plan is to align the interests of eligible participants with our shareholders by providing incentive compensation tied to Kroger’s performance. The intent of the Second Amended Plan is to advance Kroger’s interests and increase shareholder value by attracting, retaining and motivating key personnel.

Administration

Pursuant to its terms, the Second Amended Plan may be administered by the Compensation Committee of the Board, such other committee of the Board appointed by the Board to administer the Second Amended Plan or the Board, as determined by the Board (such administrator of the Second Amended Plan, the “Committee”). The Committee has the power and discretion necessary to administer the Second Amended Plan, with such powers including, but not limited to, the authority to select persons to participate in the Second Amended Plan, determine the form and substance of awards under the Second Amended Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards upon termination of service, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The Committee’s determinations, interpretations and actions under the Second Amended Plan are binding on the Company, the participants in the Second Amended Plan and all other parties. Generally, the Second Amended Plan will be administered by our Compensation Committee, which solely consists of independent directors, as appointed by the Board from time to time. The Compensation Committee may delegate authority to a committee of executives in respect of awards to Kroger associates who are not our NEOs or subject to Section 16 under the Exchange Act, as permitted under the Second Amended Plan.

Non-Employee Director Compensation Limit.

The Second Amended Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.

Eligibility

Any employee, officer, independent director, consultant or advisor to the Company or any of its subsidiaries or affiliates can participate in the Second Amended Plan, at the Committee’s discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Committee to designate that person to receive an award in any other year. As of the record date, 403,000 employees, 12 officers, 9 independent directors, and no consultants or advisors were eligible to participate in the Second Amended Plan. The basis for participation in the Second Amended Plan by eligible persons is the selection of such persons by the Committee (or its proper delegate) in its discretion.

Awards

The types of awards available under the Second Amended Plan include stock options (both incentive and non-qualified), share appreciation rights, restricted stock awards, restricted stock units (including performance units), cash incentive awards and share awards. All awards granted to participants under the Second Amended Plan will be represented by an award agreement. No award granted to participants under the Second Amended Plan may vest prior to the one-year anniversary of such award’s date of grant (except for awards in respect of up to 5% of the share reserve of the Second Amended Plan, and awards that vest upon the death or disability of the participant, or upon a change in control (to the extent that awards are not continued, assumed or substituted, or upon a qualifying termination of service following such change in control, as described below)).

Stock Options

A stock option grant entitles a participant to purchase a specified number of Company shares during a specified term (with a maximum term of 10 years) at an exercise price that will not be less than the fair market value of a share as of the date of grant.

Subject to the minimum vesting requirements described above, the Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with the Company for a specified time period, upon the attainment of performance goals or both. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the Committee. No dividends or dividend equivalent rights will be paid or granted with respect to stock options. Unless approved by the Company’s shareholders, the Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares are listed.

Stock options granted under the Second Amended Plan are either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.

Share Appreciation Rights

A share appreciation right (SAR) granted under the Second Amended Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, shares or a combination of both equal to the excess of (a) the fair market value of a share on the date of exercise over (b) the base price of the SAR that the Committee specified on the date of the grant. The base price of a SAR will not be less than the fair market value of a share as of the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are non-transferable, except in limited circumstances.

Subject to the minimum vesting requirements described above, the Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with the Company for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of 10 years) upon termination of employment or service, as determined by the Committee. No dividends or dividend equivalent rights will be paid or granted with respect to SARs. Unless approved by the Company’s shareholders, the Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares are listed.

Restricted Stock Awards

A restricted stock award is a grant of a specified number of shares to a participant, subject to restrictions that will lapse upon the terms that the Committee determines at the time of grant. Subject to the minimum vesting requirements described above, the Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued employment or service of the participant with the Company over a specified time period, upon the attainment of performance goals, or both.

The participant will have the rights of a shareholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the Committee determines otherwise to the extent permitted under applicable law. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances. A participant may make an election under Section 83(b) of the Code for tax planning purposes.

Restricted Stock Units (including Performance Units)

A restricted stock unit or performance unit granted under the Second Amended Plan will give the participant a right to receive, upon vesting and settlement of the restricted stock units (commonly known as RSUs) or performance units, one share per vested unit or an amount per vested unit equal to the fair market value of one share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee may grant RSUs or performance units together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs or performance units will not have any rights as a shareholder, such as dividend or voting rights, until the shares underlying the RSUs or performance units are delivered.

Subject to the minimum vesting requirements described above, the Committee will determine the requirements for vesting and payment of the RSUs and performance units, which may be based on the continued employment or service of the participant with the Company for a specified time period and, for performance units, also upon the attainment of specific performance goals. RSU and performance unit awards will be forfeited if the vesting requirements are not satisfied. RSUs and performance units are nontransferable, except in limited circumstances.

Cash Incentive Awards

Cash incentive awards if granted under the Second Amended Plan may be payable based on the achievement of business and/or individual performance goals over a performance period, and may also be based on the continued employment or service of a participant with the Company during the performance period, or such other conditions as determined by the Committee. Cash incentive awards may be paid in any combination of cash or shares, based on the fair market value of such shares at the time of payment. The Committee will determine the requirements for vesting and payment of any cash incentive awards granted under the Second Amended Plan.

Share Awards

Share awards may be granted to eligible participants under the Second Amended Plan and consist of an award of shares. A share award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the Committee. Subject to the minimum vesting requirements described above, the Committee will determine the requirements for the vesting and payment of the share award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the share award, the participant will have all rights of a shareholder with respect to the shares, including the right to vote and receive dividends.

Performance-Based Compensation

All types of awards granted under the Second Amended Plan may be granted with vesting, payment, lapse of restrictions and/or exercisability requirements that are subject to the attainment of specific performance goals (with the exception of cash incentive awards, which must be granted subject to the attainment of performance goals). The Committee may adjust performance goals, or the manner of measurement thereof, as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgments, settlements, and the effects of accounting or tax law changes.

Plan Amendments or Termination

The Board may amend, modify, suspend or terminate the Second Amended Plan, provided that if such amendment, modification, suspension or termination materially and adversely affects any award the Company must obtain the affected participant’s consent. Certain amendments or modifications of the Second Amended Plan may also be subject to the approval of our shareholders as required by SEC and NYSE rules or applicable law.

Effective Date of the Second Amended Plan

The Second Amended Plan will become effective on the date it is approved by the Company’s shareholders.

Termination of Service

Awards under the Second Amended Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.

Under the Second Amended Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Committee determines that the participant engaged in an act that falls within the definition of cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to the Company, the Company may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the Committee makes the determination above, the Company may suspend the participant’s right to exercise any stock option or share appreciation right, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause. The Second Amended Plan incorporates by reference the definition of cause from the KEPP. If a participant voluntarily terminates employment or service in anticipation of an involuntary termination for cause, that shall be deemed a termination for cause.

The Company has the right to recoup any gain realized by the participant from the exercise, vesting or payment of any award if, within one year after such exercise, vesting or payment, the participant is terminated for cause, the Committee determines the participant is subject to recoupment due to a clawback policy, or after the participant’s termination the Committee determines that the participant engaged in an act that falls within the definition of cause or materially violated any continuing obligation of the participant with respect to the Company.

Change in Control

Under the Second Amended Plan, in the event of a change in control of the Company, as defined in the Second Amended Plan, all outstanding awards shall either (a) be continued or assumed by the surviving company or its parent, or (b) be substituted by the surviving company or its parent for awards, with substantially similar terms (with appropriate adjustments to the type of consideration payable upon settlement, including conversion into the right to receive securities, cash or a combination of both, and with appropriate adjustment of performance conditions or the deemed achievement of such conditions at the greater of the target level or actual performance, unless otherwise provided in an award agreement).

Only to the extent that outstanding awards are not continued, assumed or substituted upon or following a change in control, the Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including without limitation (i) acceleration of exercisability, vesting and/or payment immediately prior to or upon or following such event, (ii) upon written notice, providing that any outstanding stock option and share appreciation right must be exercised during a period of time immediately prior to such event or other period (contingent upon the consummation of such event), and at the end of such period, such stock options and share appreciation rights shall terminate to the extent not so exercised, and (iii) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares, other property or any combination of such consideration), less any applicable exercise or base price.

Notwithstanding the foregoing, if a participant’s employment or service is terminated upon or within 24 months following a change in control by the Company without cause or by the participant for good reason (defined in the Second Amended Plan by reference to the KEPP), the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved at the greater of the target level or actual performance, unless otherwise provided in an award agreement.

Assumption of Awards in Connection with an Acquisition

The Committee may assume or substitute any previously granted awards of an employee, director consultant, or other service provider of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the Second Amended Plan if the Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the Second Amended Plan.

Shares Available

42,300,000 new shares are available for awards under the Second Amended Plan, subject to shareholder approval at the Annual Meeting.

Awards may also be made under the Second Amended Plan with respect to an estimated 6,522,198 shares that, as of April 1, 2026, remain available for grant under the Amended and Restated 2019 Plan, which shares were previously approved by our shareholders at our 2022 Annual Meeting of Shareholders. We refer to the aggregate number of shares available for awards under the Amended Plan as the “share reserve.” Within the share reserve, a total of 52,300,000 shares are available for awards of incentive stock options.

The new share reserve under the Second Amended Plan as of its effective date will not exceed 102,222,931 shares (consisting of (a) 13,683,931 shares remaining available as of April 1, 2022 for awards, plus (b) 46,239,000 shares that were approved by the our shareholders in 2022, plus (c) 42,300,000 shares requested to be approved by our shareholders in 2026), plus the shares that are subject to awards that are added (or added back, as applicable) to the share pool pursuant to the share counting rules of the Second Amended Plan. The number and kind of shares available under the Second Amended Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Second Amended Plan.

If any award granted under the Second Amended Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the award, or otherwise terminated without delivery of the shares or payment of consideration to the participant, then such shares will be returned to the Second Amended Plan and be available for future awards under the Second Amended Plan. However, shares that are withheld from an award in payment of the exercise, base or purchase price or taxes or not issued or delivered as a result of the net settlement of an outstanding stock option, share appreciation right or other award will not be returned to the Second Amended Plan nor available for future awards under the Second Amended Plan.

The share reserve will be reduced by one share for each Share subject to a stock option or share appreciation right, and by 2.83 shares for each share subject to a restricted stock award, award of restricted stock units (including performance units), or other share award. If a share that was subject to an award that counted as one share is returned to the share reserve, the share reserve will be credited with one share. If a Share that was subject to an award that counts as 2.83 shares is returned to the share reserve, the share reserve will be credited with 2.83 shares.

Adjustments

In the event of any recapitalization, reclassification, share dividend, extraordinary dividend, share split, reverse share split, merger, reorganization, consolidation, combination, spin-off or other similar corporate event or transaction affecting the common shares of the Company, the Committee will make equitable adjustments to (i) the number and kind of Shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price, or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.

U.S. Federal Income Tax Consequences

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonqualified Stock Options

Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Share Appreciation Rights

In general, no taxable income is reportable when SARs are granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any cash or shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards (including Performance Unit Awards)

There are no immediate tax consequences of receiving an award of RSUs or performance units. A participant who is awarded RSUs or performance units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Cash Incentive Awards

A participant generally will recognize no income upon the grant of a performance cash incentive award. Upon the settlement of such award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Share Awards

A participant acquiring unrestricted shares generally will recognize ordinary income equal to the fair market value of the shares on the grant date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of unrestricted shares acquired pursuant to a share award, any gain or loss, based on the difference between the sale price and the fair market value on the date the shares are granted, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain types of awards granted under the Second Amended Plan may be subject to the requirements of Section 409A. It is intended that the Second Amended Plan and all awards comply with, or be exempt from, the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effects for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Second Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that Kroger grants pursuant to the Second Amended Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. Because of the elimination of the performance-based compensation exemption, it is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the Second Amended Plan may not be deductible by the Company, to the extent that the annual deduction limitation is exceeded.

THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN OF THE EFFECTS OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE SECOND AMENDED PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS (SUCH AS MEDICARE AND SOCIAL SECURITY TAXES), THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The issuance of any awards under the Second Amended Plan will be at the discretion of the Committee. In addition, the benefit of any awards granted under the Second Amended Plan will depend on a number of factors, including the fair market value of Company shares on future dates, and actual Company performance against performance goals established with respect to performance awards, among other things. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future. For information regarding awards granted to our NEOs under the Amended and Restated 2019 Plan during the 2025 fiscal year, please refer to the Grants of Plan-Based Awards table on page 57 made to our NEOs in fiscal 2025.

Additional Information

For further discussion of our compensation program and the long-term incentive awards granted under our incentive plans, see “Compensation Discussion & Analysis” and the discussion of “Long-Term Compensation” therein.

Equity Compensation Plan Information

The following table provides information regarding shares outstanding and available for issuance under our existing equity compensation plans, effective as of January 31, 2026.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,027,016	$43.03	18,799,448
Equity compensation plans not approved by security holders	—	—	—
Total	6,027,016	$43.03	18,799,448

The total number of securities reported in column (a) includes the maximum number of common shares, 3,548,215, that may be issued under performance units granted under our long-term incentive plans. The nature of the awards is more particularly described in the Compensation Discussion and Analysis section of the definitive 2026 proxy statement. Based on historical data, or in the case of the awards made in 2012 through 2025 and earned in 2025 the actual payout percentage, our best estimate of the number of common shares that will be issued under the performance unit grants is approximately 935,871. The weighted-average exercise price in column (b) does not take performance unit awards into account. The amount shown in column (c) represents common shares remaining available under the 2019 Amended Plan, under which the Committee is authorized to make awards. Under the 2019 Amended Plan, for any award that is not a stock option or a stock appreciation right, 2.83 common shares are subtracted from the maximum number of common shares available under the plan for every common share granted under the award. For awards of stock options and stock appreciation rights, however, only one common share is subtracted from the maximum number of common shares available under the plan for every common share granted. Amounts reported in this table are on an actual share basis.

AGAINST	The Board recommends a vote AGAINST the following shareholder proposal, if properly presented at the meeting, for the reasons stated in Kroger’s statements in opposition following the shareholder proposal.

Item No. 5 – Shareholder Proposal- Report on GHG emissions reductions

We have been advised that Friends Fiduciary or an appointed representative will present the following proposal  for consideration during the 2026 Annual Meeting. We will promptly provide the shareholdings upon written or oral request to our Secretary at our executive offices.

“WHEREAS:

The Intergovernmental Panel on Climate Change has advised that greenhouse gas (GHG) emissions must decrease 43% by 2030 from 2019 levels and reach net zero by 2050 to limit global warming to 1.5°C and avoid the most damaging effects of climate change. Deloitte estimates that “unchecked climate change could cost the global economy $178 trillion over the next 50 years.”

In its 10-K Kroger recognizes business risks from climate change, stating the effects “present both physical risks…and transition risks…which are expected to be widespread and unpredictable.” Extreme weather events may affect Kroger’s ability, “to procure needed commodities at costs and in quantities that are optimal.” Kroger also acknowledges local, state or federal regulatory responses to climate change may affect its financial condition.

Kroger set a goal to reduce its absolute Scope 1 and 2 emissions 30% by 2030, applies climate risk modeling to its direct operations, and mentions having business resilience plans. However, the Company has not provided detailed information on its plans to address Scope 3 emissions (representing approximately 93% of Kroger’s carbon emissions), nor has it applied its risk modeling to its full value chains. Without disclosures detailing efforts to mitigate its largest climate impacts, or plans to boost the agricultural supply chain resiliency that is critical to its Our Brands products (26% of FY25 revenue), Kroger may face elevated supply chain, regulatory, operational, and reputational risk.

Kroger disclosed a Scope 3 footprint for the first time in 2025 but has not outlined its intention or strategies to reduce these emissions, a standard practice among peers. Albertsons and Ahold Delhaize have set science-based value chain emissions reduction targets. Costco and Walmart provide greater detail regarding their supplier engagement strategies, emissions reduction progress, and efforts to reduce Scope 3 emissions.

Developing and reporting on plans and intentions to reduce Kroger’s value chain emissions can help Kroger appropriately manage climate risks and opportunities. This would differ from Kroger’s existing sustainability disclosures by providing shareholders with forward-looking and/or quantitative information, at management’s discretion, describing actions the company will take to reduce full value chain emissions.

RESOLVED: Shareholders request that The Kroger Co. (“Kroger”) issue a report, above and beyond existing disclosures, describing whether and, if so, how it will increase the scale and pace of its GHG emissions reduction efforts. The report should be updated annually, prepared at reasonable expense, and omit proprietary information.

SUPPORTING STATEMENT:

At management’s discretion, the report could cover topics including:

●	Quantitative reduction pathway to meet existing scope 1 and 2 goals;

●	If Kroger does not plan to increase the scale and pace of its GHG emissions reduction efforts, disclose why;

●	Kroger’s supplier engagement emissions reduction efforts, suppliers’ decarbonization progress, and related impacts on Kroger’s carbon footprint; and

●	Details about Kroger’s plan to invest in and scale projects to reduce value chain emissions and increase supply chain resiliency.”

The Board of Directors Recommends a Vote Against This Proposal for the Following Reasons:

Kroger manages greenhouse gas (GHG) emissions as part of Kroger’s Responsible Business strategy. We outline our comprehensive management approach and efforts to advance sustainability in our annual Responsible Business Report. [URL: https://www.thekrogerco.com/wp-content/uploads/2025/10/Kroger-Co-2025-Responsible-Business-Report.pdf]

Kroger has an ambitious Scope 1 and 2 GHG emissions-reduction goal for our own operations.

In 2020, we set a challenging goal to reduce Scope 1 and 2 greenhouse gas (GHG) emissions company-wide – reflecting the impact of operations under Kroger’s direct control – by 30% by 2030, from a 2018 baseline. We also published a Greenhouse Gas Emissions Reduction Goal Roadmap to outline how we identify and review potential projects that may contribute to achieving this 2030 goal. [URL: https://www.thekrogerco.com/wp-content/uploads/2023/07/Kroger-GHG-Goal-Roadmap_Feb-2023.pdf]

Internal business leaders regularly identify potential Scope 1 and 2 GHG emissions-reduction opportunities, weigh project implementation benefits and costs, and pilot new technologies to assess results before scaling company-wide. To date, Kroger has achieved a 14.9% cumulative GHG emissions reduction toward our 2030 goal while responsibly managing benefits and costs, demonstrating strong progress.

In addition, Kroger has been preparing for anticipated climate disclosure requirements in California, including Scope 1 and 2 GHG emissions and climate risk assessment findings.

Scope 3 emissions relating to our suppliers’ operations and how customers use the products we sell are outside of the Company’s direct control.

In the past few years, third-party organizations have tried to quantify companies’ Scope 3 GHG emissions, as referenced in this proposal. A company’s Scope 3 emissions reflect the estimated impact of its suppliers’ upstream operations and facilities and its customers’ use of products at home and through end of life and disposal.

Given this scope and complexity, the body of work related to Scope 3 emissions is still evolving; at this time, there is no consensus for how to accurately measure and report Scope 3 emissions. Current methodologies for estimating Scope 3 emissions are largely based on assumptions and predictive modeling. This is particularly problematic for retailers like Kroger who buy and sell thousands of items across multiple categories to meet our customers’ needs.

In 2024, we completed work to estimate Kroger’s Scope 3 GHG emissions for the first time – using estimates, assumptions and modeling – in order to assess the feasibility of aligning GHG goals with the Science-Based Targets Initiative (SBTi). We provided an overview of these findings in our 2025 Responsible Business Report and CDP questionnaire response. We determined and disclosed to investors and interested parties then that setting SBTi-aligned goals at this time was not feasible for Kroger, largely due to Scope 3 emission reduction requirements and lack of direct control over upstream and downstream impacts.

It is not feasible or financially prudent for Kroger to develop additional reports related to Scope 3 emissions at this time.

Advances in climate impact measurement are needed before Kroger can more accurately report Scope 3 emissions or develop roadmaps for reducing them.

For reasons stated above and in our public reporting, we believe addressing the environmental impacts of food and agricultural production around the world is a shared challenge among producers and suppliers, retailers and other buyers of these goods. We encourage our suppliers to operate responsibly and reduce the environmental impacts, including GHG emissions, from their own operations.

Kroger will continue to engage stakeholders and subject matter experts to consider future developments in this evolving body of work.

For the foregoing reasons, we urge you to vote AGAINST this proposal.

Shareholder Proposals and Director Nominations — 2027 Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, shareholder proposals intended for inclusion in the proxy material relating to the 2027 Annual Meeting should be addressed to Kroger’s Secretary and must be received at our principal executive offices not later than January 13, 2027. These proposals must comply with Rule 14a-8 and the SEC’s proxy rules. Rule 14a-8 and related guidance provide that certain shareholder proposals may be excluded from a proxy statement. We will evaluate any shareholder proposal received and may exclude such shareholder proposal if permitted in accordance with such rule and guidance. If a shareholder submits a proposal outside of Rule 14a-8 for the 2027 Annual Meeting and such proposal is not delivered within the time frame specified in the Regulations, Kroger’s proxy may confer discretionary authority on persons being appointed as proxies on behalf of Kroger to vote on such proposal.

In addition, Kroger’s Regulations contain an advance notice of shareholder business and director nominations requirement, which generally prescribes the procedures that a shareholder of Kroger must follow if the shareholder intends, at an annual meeting, to nominate a person for election to Kroger’s Board of Directors or to propose other business to be considered by shareholders. These procedures include, among other things, that the shareholder give timely notice to Kroger’s Secretary of the nomination or other proposed business, that the notice contain specified information, and that the shareholder comply with certain other requirements. In order to be timely, this notice must be delivered in writing to Kroger’s Secretary, at our executive offices, not later than 45 calendar days prior to the date on which our proxy statement for the prior year’s annual meeting of shareholders was mailed to shareholders. If a shareholder’s nomination or proposal is not in compliance with the procedures set forth in the Regulations, we may disregard such nomination or proposal. Accordingly, if a shareholder intends, at the 2027 Annual Meeting, to nominate a person for election to the Board of Directors or to propose other business, the shareholder must deliver a notice of such nomination or proposal to Kroger’s Secretary not later than March 29, 2027 and comply with the requirements of the Regulations.

Furthermore, in addition to the requirements of SEC Rule 14a-8 or our Regulations, as applicable, as described above, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to our Secretary that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 26, 2027, and must comply with the additional requirements of Rule 14a-19(b). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

Eligible shareholders may also submit director nominees for inclusion in our proxy statement for the 2027 Annual Meeting. To be eligible, shareholders must have owned at least three percent of our common shares for at least three years. Up to 20 shareholders will be able to aggregate for this purpose. Nominations must be submitted to our Secretary at our executive offices no earlier than December 14, 2026 and no later than January 13, 2027. However, in the event that the 2027 Annual Meeting is set for a date that is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, the nominations must be delivered by the 10th day following the day on which a public announcement of the 2027 Annual Meeting is first made by the Company.

Shareholder proposals, director nominations, including, if applicable pursuant to proxy access, and advance notices must be addressed in writing, and addressed and delivered timely to: Secretary, The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202-1100.

Questions and Answers about the Annual Meeting

Why are you holding a virtual meeting?

We believe a virtual meeting is the most effective approach for enabling the highest possible attendance. We believe this facilitates shareholder attendance and participation, and has allowed a greater number of questions from a broader group of shareholders to be asked and answered at the Annual Meeting than in an in-person format. Therefore, our Annual Meeting is being held on a virtual-only basis with no physical location. Our goal for the Annual Meeting is to enable the broadest number of shareholders to participate in the meeting, while providing substantially the same access and exchange with Management and the Board as an in-person meeting. We believe that we are observing best practices for virtual shareholder meetings, including by providing a support line for technical assistance and addressing as many shareholder questions as time allows.

Who can vote?

You can vote if, as of the close of business on April 28, 2026, the record date, you were a shareholder of record of Kroger common shares.

Who is asking for my vote, and who pays for this proxy solicitation?

Your proxy is being solicited by Kroger’s Board of Directors. Kroger is paying the cost of solicitation. We have hired D.F. King & Co., Inc., a proxy solicitation firm, to assist us in soliciting proxies and we will pay them a fee estimated not to exceed $19,000, plus reasonable expenses for the solicitation.

We also will reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable expenses incurred by them in forwarding the proxy material to beneficial owners of our common shares.

Proxies may be solicited personally, by telephone, electronically via the Internet, or by mail.

Who are the members of the Proxy Committee?

Anne Gates, Ronald L. Sargent, and Mark Sutton, all Kroger Directors, are the members of the Proxy Committee for our Annual Meeting.

What is the difference between a “shareholder of record” and a “beneficial shareholder” of shares held in street name?

You are the “shareholder of record” for any Kroger common shares that you own directly in your name in an account with Kroger’s stock transfer agent, Equiniti Trust Company, LLC.

You are a “beneficial shareholder” of shares held in street name if your Kroger common shares are held in an account with a broker, bank, or other nominee as custodian on your behalf. The broker, bank, or other nominee is considered the shareholder of record of these shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote your Kroger common shares.

How do I vote my shares held in street name?

If your shares are held by a bank, broker, or other holder of record, you will receive voting instructions from the holder of record. Your broker is required to vote your shares in accordance with your instructions. In most cases, you may vote by telephone or over the internet as instructed.

How do I vote my proxy?

You can vote your proxy in one of the following ways:

1.	By the internet, you can vote by the internet by visiting www.proxyvote.com.

2.	By telephone, you can vote by telephone by following the instructions on your proxy card, voting instruction form, or notice.

3.	By mail, you can vote by mail by signing and dating your proxy card if you requested printed materials, or your voting instruction form, and returning it in the postage-paid envelope provided with this proxy statement.

4.	By mobile device, by scanning the QR code on your proxy card, notice of internet availability of proxy materials, or voting instruction form.

5.	By attending and voting electronically during the virtual Annual Meeting at www.virtualshareholdermeeting.com/KR2026.

How can I participate and ask questions at the Annual Meeting?

We are committed to ensuring that our shareholders have substantially the same opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. In order to submit a question at the Annual Meeting, you will need your 16-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 15 minutes before the start of the Annual Meeting and submit questions online. You will be able to submit questions during the Annual Meeting as well. We encourage you to submit any question that is relevant to the business of the meeting. Questions asked during the Annual Meeting will be read and addressed during the meeting. Shareholders are encouraged to log into the webcast at least 15 minutes prior to the start of the meeting to test their internet connectivity. You may also submit questions in advance of the meeting via the internet at www.proxyvote.com when you vote your shares.

What documentation must I provide to be admitted to the virtual Annual Meeting and how do I attend?

If your shares are registered in your name, you will need to provide your sixteen-digit control number included on your Notice or your proxy card (if you receive a printed copy of the proxy materials) in order to be able to participate in the meeting. If your shares are not registered in your name (if, for instance, your shares are held in “street name” for you by your broker, bank or other institution), you must follow the instructions printed on your Voting Instruction Form. In order to participate in the Annual Meeting, please log on to www.virtualshareholdermeeting.com/KR2026 at least 15 minutes prior to the start of the Annual Meeting to provide time to register and download the required software, if needed. The webcast replay will be available at www.virtualshareholdermeeting.com/KR2026 until the 2027 Annual Meeting. If you access the meeting but do not enter your control number, you will be able to listen to the proceedings, but you will not be able to vote or otherwise participate.

What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?

We have provided a toll-free technical support “help line” that can be accessed by any shareholder who is having challenges logging into or participating in the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support line number that will be posted on the virtual Annual Meeting login page.

What documentation must I provide to vote online at the Annual Meeting?

If you are a shareholder of record and provide your sixteen-digit control number when you access the meeting, you may vote all shares registered in your name during the Annual Meeting webcast. If you are not a shareholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions printed on your Voting Instruction Form.

How do I submit a question at the Annual Meeting?

If you would like to submit a question during the Annual Meeting, once you have logged into the webcast at www.virtualshareholdermeeting.com/KR2026, simply type your question in the “ask a question” box and click “submit”. You may also submit questions in advance of the meeting via the internet at www.proxyvote.com when you vote your shares.

When should I submit my question at the Annual Meeting?

Each year at the Annual Meeting, we hold a question-and-answer session following the formal business portion of the meeting during which shareholders may submit questions to us. We anticipate having such a question-and- answer session at this Annual Meeting. You can submit a question up to 15 minutes prior to the start of the Annual Meeting and up until the time we indicate that the question-and-answer session is concluded. However, we encourage you to submit your questions before or during the formal business portion of the meeting and our prepared statements, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner. You may also submit questions in advance of the meeting via the internet at www.proxyvote.com when you vote your shares.

Can I change or revoke my proxy?

The common shares represented by each proxy will be voted in the manner you specified unless your proxy is revoked before it is exercised. You may change or revoke your proxy by providing written notice to Kroger’s Secretary at 1014 Vine Street, Cincinnati, Ohio 45202, by executing and sending us a subsequent proxy, or by voting your shares while logged in and participating in the 2026 Annual Meeting of Shareholders.

How many shares are outstanding?

As of the close of business on April 28, 2026, the record date, our outstanding voting securities consisted of 616,560,677 common shares.

How many votes per share?

Each common share outstanding on the record date will be entitled to one vote on each of the 10 director nominees and one vote on each other proposal. Shareholders may not cumulate votes in the election of directors.

What voting instructions can I provide?

You may instruct the proxies to vote “For” or “Against” each proposal, or you may instruct the proxies to “Abstain” from voting.

What happens if proxy cards or voting instruction forms are returned without instructions?

If you are a registered shareholder and you return your proxy card without instructions, the Proxy Committee will vote in accordance with the recommendations of the Board.

If you hold shares in street name and do not provide your broker with specific voting instructions on proposals 1, 2, and 4, 5, which are considered non-routine matters, your broker does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3, ratification of auditors, is usually considered a routine matter and, therefore, your broker may vote your shares according to your broker’s discretion.

The vote required, including the effect of broker non-votes and abstentions for each of the matters presented for shareholder vote, is set forth below.

What are the voting requirements and voting recommendation for each of the proposals?

Proposals	Board Recommendation	Voting Approval Standard[3]	Effect of Abstention	Effect of broker non-vote
No. 1 Election of Directors	FOR Each Director Nominee recommended by your Board	More votes “FOR” than “AGAINST” since it is an uncontested election	No Effect	No Effect
No. 2 Approval, on an Advisory Basis of Named Executive Officer Compensation	FOR	Affirmative vote of the majority of shares participating in the voting[1]	No Effect	No Effect
No. 3 Ratification of Independent Auditors	FOR	Affirmative vote of the majority of shares participating in the voting[1]	No Effect	No Effect
No. 4 Approval of The Kroger Co. 2019 Second Amended and Restated Long-Term Incentive Plan	FOR	Affirmative vote of the majority of shares participating in the voting	No Effect	No Effect
No. 5 Shareholder Proposal	AGAINST	Affirmative vote of the majority of shares participating in the voting	No Effect	No Effect

1Although this is an advisory vote, the Board will take into consideration the outcome of the vote based on this standard.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of the proxy materials unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our proxy materials or if you hold in more than one account, and in either case you wish to receive only a single copy for your household or if you prefer to receive separate copies of our documents in the future, please contact your bank or broker, or contact Kroger’s Secretary at 1014 Vine Street, Cincinnati, Ohio 45202 or via telephone at 513-762-4000.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

The management knows of no other matters that are to be presented at the meeting, but, if any should be presented, the Proxy Committee expects to vote thereon according to its best judgment.

Available Information

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC on March 31, 2026 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any shareholder to our Secretary at 1014 Vine Street, Cincinnati, Ohio 45202 or via telephone at 513-762-4000. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

By order of the Board of Directors,

George H. Vincent, Secretary

APPENDIX A

THE KROGER CO.

2019 SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

1. Purpose.

The purpose of The Kroger Co. 2019 Second Amended and Restated Long-Term Incentive Plan is to further align the interests of eligible participants with those of the Company’s shareholders by providing incentive compensation opportunities, including those tied to the performance of the Company and/or its Common Shares. The Plan is intended to advance the interests of the Company and increase shareholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with another Person.

“Award” means an award of a Stock Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit (including Performance Units), Cash Incentive Award or Share Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 16.2 hereof.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based on or conditioned upon the attainment of business and/or individual performance goals over a specified performance period.

“Cause” has the meaning set forth in the KEPP, unless otherwise defined in an Award Agreement.

“Change in Control” has the meaning set forth in Section 12.4 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Compensation and Talent Development Committee of the Board, (ii) such other Committee of the Board appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.

“Common Shares” means the Company’s common shares, par value $1.00 per share.

“Company” means The Kroger Co., or any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee (or its applicable delegate) may specify to be the effective date of an Award.

“Disability” has the meaning set forth under the Company’s long-term disability plan, unless otherwise defined in an Award Agreement. Notwithstanding the foregoing, in any case in which a benefit that constitutes or includes “nonqualified deferred compensation” subject to Section 409A would be payable by reason of Disability, the term “Disability” will mean a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A).

“Effective Date” has the meaning set forth in Section 17.1 hereof.

“Eligible Person” means any person who is an officer, employee, Non-Employee Director, or any natural person who is a consultant or advisor of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means, as applied to a specific date, the price of a Common Share that is based on the opening, closing, actual, high, low or average selling prices of a Common Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Common Share on the most recent date on which Common Shares were publicly traded. Notwithstanding the foregoing, if the Common Shares are not traded on any established stock exchange or national market system, Fair Market Value means the price of a Common Share as established by the Committee acting in good faith based on a valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

“Good Reason” has the meaning set forth in the KEPP, as amended from time to time, unless otherwise defined in an Award Agreement.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“KEPP” means The Kroger Co. Employee Protection Plan, as amended from time to time.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Unit” means a Restricted Share Unit that is subject to vesting based on the achievement, or the level of achievement, during a specified performance period of one or more performance goals established by the Committee.

“Person” has the meaning set forth in Section 12.5 hereof.

“Plan” means The Kroger Co. 2019 Long-Term Incentive Plan, as may be amended or amended and restated from time to time. This Plan was last amended and restated as of the Effective Date.

“Restricted Share Award” means a grant of Common Shares to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Share Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a Common Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Share Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a Common Share over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Share Awards” means a grant of Common Shares to an Eligible Person under Section 11 hereof.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase Common Shares at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Shares are then listed and (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may exercise all powers of the Committee hereunder and may directly administer the Plan. Neither the Company nor any member of the Board or Committee shall be liable for any action or determination made in good faith by the Board or Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise, and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Delegation of Authority. Subject to applicable law, the Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to such limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.4 hereof, the total number of Common Shares that are available for Awards under the Plan as of and after the Effective Date (the “Share Reserve”) will not exceed in the aggregate (i) 102,222,931 Common Shares (consisting of (a) 13,683,931 Common Shares remaining available as of April 1, 2022 for awards, plus (b) 46,239,000 Common Shares that were approved by the Company’s shareholders in 2022, plus (c) 42,300,000 Common Shares approved by the Company’s shareholders in 2026), plus (ii) the Common Shares that are subject to Awards granted under the Plan that are added (or added back, as applicable) to the Share Reserve pursuant to the share counting rules of the Plan. Within the Share Reserve, the total number of Common Shares available for issuance as Incentive Stock Options shall equal 52,300,000. Each Common Share subject to an Award shall reduce the Share Reserve by the applicable number of shares set forth in Section 4.3; provided, however, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any Common Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer Common Shares than the number underlying the Award, as applicable, or otherwise terminated without delivery of the Common Shares or payment of consideration (other than cash) to the Participant under the Plan, the Common Shares retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, as applicable, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve (as described in Section 4.1) by the applicable number of shares set forth in Section 4.3 for each share that is retained by or returned to the Company. Notwithstanding the foregoing, Common Shares that are (a) withheld from an Award (or otherwise used) in payment of the exercise, base or purchase price or taxes relating to such an Award or (b) not issued or delivered as a result of the net settlement of an outstanding Stock Option, Share Appreciation Right or other Award under the Plan, as applicable, will be deemed to have been delivered under the Plan and will not be available for future Awards under the Plan.

4.3 Fungible Share Pool. Subject to adjustment under Section 4.4, any Award that is not a Full-Value Award (as defined below) shall be counted against the Share Reserve as one share for each Common Share subject to such Award and any Award that is a Full-Value Award shall be counted against the Share Reserve as 2.83 shares for each Common Share subject to such Full-Value Award. “Full-Value Award” means any Restricted Share Award, Award of Restricted Share Units (including Performance Units) or Share Award. To the extent a Common Share that was subject to an Award that counted as one share is returned to the Share Reserve, the Share Reserve will be credited with one share. To the extent that a Common Share that was subject to an Award that counts as 2.83 shares is returned to the Share Reserve, the Share Reserve will be credited with 2.83 shares.

4.4 Adjustments. If there shall occur any change with respect to the outstanding Common Shares by reason of any recapitalization, reclassification, share dividend, extraordinary dividend, share split, reverse share split or other distribution with respect to the Common Shares or any merger, reorganization, consolidation, combination, spin-off or other corporate event or transaction or any other change affecting the Common Shares (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of Common Shares provided in Section 4.1 hereof, (ii) the number and kind of Common Shares, units or other securities or rights subject to then outstanding Awards, (iii) the exercise, base or purchase price for each share or unit or other security or right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and/or (v) any other terms of an Award or the Plan that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of Common Shares or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of the Award, as determined by the Committee, will be set forth in the applicable Award Agreement as described in Section 16.2 hereof.

5.4 Minimum Vesting Period. Notwithstanding anything in the Plan or any Award Agreement to the contrary, no equity-based Award may vest in less than one (1) year from its Date of Grant, and no equity-based Award that vests upon the attainment of performance goals shall have a performance period that is less than twelve (12) months, in each case, except for (i) Awards in respect of up to 5% of the maximum Share Reserve, and (ii) Awards that vest upon the death or Disability of the Participant, or in connection with a Change in Control.

5.5   Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any Non-Employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured as of the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $1,000,000.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant (subject to Section 16.10). The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a Common Share on the Date of Grant.

6.3 Vesting of Stock Options. Subject to Section 5.4, the Committee shall, in its discretion, prescribe in an award agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised.

6.5 Stock Option Exercise; Tax Withholding. Stock Options may be granted on a basis that allows for the exercise of the right by the Participant, or that requires the Stock Options to be exercised or surrendered for payment of the right upon a specified date or event. Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements), a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (a) in Common Shares valued at the fair market value of such shares on the date of exercise, (b) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (c) by reducing the number of Common Shares otherwise deliverable upon the exercise of the Stock Option by the number of Common Shares having a fair market value on the date of exercise equal to the exercise price, (d) by a combination of the methods described above or € by such other method as may be approved by the Committee. In accordance with

Section 16.11 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 16.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), in each case as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 16.3 hereof.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Stock Options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other Stock Option plans of the Company, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Common Share on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If Common Shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one Common Share in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Shares are then listed.

6.9 Dividend Equivalent Rights. Dividends and dividend equivalent rights shall not be paid or granted with respect to Stock Options.

6.10 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares underlying a Stock Option until such time as Common Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

7. Share Appreciation Rights.

7.1 Grant of Share Appreciation Rights. Share Appreciation Rights may be granted to any Eligible Person selected by the Committee. Share Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Share Appreciation Rights shall be non-transferable, except as provided in Section 16.3 hereof. All Share Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.

7.2 Terms of Share Appreciation Rights. Subject to Section 5.4, the Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Share Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Share Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Share Appreciation Right are not satisfied, the Award shall be forfeited. A Share Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Share Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Share Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Share Appreciation Right shall be determined by the Committee in its discretion; provided, however, that the base price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant (subject to Section 16.10).

7.3 Payment of Share Appreciation Rights. A Share Appreciation Right will entitle the holder, upon exercise or other payment of the Share Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Common Share on the date of exercise or payment of the Share Appreciation Right over the base price of such Share Appreciation Right, by (ii) the number of shares as to which such Share Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in Common Shares valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of Common Shares and cash, subject to applicable tax withholding requirements.

7.4 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.4 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cancel a Share Appreciation Right when the base price per share exceeds the Fair Market Value of one Common Share in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Share Appreciation Right that would have the effect of reducing the base price of such a Share Appreciation Right previously granted under the Plan or otherwise approve any modification to such Share Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Shares are then listed.

7.5 Dividend Equivalent Rights. Dividends and dividend equivalent rights shall not be paid or provided with respect to Share Appreciation Rights.

8. Restricted Share Awards.

8.1 Grant of Restricted Share Awards. A Restricted Share Award may be granted to any Eligible Person selected by the Committee.

8.2 Vesting Requirements. Subject to Section 5.4, the restrictions imposed on shares granted under a Restricted Share Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Share Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Share Award are not satisfied, the Award shall be forfeited and the Common Shares subject to the Award shall be returned to the Company.

8.3 Transfer Restrictions. Shares granted under any Restricted Share Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 16.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Share Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Share Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Share Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Share Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Share Award is granted.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Share Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Share Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Restricted Share Units (including Performance Units).

9.1 Grant of Restricted Share Units and Performance Units. A Restricted Share Unit or Performance Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Share Unit or Performance Unit is equal to the Fair Market Value of a Common Share on the applicable date or time period of determination, as specified by the Committee. Restricted Share Units and Performance Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Share Units and Performance Units shall be non-transferable, except as provided in Section 16.3 hereof.

9.2 Vesting. Subject to Section 5.4, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Share Units and Performance Units, which shall be set forth in the Award Agreement. If the vesting requirements of a Restricted Share Unit Award or Performance Unit Award are not satisfied, the Award shall be forfeited.

(i) Restricted Share Units. The requirements for vesting of a Restricted Share Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Committee in its discretion.

(ii) Performance Units. The requirements for vesting of a Performance Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion.

9.3 Payment of Restricted Share Units and Performance Units. Restricted Share Units and Performance Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Share Unit or Performance Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in Common Shares or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Share Unit or Performance Unit shall be made based upon the Fair Market Value of a Common Share, determined on such date or over such time period as determined by the Committee.

9.4 Dividend Equivalent Rights. Restricted Share Units and Performance Units may be granted together with a dividend equivalent right with respect to the Common Shares subject to the Award, which may be accumulated and may be satisfied in additional Restricted Share Units and Performance Units that are subject to the same terms and conditions of the applicable Restricted Share Units and Performance Units or may be accumulated in cash, as determined by the Committee in its discretion. Any dividend equivalent rights accumulated with respect to a Restricted Share Unit or Performance Unit shall not be paid until, and only to the extent that, the Award vests, unless otherwise provided in the Award Agreement. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Share Units and Performance Units.

9.5 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Share Unit or Performance Unit until such time as Common Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

10. Cash Incentive Awards.

10.1 Grant of Cash Incentive Awards. A Cash Incentive Award may be granted to any Eligible Person selected by the Committee. A Cash Incentive Award may be evidenced by an Award Agreement specifying the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. Cash Incentive Awards shall be non-transferable, except as provided in Section 16.3 hereof.

10.2 Payment. Payment amounts may be based on the attainment of specified levels of performance goals, including, if applicable, specified threshold, target and maximum performance levels, and performance falling between such levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee. The Committee shall determine the attainment of the performance goals, the level of vesting or amount of payment to the Participant pursuant to Cash Incentive Awards, if any. Cash Incentive Awards may be paid, at the discretion of the Committee, in any combination of cash or Common Shares, based upon the Fair Market Value of such shares at the time of payment.

11. Share Awards.

11.1 Grant of Share Awards. A Share Award may be granted to any Eligible Person selected by the Committee. A Share Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and, subject to Section 5.4, such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Share Award, require the payment of a specified purchase price.

11.2 Rights as Shareholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of Common Shares under a Share Award the Participant shall have all rights of a shareholder with respect to the Common Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12. Change in Control.

12.1 Effect on Awards. Upon the occurrence of a Change in Control, all outstanding Awards shall either (i) be continued or assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent (with such continuation or assumption including conversion into the right to receive securities, cash or a combination of both), or (ii) substituted by the surviving company or corporation or its parent of awards (with such substitution including conversion into the right to receive securities, cash or a combination of both), with substantially similar terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards or other relevant factors, and with any applicable performance conditions adjusted pursuant to Section 13 or deemed achieved at the greater of the target level or actual performance, as determined by the Committee (with the Award remaining subject only to time vesting), unless otherwise provided in an Award Agreement).

12.2 Certain Adjustments. To the extent that outstanding Awards are not continued, assumed or substituted pursuant to Section 12.1 upon or following a Change in Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):

(i) acceleration of exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon or following such event;

(ii) upon written notice, providing that any outstanding Stock Options and Share Appreciation Rights are exercisable during a period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Share Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

(iii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Share Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change in Control transaction to holders of Common Shares (or, if no such consideration is paid, Fair Market Value of the Common Shares) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if there is no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earn-outs, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Common Shares in connection with the Change in Control.

12.3 Certain Terminations of Service. Notwithstanding the provisions of Section 12.1 and Section 12.2, if a Participant’s Service with the Company and its Subsidiaries is terminated upon or within twenty four (24) months following a Change in Control by the Company without Cause or by the Participant for Good Reason, the unvested portion (if any) of all outstanding Awards held by the Participant shall immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any applicable performance conditions deemed achieved at the greater of the target level or actual performance, as determined by the Committee, unless otherwise provided in an Award Agreement.

12.4 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” means, and shall be deemed to have occurred, if:

(i) any Person, excluding the Company, any of its Affiliates and any employee benefit plan of the Company or any of its Affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

(ii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, individuals and entities that were the beneficial owners of outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, at least 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or its assets either directly or through one or more Subsidiaries or Affiliates) in substantially the same proportions as their ownership of such securities immediately prior to such Business Combination;

(iii) during any period of twenty-four (24) consecutive months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof; provided that, any individual becoming a director of the Company whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the Incumbent Directors shall also be considered an Incumbent Director; or

(iv) the consummation of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

12.5 Definition of Person. ”Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.

13. Adjustment of Performance Goals. The Committee may provide for the performance goals to which an Award is subject, or the manner in which performance will be measured against such performance goals, to be adjusted in such manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the performance goals in respect of such Participant’s Awards for the partial performance period.

14. Forfeiture Events.

14.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

14.2 Termination for Cause; Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (a) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of Service for Cause or (b) after termination, the Participant engages in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 14.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act or omission which would have warranted termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Share Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 14.2.

14.3 Right of Recapture.

(i) General. If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Share Appreciation Right or on which a Share Award, Restricted Share Award, or Restricted Share Unit (including Performance Units) vests, is settled in shares or otherwise becomes payable or on which a Cash Incentive Award is paid to a Participant, or on which income otherwise is realized or property is received by a Participant in connection with an Award, (a) a Participant’s Service is terminated for Cause, (b) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (c) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then, at the sole discretion of the Committee, any gain realized by the Participant from the exercise, vesting, payment, settlement or other realization of income or receipt of property by the Participant in connection with an Award, shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a Common Share. To the extent not otherwise prohibited by law, the Company shall have the right to offset the amount of such repayment obligation against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(ii) Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (a) any compensation recovery, “clawback” or similar policy, as may be in effect from time to time to which such Participant is subject and (b) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

15. Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (ii) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.

16. General Provisions.

16.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Common Shares or make payments with respect to Awards.

16.2 Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of Common Shares, units, or other amounts or securities subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award, as applicable. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

16.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

16.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of Common Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Share Appreciation Right that is intended to satisfy the requirements of Treasury Regulations Section 1.409A-1(b)(5)(i)(A) or (B). If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

16.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.

16.6 Rights as Shareholder. A Participant shall have no rights as a holder of Common Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Shares to be issued under the Plan, which may be by delivery of share certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the share certificates (if any) be held in escrow by the Company for any Common Shares or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions. Should the Common Shares be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the Common Shares as the Committee considers necessary or advisable.

16.7 Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to the Company’s insider trading and Regulation FD policy and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time.

16.8 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, however, that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of Common Shares subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16.9 Securities Law Compliance. No Common Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Shares may be listed, have been fully met. As a condition precedent to the issuance of Common Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any Common Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Common Shares are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

16.10 Substitution or Assumption of Awards in Corporate Transactions. The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of an employee, director, consultant or other service provider of another corporation or entity that becomes an Eligible Person by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the New York Stock Exchange or other exchange or securities market on which the Common Shares are listed, any such substituted or assumed awards shall not reduce the Share Reserve.

16.11 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering Common Shares to the Company or having the Company withhold a number of Common Shares having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any Common Shares deliverable under an Award to satisfy such withholding obligation.

16.12 Unfunded Plan. The adoption of the Plan and any reservation of Common Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

16.13 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

16.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

16.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.16 Governing Law; Jurisdiction. The Plan and all rights hereunder shall be governed by and interpreted in accordance with the laws of the State of Ohio, without reference to the principles of conflicts of laws, and to applicable federal laws.

16.17 No Fractional Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

16.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

16.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

16.20 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

17. Term; Amendment and Termination; Shareholder Approval.

17.1 Term. The Kroger Co. 2019 Long-Term Incentive Plan was effective as of June 27, 2019 (the “2019 Plan”). The 2022 amendment and restatement of the 2019 Plan, in the form of The Kroger Co. 2019 Amended and Restated Long-Term Incentive Plan (the “2022 Version”), was effective as of June 23, 2022. This 2026 amendment and restatement of the

2022 Version (otherwise referred to as The Kroger Co. 2019 Second Amended and Restated Long-Term Incentive Plan) will be effective as of the date of its approval by the shareholders of the Company (the “Effective Date”). Subject to Section 17.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

17.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s shareholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of the New York Stock Exchange or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V93854-P49310 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! THE KROGER CO. 1014 VINE STREET CINCINNATI, OH 45202 THE KROGER CO. 1. Election of Directors. Nominees: The Board of Directors recommends that you vote FOR the following: NOTE: Holders of common shares of record at the close of business on April 28, 2026 will be entitled to vote at the meeting. 3. Ratification of PricewaterhouseCoopers LLP, as auditors. 4. Approval of the 2019 Second Amended and Restated Long-Term Incentive Plan. 5. Report on GHG emissions reductions. 2. Approval, on an advisory basis, of Kroger's executive compensation. The Board of Directors recommends that you vote FOR proposals 2, 3, and 4. The Board of Directors recommends that you vote AGAINST proposal 5. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Nora A. Aufreiter 1b. Kevin M. Brown 1c. Mitchell R. Butier 1d. Gregory S. Foran 1e. Anne Gates 1f. Karen M. Hoguet 1g. Ronald L. Sargent 1h. J. Amanda Sourry Knox 1i. Mark S. Sutton 1j. Ashok Vemuri For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 24, 2026 for shares held directly and by 11:59 P.M. Eastern Time on June 22, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 24, 2026 for shares held directly and by 11:59 P.M. Eastern Time on June 22, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ! ! ! SCAN TO VIEW MATERIALS & VOTEw

V93855-P49310 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com. THE KROGER CO. 2026 Annual Meeting of Shareholders June 25, 2026 11:00 AM, Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints each of ANNE GATES, RONALD L. SARGENT and MARK S. SUTTON, or if more than one is present and acting then a majority thereof, proxies, with full power of substitution and revocation, to vote the common shares of The Kroger Co. that the undersigned is entitled to vote at the Annual Meeting of Shareholders, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown on the reverse in the manner directed, and upon any other matter that properly may come before the meeting. The undersigned hereby revokes any proxy previously given to vote those shares at the meeting or at any adjournment. The proxies are directed to vote as specified on the reverse hereof and in their discretion on all other matters coming before the meeting. Except as specified to the contrary on the reverse, the shares represented by this proxy will be voted FOR each nominee listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and AGAINST Proposal 5. If you wish to vote in accordance with the recommendations of the Board of Directors, all you need to do is sign and return this card. The above named proxies cannot vote the shares unless you vote your proxy by Internet or telephone, or sign and return this card. YOUR MANAGEMENT DESIRES TO HAVE A LARGE NUMBER OF SHAREHOLDERS REPRESENTED AT THE VIRTUAL MEETING, IN PERSON OR BY PROXY. PLEASE VOTE YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE, OR SIGN AND RETURN THIS CARD. IF YOU HAVE ELECTED TO RECEIVE PRINTED MATERIALS, YOU MAY SIGN AND DATE THIS PROXY CARD AND MAIL IT IN THE SELF-ADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. The Annual Meeting is being held on a virtual - only basis and can be accessed online at www.virtualshareholdermeeting.com/KR2026. Continued and to be signed on reverse side